Exhibit 10.1

                       CONTRIBUTION AND EXCHANGE AGREEMENT


                                 BY AND BETWEEN:


           RECKSON MORRIS INDUSTRIAL TRUST, RECKSON MORRIS INDUSTRIAL INTERIM GP, LLC, RECKSON OPERATING PARTNERSHIP, L.P., ROBERT MORRIS,
     JOSEPH D. MORRIS, RONALD SCHRAM, MARK M. BAVA, THE DREW MORRIS TRUST,
           THE JUSTIN MORRIS TRUST, THE KEITH MORRIS TRUST, JOSEPH D.
                     MORRIS FAMILY LIMITED PARTNERSHIP AND
                    ROBERT MORRIS FAMILY LIMITED PARTNERSHIP

                                       AND


                    AMERICAN REAL ESTATE INVESTMENT, L.P. AND
                   AMERICAN REAL ESTATE INVESTMENT CORPORATION

                         Dated: As of August ____, 1999



         THE PARTIES TO THIS AGREEMENT (OTHER THAN AMERICAN REAL ESTATE INVESTMENT, L.P. AND AMERICAN REAL ESTATE INVESTMENT CORPORATION) WILL BE DEEMED TO BE MAKING A DECISION TO INVEST IN THE SECURITIES OF AMERICAN REAL ESTATE INVESTMENT, L.P. AND AMERICAN REAL ESTATE INVESTMENT CORPORATION. IN MAKING THAT INVESTMENT DECISION, THOSE PERSONS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUERS OF THOSE SECURITIES AND THE TERMS OF THE INVESTMENT, INCLUDING THE MERITS OF THE INVESTMENT AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         NO OFFER OR SALE OF SECURITIES IS MADE IN ANY JURISDICTION WHERE THE OFFER OR SALE WOULD BE UNLAWFUL.

                                TABLE OF CONTENTS


                                                                        Page
SECTIONS


SECTION 1:SUBJECT OF CONTRIBUTION..........................................2

SECTION 2:DEFINITIONS......................................................4

SECTION 3:TRANSFER OF  PROPERTY; CONSIDERATION............................16

SECTION 4:"AS IS"SALE.....................................................20

SECTION 5:MATTERS TO WHICH THE SALE IS SUBJECT............................21

SECTION 6:OUTSTANDING INTEREST OR UNMARKETABLE TITLE......................21

SECTION 7:ADJUSTMENTS.....................................................22

SECTION 8:CASUALTY........................................................27

SECTION 9:CONDEMNATION PENDING CLOSING....................................28

SECTION 10:THE CONTRIBUTORS'REPRESENTATIONS AND WARRANTIES................29

SECTION 11:THE CONTRIBUTORS'INSTRUMENTS AT CLOSING........................42

SECTION 12:PARTNERSHIP AND REIT'S REPRESENTATIONS AND WARRANTIES..........46

SECTION 13:PARTNERSHIP'S AND REIT'S INSTRUMENTS AT CLOSING................52

SECTION 14:CONTRACT PERIOD................................................54

SECTION 15:BROKERAGE......................................................56

SECTION 16:CONDITIONS PRECEDENT TO CLOSING................................56

SECTION 17:CLOSING........................................................58

SECTION 18:GIVAUDAN.......................................................58

SECTION 19:NOTICES........................................................60

SECTION 20:DEFAULT........................................................61

SECTION 21:ASSIGNMENT.....................................................63

SECTION 22:309 AND 409 KENNEDY DRIVE......................................63

SECTION 23:NON-BASKET REPRESENTATIONS.....................................64

SECTION 24:FURTHER ASSURANCES.............................................69

SECTION 25:MISCELLANEOUS..................................................69

SECTION 26:ESCROW AGENT...................................................70

SECTION 27:ACCOUNTANTS....................................................72

SECTION 28:CONFIDENTIALITY/PUBLICATION....................................72

SECTION 29:ISRA...........................................................73

SECTION 30:SALE OF PROPERTY...............................................75

SECTION 31:BOARD REPRESENTATION...........................................79

SECTION 32:ESTOPPELS......................................................79

SECTION 33:RIGHT TO RECEIVE CASH IN ABSENCE OF SHAREHOLDER APPROVAL.......80

SECTION 34:KRAFT..........................................................82

SECTION 35:INDEMNIFICATION................................................83

SECTION 36:COVENANTS......................................................85



SCHEDULES
---------

Schedule 1.1:         Stage I Properties

Schedule 1.2(a):      Nixon Park Properties

Schedule 1.2(b):      6 Joanna Property

Schedule 1.2(c):      Stults Property

Schedule 1.3:         Stage III Properties

Schedule 2:           List of Personal Property

Schedule 3:           Existing Mortgages

Schedule 4.1: Matters Subject to REIT and Partnership Due Execution Opinion Letters

Schedule 4.2:         Matters Subject to Contributor and Existing Owner
                      Opinion Letter

Schedule 5:           List of Purchase Options and Contract Properties

Schedule 6:           Violations of Law

Schedule 7:           Litigation or other Proceedings

Schedule 8:           Percentage Interests

Schedule 9:           Allocated Values

Schedule 10:          Security Deposits

Schedule 11:          Tenants Who Will Be Asked to Enter Into Non-Disturbance
                      Agreements

Schedule 12.1: Description of Teterboro Property, Cranbury Property and Nixon Park

Schedule 12.2:        Description of 5 Henderson Drive and 4 Applegate Drive

Schedule 13:          Properties Locked-Up for 8 Years

Schedule 14: Tenants for which Joseph Morris and Robert Morris Shall Provide An Indemnity for Security Deposits

Schedule 15:          Major Tenants

Schedule 16:          Service Contracts

Schedule 17.1:        Stage I Consideration Schedule

Schedule 17.2:        Stage II Consideration Schedule

Schedule 17.3:        Stage III Consideration Schedule

Schedule 18:          Leasing Guidelines

Schedule 19:          Outstanding Securities Convertible into REIT Common Stock

Schedule 20:          Term Sheet re: $40 Million Equity Investment in the REIT

Schedule 21:          Tenant Defaults

Schedule 22:          Insurance Policies

Schedule 23: Service Contracts with Affiliates or not Cancellable within 30 days

Schedule 24:          List of Brokerage Agreements

Schedule 25:          REIT Resolutions

Schedule 26:          List of Environmental Suits

Schedule 27:          List of Environmental Issues

Schedule 28:          Schedule of Costs with Respect to the Option and
                      Contract Properties

Schedule 29:          List of Tenants with Purchase Options or Rights of
                      First Refusal

Schedule 30: Amount of Tenant Improvement/Leasing Commission Credit for the Stage II Properties

Schedule 31:          List of Company Plans

Schedule 32.1:        List of RMOP's Employment Contracts

Schedule 32.2:        List of the RMOP Subs' Employment Contracts

Schedule 32.3:        List of the ROP Subs' Employment Contracts

Schedule 33:          Brokerage Commissions Payable under Leases

Schedule 34:          Form of Private Placement Opinion



EXHIBITS
--------

Exhibit A:        Contributors and Percentage Interest owned by the Contributors

Exhibit B:        Description of the Leases

Exhibit C:        Morris Lease

Exhibit D:        List of Existing Title Policies and List of Permitted Title
                  Exceptions

Exhibit E:        Form of Registration Rights Agreement

Exhibit F:        Form of Industrial Property Investment and Exclusivity
                  Agreement

Exhibit G:        Form of Property Management Agreement and Leasing
                  Commission Agreement (2 documents)

Exhibit H:        Form of Investor Questionnaire

Exhibit I:        Form of Stockholder Voting Agreement

Exhibit J:        Form of Assignment and Assumption Agreement

Exhibit K:        Form of Representation Letter from ROP and RMIT

Exhibit L:        Form of Waiver of Ownership Limits Letter

Exhibit M:        Form of Tenant Estoppel

Exhibit N:        Form of Indemnity Agreement re: Moonachie Brokerage Claims

Exhibit O:        Permitted Transactions

Exhibit P:        Form of Amended and Restated Purchase Option Agreements

Exhibit Q:        Form of Assignment, Assumption and Indemnity Agreement

Exhibit R:        Form of Articles Supplementary for the Preferred Stock to
                  the REIT's Articles of Incorporation

Exhibit S:        Form of Amendment to the Partnership Agreement Creating the
                  Units (including units relating to Preferred Stock)

Exhibit T:        Form of Security Deposits Indemnity Agreement

Exhibit U:        Form of Mechanics Lien and Environmental Indemnity Agreement
                  (consists of 2 documents)

Exhibit V:        Form of Title Affidavit

Exhibit W:        Preferred Unit Recipient Agreement

Exhibit X:        Givaudan Contract of Sale

Exhibit Y:        Morris Representation Letter

Exhibit Z:        Morris Waiver of Ownership Limits Letter

Exhibit AA:       Partnership Unit Designation of Series C Convertible
                  Preferred Units

                       CONTRIBUTION AND EXCHANGE AGREEMENT


         THIS CONTRIBUTION AND EXCHANGE AGREEMENT (the "AGREEMENT") is made as of this ____day of August, 1999 by and among each of the Persons set forth in EXHIBIT A annexed hereto, each having the respective address set forth opposite such Person's name in EXHIBIT A attached hereto (collectively, the "CONTRIBUTORS"), AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership ("PARTNERSHIP"), having an address at 620 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19462, Attention: President and AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the "REIT"), having an address at 620 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19462, Attention: President.

                                    RECITALS

         A. Reckson Morris Operating Partnership, L.P. ("RMOP" or the "COMPANY"), a Delaware limited partnership, owns, develops and manages those certain parcels of real property described on SCHEDULE 1.1 attached hereto, together with all of the items of personal property described in Section 1 hereof which are located thereon or related thereto (collectively, the "STAGE I PROPERTIES").

         B. On or prior to the Stage I Closing Date, Nixon Park, LLC, a Delaware limited liability company ("NIXON"), will own, develop and manage the parcel of real property described on SCHEDULE 1.2(A) attached hereto, together with all of the items of personal property described in Section 1 hereof which are located thereon or related thereto (the "NIXON PARK PROPERTY").

         C. On or prior to the Stage I Closing Date, Joanna, LLC, a Delaware limited liability company ("JOANNA"), will own, develop and manage the parcel of real property described on SCHEDULE 1.2(B) attached hereto, together with all of the items of personal property described in Section 1 hereof which are located thereon or related thereto (the "6 JOANNA PROPERTY").

         D. On or prior to the Stage I Closing Date, Stults, LLC, a Delaware limited liability company ("STULTS" and together with Nixon and Joanna, the "RMOP SUBS"), will own, develop and manage the parcel of real property described on SCHEDULE 1.2(C) attached hereto, together with all of the items of personal property described in Section 1 hereof which are located thereon or related thereto (the "STULTS PROPERTY" and together with the Nixon Property and the Joanna Property, the "STAGE II PROPERTIES").

         E. One or more Subsidiaries (such Subsidiaries, the "ROP SUBS") of Reckson Operating Partnership, L.P., a Delaware limited partnership ("ROP"), own those certain parcels of real property described on SCHEDULE 1.3 attached hereto together with all of the items of personal property described in Section 1 hereof which are located thereon or related thereto (the "STAGE III PROPERTIES").

         F. Reckson Morris Industrial Interim GP, LLC, a Delaware limited liability company ("RMIIGP"), is currently the managing general partner of the Company.

         G. Reckson Morris Industrial Trust, a Maryland real estate investment trust ("RMIT" OR THE "GP"), is a general partner of the Company.

         H. Robert Morris, Joseph D. Morris, Ronald Schram, Mark M. Bava, The Drew Morris Trust, The Justin Morris Trust, The Keith Morris Trust, Joseph D. Morris Family Limited Partnership, and Robert Morris Family Limited Partnership (each, a "MORRIS CONTRIBUTOR" and collectively, the "MORRIS CONTRIBUTORS") are limited partners in the Company.

         I. RMIIGP, RMIT and the Morris Contributors shall hereinafter be collectively referred to as the "RMOP CONTRIBUTORS."

         J. The RMOP Contributors collectively own all of the partnership interests in and to RMOP. Each RMOP Contributor owns the respective percentage ownership interest in RMOP set forth on EXHIBIT A.

         K. RMIT and the Morris Contributors collectively own all of the membership interests in the RMOP Subs. Each of RMIT and each Morris Contributor owns the respective percentage ownership interest in each of the RMOP Subs set forth on EXHIBIT A.

         L. ROP owns or will own, as of the Stage III Closing Date (as hereinafter defined), all of the membership interests in each of the ROP Subs.

         M. RMOP, the RMOP Subs and the ROP Subs shall hereinafter be collectively referred to as the "EXISTING OWNERS".

         N. In order to effectuate the contribution and exchange of assets as herein provided, the Contributors have agreed to contribute all of the outstanding partnership, membership and/or other ownership interests in and to the Existing Owners (collectively, the "CONTRIBUTED INTERESTS") to the Partnership in exchange for a combination of cash, Units, REIT Common Stock and Preferred Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                       SECTION 1: SUBJECT OF CONTRIBUTION

         Section 1.01. Subject to and in accordance with the terms and conditions of this Agreement, the Contributors shall contribute and convey or cause to be contributed and conveyed to the Partnership, the Contributed Interests. Upon receipt of such Contributed Interests, the Partnership shall, as the beneficial owner of the Existing Owners, own all of the Existing Owners' right, title and interest in the following:

         (a) those certain parcels of real property situated, lying and being in the State of New Jersey and the State of New York and being more particularly described on SCHEDULE 1.1 - 1.3 HEREOF (the "LAND"), and all of the improvements, if any, located on the Land (individually, a "BUILDING"), including, but not limited to, any and all structures and facilities, plumbing, heating, ventilating, air conditioning, mechanical, electrical and other utility systems, water and sewage facilities (including wells and septic systems), parking lots, landscaping, sidewalks, signs and light fixtures, which are not owned by Tenants (collectively, the "IMPROVEMENTS");

         (b) all rights, privileges, grants and easements appurtenant to the Land and Improvements, including without limitation, all of the Existing Owners' right, title and interest in and to all land lying in the bed of any public street, road or alley, and any and all insurance proceeds or condemnation awards received by or accrued for the benefit of the Existing Owners and the Contributors, to the extent such insurance proceeds and/or condemnation awards are in such Existing Owners' possession as of, and subsequent to the date hereof, in respect of the applicable Property, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances or other rights associated with the Property, used in connection with the beneficial use and enjoyment of the Land and Improvements and any development rights with respect to the Stults Property and any other development or other rights associated with any other Property (the Land and Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "REAL PROPERTY");

         (c) the fixtures, machinery, equipment, and other items of personal property owned by the Existing Owners, together with all replacements and substitutions therefor (the "PERSONAL PROPERTY") and used in connection with the ownership or operation of the Real Property and, to the extent that the value of any such machinery, equipment or such other personal property exceeds $25,000, listed on SCHEDULE 2 attached hereto;

         (d) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications) and other documentation for or with respect to the Properties, subject to any proprietary rights, if any, of the architects and/or engineers who worked on such documents;

         (e) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties or indemnities (including any environmental indemnities) provided thereunder as set forth on EXHIBIT B hereof (individually, a "LEASE", collectively, the "LEASES") and rents, additional rents, reimbursements, profits, income, receipts and the amounts deposited together with any interest earned thereon, if any, (individually, a "SECURITY DEPOSIT"; collectively, the "SECURITY DEPOSITS") under any such Leases in the nature of security for the performance of any Tenant's obligations thereunder including without limitation any letters of credit given by Tenants as security;

         (f) (i) to the extent transferable, all governmental permits, licenses, approvals, variances, and certificates relating to the Properties (collectively, the "PERMITS AND LICENSES") and (ii) all contracts relating to the Properties, including, without limitation, purchase agreements, Leases and agreements for the servicing, maintenance, repair and operation of the Real Property (the "SERVICE CONTRACTS") and any brokerage agreements relating to the Leases (the "BROKERAGE AGREEMENTS");

         (g) all books, records (including accounting books and records), promotional material, tenant data, keys, site plans, survey plans and plans and specifications which are used exclusively in connection with the acquisition, development, use and operation of the Real Property or Personal Property and all Title Policies (collectively, the "BOOKS AND RECORDS");

         (h) all guaranties and warranties, to the extent transferable, owned by or for the benefit of the Existing Owners received in connection with any construction, repair or maintenance services performed with respect to the Real Property or Personal Property (the "WARRANTIES");

         (i) all intangible personal property now or hereafter owned by the Existing Owners and used in connection with, or arising from, the business now or hereafter conducted on or from the Properties, or any part thereof, including without limitation, claims, chooses in action and contract rights, provided, however, such intangible personal property shall not include telephone exchange numbers and either the Reckson or Morris name;

         (j) correspondence regarding the Properties with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties, to the extent such correspondence is in the possession or control of the Existing Owners and/or the Contributors; and

         (k) all rights under the purchase option agreements described in
SCHEDULE 5 attached hereto, including, without limitation, all rights as optionee to exercise the various purchase options (the "PURCHASE OPTIONS") with respect to the Land described therein, and all rights under agreements or otherwise with respect to the contract properties described in SCHEDULE 5 attached hereto (the "CONTRACT PROPERTIES").

         The Real Property, the Personal Property, the Improvements, the Leases, the Security Deposits, the Permits and Licenses, the Service Contracts, the Brokerage Agreements, the Books and Records, the Warranties, the Purchase Options and all other property interests described in this Section 1 are hereinafter collectively referred to as the "PROPERTY", as they relate to each parcel of Land or the "PROPERTIES", as they relate to all the parcels of Land, in their entirety.

                             SECTION 2: DEFINITIONS

         Section 2.01. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

                     (i) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular; and

                     (ii)the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

         "6 JOANNA PROPERTY" shall have the meaning set forth in the Recitals hereto.

         "19.9% SHAREHOLDER APPROVAL" shall have the meaning set forth in
Section 33.01 hereof.

         "22 MADISON REMEDIATION AGREEMENT" shall have the meaning set forth in
Section 29.05 hereof.

         "ACCOUNTANTS" shall have the meaning set forth in Section 27.01 hereof.

         "ACQUIROR MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
Section 12.01 hereof.

         "ADDITIONAL SHAREHOLDER APPROVAL" shall have the meaning set forth in
Section 33.01 hereof.

         "ADDITIONAL STAGE I CONSIDERATION" shall have the meaning set forth in
Section 3.01 hereof.

         "AFFILIATE" as to any Person, shall mean any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" shall have the meaning set forth in the Recitals hereto.

         "AMEX" shall mean the American Stock Exchange.

         "APPROVAL PROXY" shall have the meaning set forth in Section 33.04 hereof.

         "ARE" shall have the meaning set forth in Section 35.01 hereto.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Assignment and Assumption Agreement in the form of EXHIBIT J attached hereto.

         "BOARD APPROVAL" shall have the meaning set forth in Section 33.01 hereof.

         "BOARD OF ARE" shall have the meaning set forth in Section 31.01 hereof.

         "BOARD DESIGNEES" shall have the meaning set forth in Section 31.01 hereof.

         "BOOKS AND RECORDS" shall have the meaning set forth in Section 1.01 hereof.

         "BROKERAGE AGREEMENTS" shall have the meaning set forth in Section 1.01 hereof.

         "BUILDING" shall have the meaning set forth in Section 1.01 hereof.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or State of New York or federal legal holiday.

         "C&I LEASE" shall mean that certain lease dated April 1997 between Mercrock Associates, L.P., as original landlord, and C&I Promotions, Inc., as tenant, as amended.

         "CASUALTY NOTICE" shall have the meaning set forth in Section 8 hereof.

         "CHARTER" shall have the meaning set forth in Section 23.04 hereof.

         "CLOSINGS" shall mean closings collectively, of the transactions contemplated by this Agreement, including, the Stage I Closing, the Stage II Closings, the Stage III Closing and any other closing contemplated hereunder.

         "CLOSING DATES" shall mean the dates when any of the Contributed Interests are transferred to the Partnership in accordance with the terms and conditions of this Agreement.

         "CLOSING MONTH" shall have the meaning set forth in Section 7.01 hereof.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY" shall have the meaning set forth in the Recitals hereof.

         "COMPANY PLAN" means a Plan which any applicable Existing Owner, or any ERISA Affiliate thereof sponsors, maintains, has any obligation to contribute to, has liability under or is otherwise a party to, or which otherwise provides benefits for employees, former employees, independent contractors or former independent contractors (or their dependents and beneficiaries) of such Existing Owner existing on the date of this Agreement or at any time subsequent thereto and on or prior to the applicable Closing and, in the case of a Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

         "COMPLIANT PLAN" shall mean a Company Plan with the following characteristics:

                  (i) the Company Plan is, and its administration is and has been in compliance with, and no applicable Existing Owner has received any claim or notice that any such Company Plan is not in material compliance with, its terms and all applicable laws, including, without limitation, the requirements of ERISA and all tax rules compliance with which are necessary for any intended favorable tax treatment;

                  (ii) all contributions, premiums and other payments required by law or any Plan or applicable collective bargaining agreement to have been made under any such Plan (without regard to any waivers granted under Section 412 of the Code) to any fund, trust or account established thereunder or in connection therewith have been made by the due date thereof, and no amounts are or will be due to the PBGC (except for premiums in the ordinary course of business); and any and all contributions, premiums and other payments with respect to compensation or service before and through the applicable Closing, or otherwise with respect to periods before and through the applicable Closing, due from the applicable Existing Owner or its affiliates to, under or on account of each Company Plan shall have been paid prior to the applicable Closing;

                  (iii) no Company Plan that is or has ever been subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined therein), whether or not waived, no liability under Title IV of ERISA has been incurred or is expected to be incurred with respect to any such Plan subject thereto (other than premiums incurred and paid when due), nor has there been any "reportable event" within the meaning of Section 4043(c) of ERISA with respect to any such Plan (other than events as to which the 30-day notice requirement has been waived);

                  (iv) the actuarial present value on a termination basis of accrued benefits under each of the Company Plans sponsored by the applicable Existing Owner or any ERISA Affiliate thereof which is subject to Title IV of ERISA, based upon the interest rate assumptions that would be utilized by the PBGC to value annuities for a pension plan termination and the other actuarial assumptions and methods currently used for such Company Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Plan;

                  (v) neither the applicable Existing Owner nor any ERISA Affiliate has at any time had any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA; and

                  (vi) with respect to each such Plan, true, correct, and complete copies of the applicable following documents have been made available to the Partnership: (A) all current Plan documents and related trust documents, and any amendment thereto; (B) Forms 5500, financial statements, and actuarial reports for the last three Plan years; (C) the most recently issued IRS determination letter; (D) summary plan descriptions and all summaries of material modifications; and (E) all written communications to employees relating to such Plans.

         "CONDEMNATION NOTICE" shall have the meaning set forth in Section 9 hereof.

         "CONSIDERATION" shall mean, with respect to the Closings contemplated hereunder, the Stage I Consideration, the Additional Stage I Consideration, the Stage II Consideration and the Stage III Consideration.

         "CONTINGENCY LLC" shall have the meaning set forth in Section 11.05 hereof.

         "CONTRACT PERIOD" shall mean, with respect to each Property, the period commencing on the date of this Agreement and ending on the Closing Date with respect to the transfer of the Contributed Interests relating to such Property.

         "CONTRACT PROPERTIES" shall have the meaning set forth in Section 1.01 hereof.

         "CONTRACTS" shall mean the contracts of sale with respect to the acquisition of the Contract Properties, the Purchase Options, the Brokerage Agreements and the Service Contracts.

         "CONTRIBUTED INTERESTS" shall have the meaning set forth in the Recitals hereof.

         "CONTRIBUTORS" shall mean each of the Persons set forth in EXHIBIT A annexed hereto.

         "DEVELOPMENT CONSULTING FEES" shall have the meaning set forth in
Section 3.01 hereof.

         "DEVELOPMENT LLC" shall have the meaning set forth in Section 34.01 hereof.

         "DEVELOPMENT PROPERTY" shall have the meaning set forth in Section
34.01 hereof.

         "DISPUTE PERIOD" shall mean the period ending thirty (30) calendar days following receipt by an Indemnifying Party of an Indemnity Notice.

         "DOWNPAYMENT AMOUNT" shall have the meaning set forth in Section 3.04 hereof.

         "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to releases or threatened releases of hazardous substances, oils, pollutants or contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of hazardous substances, oils, pollutants or contaminants expressly intending to include without limitation asbestos.

         "EQUITY" shall mean the Units, Preferred Stock and the REIT Common
Stock.

         "EQUITY HOLDERS" shall mean the holders of any Units, REIT Common Stock or Preferred Stock issued as part of the transaction contemplated hereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means an entity required to be aggregated with any Existing Owner under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

         "ESCROW AGENT" shall mean Commonwealth Land Title Insurance Company.

         "EVIDENCE OF ISRA COMPLIANCE" shall have the meaning set forth in
Section 29.01 hereof.

         "EXISTING MORTGAGES" shall mean those certain mortgages, if any, described in SCHEDULE 3 attached hereto, which mortgages currently encumber certain of the Properties and have the respective outstanding principal balances set forth on SCHEDULE 3 attached hereto.

         "EXISTING OWNERS" shall have the meaning set forth in the Recitals hereof.

         "FORM OF OPERATING AGREEMENT" shall have the meaning set forth in
Section 34.01 hereof.

         "GAIN YEAR" shall have the meaning set forth in Section 30.02 hereof.

         "GOVERNMENTAL OR REGULATORY AUTHORITY" shall mean any court or governmental department, commission, board, agency or instrumentality, of the United States or any state, county, city or other political subdivision.

         "GP" shall have the meaning set forth in the Recitals hereto.

         "GUARANTY" shall have the meaning set forth in Section 22.01 hereof.

         "IMPROVEMENTS" shall have the meaning set forth in Section 1.01 hereof.

         "INDEMNIFIED PARTY" shall mean any Person claiming indemnification under any provision of Section 35.03 hereof.

         "INDEMNIFYING PARTY" shall mean any Person providing indemnification under any provision of Section 35.03 hereof.

         "INDEMNITY NOTICE" shall mean written notification pursuant to Section 35 hereof of a claim for indemnity under Section 35.03 hereof by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "INDEMNITY PERCENTAGE" shall have the meaning set forth in Section
30.02 hereof.

         "INDEMNITY REMEDY" shall have the meaning set forth in Section 30.02 hereof.

         "INVESTED PRINCIPAL CAPITAL" shall have the meaning set forth in
Section 34.01 hereof.

         "ISRA" shall have the meaning set forth in Section 29.01 hereof.

         "JOANNA" shall have the meaning set forth in the Recitals hereof.

         "KRAFT PROPERTY" shall have the meaning set forth in Section 34.01 hereof.

         "LAND" shall have the meaning set forth in Section 1.01 hereof.

         "LANDLORD ESTOPPEL" shall have the meaning set forth in Section 32.01 hereof.

         "LEASE BROKER" shall have the meaning set forth in Section 10.18 hereof.

         "LEASES" shall have the meaning set forth in Section 1.01 hereof.

         "LEASING GUIDELINES" shall mean leasing guidelines set forth on
SCHEDULE 18 hereto with respect to the execution of new Leases of space in the Properties and the renewal and/or modification of any new or existing Leases.

         "LETTER OF CREDIT" shall mean the letter of credit described in Section
3.04 hereof.

         "LIEN" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other agreement to give any of the foregoing.

         "LNA" shall have the meaning set forth in Section 29.01 hereof.

         "LOAN REMEDY" shall have the meaning set forth in Section 30.02 hereof.

         "LOSS" or "LOSSES" shall mean actual damage, loss, liability (including punitive or exemplary fines and penalties, and interest thereon) cost or expense (including reasonable costs of investigation and defense incurred in defending against and/or settling such damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof and reasonable fees and disbursements of counsel) imposed on, or incurred by, the REIT, the Partnership, the Contributors or the Existing Owners, as applicable.

         "LP TAX LIABILITY" shall have the meaning set forth in Section 30.02 hereof.

         "MAJOR TENANTS" shall mean the Tenants set forth on SCHEDULE 15 hereto.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any of the Existing Owners, the REIT, the Partnership or the Properties, one or more Losses that individually or in the aggregate exceed $20,000,000, unless such Loss or Losses result from or arise out of a misrepresentation or inaccuracy in, or breach of a representation or warranty set forth in Section 10.18(a) hereof, in which case a Material Adverse Effect shall mean any Loss or Losses that, individually or in the aggregate, exceed $3,500,000 or unless such Loss or Losses result from or arise out of a misrepresentation or inaccuracy in, or breach of a representation or warranty set forth in Section 10.18(b) or (c) hereof, in which case a Material Adverse Effect shall mean any Loss or Losses that, individually or in the aggregate, exceed $2,000,000 or unless such Loss or Losses result from or arise out of a misrepresentation or inaccuracy in, or breach of a representation or warranty set forth in Section 23, in which case a Material Adverse Effect shall mean any Loss or Losses.

         "MATRIX" shall mean Matrix Development Group LLC, or any Affiliate thereof.

         "MAXIMUM ROP PAYMENT" shall have the meaning set forth in Section 30.02 hereof.

         "MECHANICS LIEN AND ENVIRONMENTAL INDEMNITY" shall have the meaning set forth in Section 5.02 hereof.

         "MIDDLESEX PREMISES" shall have the meaning set forth in Section 7.06 hereof.

         "MIDDLESEX PREPAYMENT" shall have the meaning set forth in Section 7.06 hereof.

         "MIDDLESEX RENTAL PAYMENTS" shall have the meaning set forth in Section
7.06 hereof.

         "MODIFIED LOAN REMEDY" shall have the meaning set forth in Section
30.02 hereof.

         "MORRIS CONTRIBUTORS" shall have the meaning set forth in the Recitals hereto.

         "MORRIS ENTITY " shall have the meaning set forth in Section 34.01 hereof.

         "MORRIS EXCEPTED HOLDERS" shall mean Joseph D. Morris, Robert Morris, the Morris Partnerships and the Morris Trusts.

         "MORRIS PARTNERSHIPS" shall mean Joseph D. Morris Family Limited Partnership and Robert Morris Family Limited Partnership, collectively.

         "MORRIS REPRESENTATION LETTER" shall mean a letter in the form of EXHIBIT Y attached hereto.

         "MORRIS TRUSTS" shall mean The Drew Morris Trust, The Justin Morris Trust and The Keith Morris Trust, collectively.

         "MORRIS WAIVER OF OWNERSHIP LIMITS LETTER" shall mean a letter in the form of EXHIBIT Z attached hereto.

         "NEGATIVE DECLARATION APPROVAL" shall have the meaning set forth in
Section 29.01 hereof.

         "NEW LEASE" shall have the meaning set forth in Section 7.01 hereof.

         "NEW LEASE COSTS" shall have the meaning set forth in Section 7.01 hereof.

         "NIXON" shall have the meaning set forth in the Recitals hereto.

         "NIXON PARK PROPERTY" shall have the meaning set forth in the Recitals hereto.

         "NJDEP" shall have the meaning set forth in Section 29.01 hereof.

         "OFFER WAIVER" shall have the meaning set forth in Section 11.05 hereof.

         "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any Person, such Person's articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, limited liability certificate, limited liability agreement, operating agreement, trust agreement, declaration of trust and other organizational document, as applicable.

         "PARTNERSHIP" shall mean American Real Estate Investment, L.P.

         "PARTNERSHIP AGREEMENT" shall mean the amended and restated agreement of limited partnership of the Partnership dated as December 12, 1997, as amended pursuant to amendments, dated April 29, 1998, July 9, 1998, August 19, 1998, December 4, 1998, December 22, 1998, December 23, 1998 and June 9, 1999.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERCENTAGE INTERESTS" shall mean, with respect to each Existing Owner, RMIT's, RMIIGP's, ROP's and the Morris Contributors' respective percentage ownership interest in such Person, all as more particularly set forth in
SCHEDULE 8 attached hereto.

         "PERMITS AND LICENSES" shall have the meaning set forth in Section 1.01 hereof.

         "PERMITTED ENCUMBRANCES" shall mean those restrictions, covenants, agreements, easements, matters and things of record affecting title to the Property which are listed on EXHIBIT D attached hereto and/or are listed as recorded documents (other than financing or loan documents or instruments referencing leases which are not also referenced on EXHIBIT B hereto) in the Title Policies.

         "PERSON" shall mean any individual, partnership, limited liability company, corporation, trust, governmental entity or any other type of entity.

         "PERSONAL PROPERTY" shall have the meaning set forth in Section 1.01 hereof.

         "PLAN" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based) leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement (including any collective bargaining agreement), practice, policy or arrangement of any kind, whether written or oral, and whether or not subject to ERISA, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock, par value $.001 per share, of the REIT issued in connection with the transactions contemplated by this Agreement.

         "PREVIOUSLY PURCHASED OPTION PROPERTIES" shall mean the Properties described on SCHEDULE 1.3 hereof.

         "PROPERTY" shall have the meaning set forth in Section 1.01 hereof.

         "PURCHASE OPTIONS" shall have the meaning set forth in Section 1.01 hereof.

         "RA" shall mean Reckson Associates Realty Corp., a Maryland corporation.

         "RA SHARE" shall have the meaning set forth in Section 30.02 hereof.

         "RA TAX LIABILITY" shall have the meaning set forth in Section 30.02 hereof.

         "REAL ESTATE TAXES" shall mean real estate taxes, personal property taxes, ad valorem taxes and any general or special assessments (exclusive of penalties and interest thereon, all of which are to be paid prior to Closing by the Contributors) imposed upon the Real Property, including but not limited to any general or special assessments of any governmental or municipal authority or tax district, including, without limitation, any assessments levied for public benefits to the Real Property.

         "REAL PROPERTY" shall have the meaning set forth in Section 1.01 hereof.

         "RECKSON CONSTRUCTION" shall have the meaning set forth in Section 3.01 hereof.

         "RECKSON REPRESENTATION LETTER" shall mean a representation letter in the form of EXHIBIT K hereto.

         "RECKSON WAIVER OF OWNERSHIP LIMITS LETTER" shall mean a letter in the form of EXHIBIT L hereto.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in the form of EXHIBIT E attached hereto.

         "REIT" shall mean American Real Estate Investment Corporation, a Maryland corporation and any successor entity, including Keystone Property Trust, a Maryland real estate investment trust.

         "REIT COMMON STOCK" shall mean the common stock, par value $.001 per share, of the REIT.

         "REIT MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
Section 12.01 hereof.

         "REMEDIATION IN PROGRESS WAIVER" shall have the meaning set forth in
Section 29.01 hereof.

         "RENTS" shall mean, collectively, all minimum rent and additional rent (including all escalations and tax and expense pass-throughs) payable by the Tenants under the Leases.

         "REQUISITE APPROVALS" shall have the meaning set forth in Section 33.01 hereof.

         "RMIIGP" shall have the meaning set forth in the Recitals hereto.

         "RMIT" shall have the meaning set forth in the Recitals hereto.

         "RMOP" shall have the meaning set forth in the Recitals hereto.

         "RMOP CONTRIBUTORS" shall have the meaning set forth in the Recitals hereto.

         "RMOP LIMITED PARTNERSHIP AGREEMENT" shall mean that certain amended and restated agreement of limited partnership or Reckson Morris Operating Partnership, L.P., dated as of January 6, 1998, as amended pursuant to that certain amendment to amended and restated agreement of limited partnership dated October 27, 1998.

         "RMOP SUBS" shall have the meaning set forth in the Recitals hereto.

         "ROP" shall have the meaning set forth in the Recitals hereto.

         "ROP CONSENT PROPERTIES" shall have the meaning set forth in Section
3.01 hereof.

         "ROP DESIGNEE" shall have the meaning set forth in Section 31.01 hereof.

         "ROP SUBS" shall have the meaning set forth in the Recitals hereto.

         "SEC" shall have the meaning set forth in Section 12.01 hereof.

         "SEC DOCUMENTS" shall have the meaning set forth in Section 12.01 hereof.

         "SECTION 704(C) GAIN" shall have the meaning set forth in Section 30.01 hereof.

         "SECURITIES ACT" shall have the meaning set forth in Section 23.05 hereof.

         "SECURITY DEPOSITS" shall have the meaning set forth in Section 1.01 hereof.

         "SERVICE CONTRACTS" shall have the meaning set forth in Section 1.01 hereof.

         "STABILIZATION" shall have the meaning set forth in Section 3.01 hereof.

         "STABILIZATION NOTICE" shall have the meaning set forth in Section 3.01 hereof.

         "STAGE I CLOSING DATE" shall have the meaning set forth in Section 3.01 hereof.

         "STAGE I CONSIDERATION" shall have the meaning set forth in Section
3.01 hereof.

         "STAGE I ISRA DEFECT" shall have the meaning set forth in Section 29.02 hereof.

         "STAGE I PROPERTIES" shall have the meaning set forth in the Recitals hereto.

         "STAGE II CLOSING DATE" shall have the meaning set forth in Section
3.01 hereof.

         "STAGE II CONSIDERATION" shall have the meaning set forth in Section
3.01 hereof.

         "STAGE II PROPERTIES" shall have the meaning set forth in the Recitals hereto.

         "STAGE III CLOSING DATE" shall have the meaning set forth in Section
3.01 hereof.

         "STAGE III CONSIDERATION" shall have the meaning set forth in Section
3.01 hereof.

         "STAGE III PROPERTIES" shall have the meaning set forth in the Recitals hereto.

         "STULTS" shall have the meaning set forth in the Recitals hereto.

         "STULTS PROPERTY" shall have the meaning set forth in the Recitals hereto.

         "SUBSIDIARY" shall mean with respect to any Person, any corporation, limited partnership or other entity of which such Person owns, directly or indirectly, more than 50% of the outstanding voting stock or other equity interests.

         "SUBSTANTIAL ARE POSITION" shall have the meaning set forth in Section
36.01 hereof.

         "SUBSTANTIAL CASUALTY" shall mean one or more fires or other casualties which, collectively, (i) entitle one or more Tenants of any of the Prospect Plains Road/Cranbury, Teterboro or Nixon Park Properties which, in the aggregate, are obligated to pay rent in excess of $2,000,000 per annum, to terminate their Leases or (ii) entitle one or more Tenants of any of two (2) or more other Properties which, in the aggregate, are obligated to pay rent in excess of $2,000,000 per annum, to terminate their Leases.

         "SUBSTANTIAL CONDEMNATION" shall mean settled condemnation or eminent domain proceedings which result in a taking of (i) all or a portion of the Prospect Plains Road/Cranbury, Teterboro or Nixon Park Properties and which entitle one or more Tenants of any of such Properties which, in the aggregate, are obligated to pay rent in excess of $2,000,000 per annum, to terminate their Leases or (ii) all or a portion of two (2) or more other Properties and which entitle one or more Tenants of any of such Properties which, in the aggregate, are obligated to pay base rent in excess of $2,000,000 per annum, to terminate their Leases.

         "TAX LIABILITY" shall have the meaning set forth in Section 30.02 hereof.

         "TENANTS" shall mean all of the tenants of the Improvements listed on EXHIBIT B attached hereto, together with any tenants under Leases hereafter entered in accordance with the terms of this Agreement.

         "TERMINATION NOTICE" shall have the meaning set forth in Section 8 hereof.

         "TITLE COMMITMENTS" shall mean the title insurance commitments issued by the Title Insurer with respect to the Properties obtained by the Partnership in connection with the transaction contemplated hereunder.

         "TITLE INSURER" shall mean Commonwealth Land Title Insurance Company or any other title company acceptable to the Partnership and the Contributors.

         "TITLE POLICIES" shall have the meaning set forth in Section 6.01 hereof.

         "TRANSFER TAXES" shall have the meaning set forth in Section 3.06 hereof.

         "UNIT VALUE" shall have the meaning set forth in Section 3.02 hereof.

         "UNPERMITTED ENCUMBRANCES" shall have the meaning set forth in Section
6.02 hereof.

         "UNITS" shall mean Series C Preferred Limited Partnership Units in the Partnership.

         "VACANT CABOT DRIVE LAND" shall have the meaning set forth in Section
3.01 hereof.

         "WARRANTIES" shall have the meaning set forth in Section 1.01 hereof.

         "YEAR 2000 COMPLIANT" shall mean, with respect to any Person, that (a) the performance and functionality of the operating systems for such Person's computers, all software applications that run on such computers and all of such Person's machinery and equipment (including without limitation, any machinery or equipment with an embedded microprocessor) shall accurately process date data (including, without limitation, dates prior to, during, spanning or after January 1, 2000) and (b) such Person's business operations and financial condition will not be materially interrupted, delayed, decreased or otherwise materially adversely affected by the occurrence of the year 2000.

                 SECTION 3: TRANSFER OF PROPERTY; CONSIDERATION

         Section 3.01. (a) On September 10, 1999 or such other date as the parties may agree (the "STAGE I CLOSING DATE")(provided the RMOP Contributors shall use commercially reasonable efforts to close prior to September 10, 1999 if the RMOP Contributors receive five (5) Business Days prior written notice from the Partnership that it desires to close earlier than September 10, 1999 but in no event shall the Stage I Closing Date occur earlier than August 26,
1999), the RMOP Contributors shall contribute and transfer to the Partnership or the REIT, as applicable, and the Partnership and the REIT, as applicable, shall accept from the RMOP Contributors, subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, all of the existing partnership interests in RMOP, and in consideration of such contribution the Partnership and the REIT agree to deliver, or cause to be delivered, the Stage I Consideration (as hereinafter defined) to the RMOP Contributors. For purposes of this Agreement, the "STAGE I CONSIDERATION" to be paid by the Partnership and the REIT to the RMOP Contributors for their interests in RMOP shall have an aggregate value of $199,125,048, subject to the terms and provisions hereof providing for adjustments, if any, and shall be paid and delivered as set forth on the Stage I Consideration Schedule attached hereto as SCHEDULE 17.1.

         (b) In addition to the Stage I Consideration, the Partnership shall pay to the RMOP Contributors (other than RMIIGP), based on their respective ownership interests in RMOP at the Stage I Closing, an amount (the "ADDITIONAL STAGE I CONSIDERATION") in cash equal to (x)$212,510, which amount is equal to the costs previously incurred by RMIT and the Morris Contributors with respect to the Purchase Options, the Contract Properties (other than Givaudan, the Cranbury River Road and the Herrod Boulevard Purchase Options and 50% of the NL Site and the US Generating Site) and certain other properties, including, without limitation, the cost of real estate taxes, insurance and obtaining approvals (and which costs are set forth on SCHEDULE 28 attached hereto) plus
(y) such additional costs with respect to such properties (and the 259 Prospect Plains Road/Cranbury Property and the Kraft Property) which are incurred during the Contract Period and are referenced on SCHEDULE 28 attached hereto. Additionally, on the Stage I Closing Date, the Morris Contributors shall pay RMIT an amount equal to the sum of (x) $583,056, which amount is equal to certain costs previously incurred by RMIT with respect to the Cranbury River Road and the Herrod Boulevard Purchase Options and Givaudan and 50% of the NL Site and the US Generating Site plus (y) such additional costs with respect to such Properties which are incurred during the Contract Period. All of the costs referred to in this Section 3.01(b) are more particularly set forth on SCHEDULE 28 attached hereto.

         (c) The contribution of the RMOP Contributors' (other than RMIIGP) membership interests in the RMOP Subs may occur in up to three stages. On or about the date (each, a "STAGE II CLOSING DATE") with respect to each Stage II Property which shall be the earlier to occur of (i) twenty (20) Business Days after the Partnership shall have received copies of all executed Leases with respect to such Stage II Property, together with a written notice (a "STABILIZATION NOTICE") from RMIT stating that such Stage II Property has achieved Stabilization (as hereinafter defined) and (ii) April 30, 2000, or such other date as the parties may agree, the RMOP Contributors (other than RMIIGP) shall contribute and transfer to the Partnership, and in consideration of such contribution, the Partnership shall accept from the RMOP Contributors (other than RMIIGP), subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, all of the membership interests in the applicable RMOP Sub, and the Partnership shall deliver or cause to be delivered to the RMOP Contributors the applicable Stage II Consideration (as hereinafter defined). For purposes of this Agreement, the "STAGE II CONSIDERATION" to be paid by the Partnership to the RMOP Contributors (other than RMIIGP) for the interests in the RMOP Subs shall have a value of $50,798,180, in the aggregate, subject to the terms and provisions hereof providing for adjustments, if any, and shall be paid and delivered as set forth on the Stage II Consideration Schedule attached hereto as SCHEDULE 17.2. As used herein, "STABILIZATION" shall mean, with respect to any Stage II Property, the date such Property shall be 95% leased to bona-fide third party Tenants under Leases which comply with the Leasing Guidelines, with the Tenants thereunder in occupancy and obligated to pay Rent (it being understood that if a Tenant is obligated to pay Rent but is in default with respect to the same, such Tenant will be deemed to be "obligated to pay Rent").

         (d) On April 30, 2000, or such other date as the parties may agree (the "STAGE III CLOSING DATE"), ROP shall contribute and transfer to the Partnership, and the Partnership shall accept from ROP, subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, all of the partnership, membership, or other ownership interests in the ROP Subs, and in consideration of such contribution, the Partnership agrees to deliver or cause to be delivered the Stage III Consideration (as hereinafter defined) to ROP. For purposes of this Agreement, the "STAGE III CONSIDERATION" to be paid by the Partnership to ROP for its partnership interests in the ROP Subs shall have a value of $51,742,074, in the aggregate, subject to the terms and provisions hereof providing for adjustments, if any, and shall be paid and delivered as set forth on the Stage III Consideration Schedule attached hereto as SCHEDULE 17.3.

         (e) Notwithstanding anything herein to the contrary, the Partnership acknowledges that a portion of the Stage III Properties commonly referred to as the vacant land adjacent to 400 Cabot Drive (the "VACANT CABOT DRIVE LAND") is contemplated to be sold to Matrix Development Group LLC (or an affiliate thereof) pursuant to a contract of sale to be entered into. If, by the Stage III Closing Date, the Vacant Cabot Drive Land is acquired by, or under contract to, Matrix Development Group LLC (or any affiliate thereof), then (i) the Partnership shall not acquire the Vacant Cabot Drive Land, (ii) the Vacant Cabot Drive Land shall not be deemed a Stage III Property and (iii) the purchase price for the Stage III Properties shall be decreased by the purchase price allocated to the Vacant Cabot Drive Land (as set forth on Schedule 9 attached). If, by the Stage III Closing Date, the Vacant Cabot Drive Land is not acquired by, or under contract to, Matrix Development Group LLC (or any affiliate thereof), then (x) the Partnership shall acquire the Vacant Cabot Drive Land on the Stage III Closing Date, (y) the Vacant Cabot Drive Land shall be deemed a Stage III Property and (z) the purchase price for the Stage III Properties shall be decreased by any deposit forfeited by Matrix Development Group LLC (or its affiliate) under its contract of sale with respect to the Vacant Cabot Drive Land. If all of the equity interests in the Existing Owner with respect to the Vacant Cabot Drive Land are not acquired by the Partnership on the Stage III Closing Date pursuant to the provisions this paragraph and, subsequent to the Stage III Closing Date (but prior to January 1, 2002), ROP becomes the sole owner of such equity interest, then, (x) upon thirty (30) days prior written notice from ROP, the Partnership shall acquire all of ROP's equity interest in the Existing Owner with respect to the Vacant Cabot Drive Land and (y) the Vacant Cabot Drive Land shall be deemed a Stage III Property (except that the Closing Date shall occur thirty (30) days after the Partnership's receipt of such notice).

         (f) In addition to the foregoing, upon completion of the Stage I Closing, the Partnership will be deemed to have entered into a development consulting arrangement whereby the Partnership agrees to pay development consulting fees (the "DEVELOPMENT CONSULTING FEES") equal to $3,700,000 to Reckson Construction Group, Inc. ("RECKSON CONSTRUCTION") as consideration for certain development services to be performed by Reckson Construction in connection with the Partnership's and the REIT's acquisition of the applicable Contributors' interests in the Purchase Options, the Contract Properties and the vacant land adjacent to the 400 Cabot Drive (if acquired) and Prospect Plains Road/Cranbury Properties, pursuant to the transactions contemplated hereunder, which development services have been requested by or on behalf of the Partnership prior to the date hereof. Such fees for services shall be payable monthly in twelve (12) installments of $308,333.34, with the first such installment payable on January 1, 2000, and the subsequent installments due on the first day of each subsequent calendar month thereafter through and including December 1, 2000.

         (g) On or about the Stage II Closing Date and the Stage III Closing Date (including up to sixty (60) days following such Closing Dates), RMIT, ROP or any or their Affiliates holding Preferred Stock shall have the right to elect, by delivering written notice to the REIT, to require the REIT to redeem Preferred Stock at a price per share equal to the liquidation preference of such Preferred Stock plus accumulated but unpaid dividends through the date of redemption (with dividends and distributions being payable with respect to the redeemed Preferred Stock on a pro rata basis for the number of days such Preferred Stock is outstanding during the relevant quarter) in an amount not to exceed the excess of the aggregate liquidation preference of the Preferred Stock and Units then owned by RMIT, ROP and any of their Affiliates over $40,000,000. The REIT shall pay the proceeds of such redemption to RMIT, ROP or such Affiliate within two (2) Business Days of the REIT's receipt of the request for redemption.

         (h) It is expressly understood that the Partnership will repay all amounts due under that certain construction loan from ROP to Nixon (which construction loan shall be one of the Existing Mortgages assumed by the Partnership, shall be prepayable without fee or premium on or after the Stage II Closing Date and shall have an outstanding principal balance which shall not exceed the cash and assumed indebtedness portions of the applicable Stage II Consideration) on the applicable Stage II Closing Date.

         Section 3.02. For purposes of this Agreement, each Unit and share of Preferred Stock to be issued as consideration for the Property, shall have a liquidation preference (excluding any accrued and unpaid dividends) and an initial agreed on value equal to $25 (the "UNIT VALUE"). For purposes of this Agreement, each share of REIT Common Stock to be issued at the Stage I Closing Date shall have a value equal to the average closing price as reported on the AMEX (or in the event the REIT Common Stock is not listed on the AMEX, on such other national securities exchange on which such REIT's Common Stock is listed) for a share of REIT Common Stock during the thirty (30) day period immediately preceding the day which is three (3) Business Days prior to the Stage I Closing Date.

         Section 3.03. Distributions payable with respect to the Units or Preferred Stock issued at a Closing for the quarter in which they were received by the applicable Equity Holders shall be made on a pro rata basis based upon the number of days that such Equity Holder held its interest during the calendar quarter in which the applicable Closing occurred. The Equity Holders acknowledge and agree that (i) distributions with respect to the Units and the Preferred Stock are paid in arrears, and (ii) any distributions paid to such applicable Equity Holders in excess of the pro rata amount payable to such Equity Holder shall be promptly repaid to the REIT by such Equity Holder.

         Section 3.04. Simultaneous with the execution of this Agreement, the Partnership has either (i) deposited the sum of $7,500,000 by certified check or wire transfer with the Escrow Agent pursuant to Section 26 hereof or (ii) provided the Escrow Agent with a standby and irrevocable letter of credit (the "LETTER OF CREDIT") in an amount equal to $7,500,000, which letter of credit shall be drawable on sight draft, have a term of not less than 360 days and otherwise be in form and substance and from an institution, acceptable to RMIT, in its reasonable discretion. On the Stage I Closing Date, the amount of the deposit or Letter of Credit required under this Section 3.04 shall be increased to $10,000,000 and the Partnership shall deposit an additional $2,500,000 with the Escrow Agent (or increase the amount of the Letter of Credit by $2,500,000 as applicable). For purposes of this Agreement, the term "DOWNPAYMENT AMOUNT" shall mean the amount of the deposit or Letter of Credit which is required under this Section 3.04.

         Section 3.05. The parties hereto agree that the Consideration shall be allocated among the Properties in accordance with SCHEDULE 9 attached.

         Section 3.06. The parties agree that (i) the Partnership shall pay any real estate transfer and conveyance taxes payable to the appropriate state and/or local governmental and/or municipal authorities (collectively, the "TRANSFER TAXES") with respect to the Properties located in the State of New Jersey and arising from the Partnership's acquisition of the equity interests in the Existing Owners and (ii) the applicable Contributors shall pay any Transfer Taxes due and payable with respect to the Properties located in the State of New York and arising from the Partnership's acquisition of the equity interests in the Existing Owners.

                             SECTION 4: "AS IS" SALE

         Section 4.01. Except as specifically set forth in this Agreement or in any Closing certificate required pursuant to Section 11.01(c) hereof, neither the Contributors nor the Existing Owners make any representations or warranties of any kind to either the Partnership or the REIT with respect to the Properties, the Existing Owners or the Contributed Interests including without limitation, representations and warranties regarding the physical condition of the Properties or their suitability for any particular purpose. Further, the Partnership acknowledges that it has completed its due diligence and has had an opportunity to, among other things, independently inspect the Properties and perform any tests and/or studies desired by the Partnership in connection therewith and that the Partnership has entered into this Agreement based upon such examination and inspection and the Partnership agrees that the Properties shall be accepted by the Partnership at each Closing in their then present condition, "as is," with all faults, if any, and without any warranty whatsoever, express or implied, except as expressly set forth in this Agreement or in any closing certificate required pursuant to Section 11.01(c) hereof.

         Section 4.02. Each and every representation and warranty of a Contributor contained in this Agreement shall be deemed to have been relied upon by the REIT and the Partnership notwithstanding any investigation, inspection, examination or the performance of any tests and/or studies the REIT and the Partnership or its representatives may have made with respect thereto or any information developed by or made available to the REIT and/or the Partnership prior to any Closing.

                 SECTION 5: MATTERS TO WHICH THE SALE IS SUBJECT

         Section 5.01. Subject to Section 6.02 hereof, the Contributors shall assign and convey or cause to be assigned and conveyed to the Partnership all of their right, title and interest in the Existing Owners, which Existing Owners shall have marketable fee title to the Properties free and clear of any and all mortgages, liens, leases, encumbrances and easements, except:

         (a) All taxes, water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed, becoming due and payable after the Closing Date;

         (b) All zoning laws and building ordinances, resolutions, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal government;

         (c) The rights of those parties occupying space at any of the Improvements pursuant to the Leases described on EXHIBIT B attached hereto;

         (d)  The Existing Mortgages; and

         (e)  The Permitted Encumbrances.

         Section 5.02. The Partnership and the REIT acknowledge that one of the Permitted Encumbrances is an approximately $2,200,000 mechanics lien in favor of Clayco Construction Company. Prior to the Stage I Closing, Robert Morris and Joseph D. Morris shall deliver an indemnity agreement with respect to such mechanics lien and certain environmental matters to RMOP and the Title Insurer, which indemnity agreement shall be substantially in the form of EXHIBIT U attached (the "MECHANICS LIEN AND ENVIRONMENTAL INDEMNITY").

              SECTION 6: OUTSTANDING INTEREST OR UNMARKETABLE TITLE

         Section 6.01. The Partnership acknowledges receipt of copies of the existing title insurance policies (collectively, the "TITLE POLICIES") with respect to the Real Property, all as more particularly described in EXHIBIT D attached hereto.

         Section 6.02. If, immediately prior to any Closing Date, it should appear that any Property is affected by any outstanding interest or question of title which is not permitted by Section 5.01 hereof and such outstanding interest or question of title is likely to have a Material Adverse Effect, then the Contributors may adjourn the applicable Closing for a period not exceeding one (1) month to remove such outstanding interest or question of title so that it will no longer have a Material Adverse Effect; provided, however, that (i) the Contributors shall not have the right to remove any outstanding interest or question of title if the Losses likely to result therefrom exceed $25,000,000 and (ii) in the event the aggregate Loss likely to result from any outstanding interest or question of title shall exceed $20,000,000 (but shall be less than $25,000,000), then the Contributors with respect to such Closing may, at their option, elect to cure any such outstanding interest or question of title, or reduce the applicable Consideration, such that the aggregate Loss likely to result therefrom shall not exceed $15,000,000. Notwithstanding the foregoing, if a judgment against an Existing Owner or monetary lien incurred by an Existing Owner is recorded or filed against any of the Properties (collectively, the "UNPERMITTED ENCUMBRANCES"), then the applicable Contributors shall cause the Existing Owners to discharge such Unpermitted Encumbrances; provided, however, that in no event shall the applicable Contributors or the applicable Existing Owners be obligated to expend (i) more than $1,000,000, in the aggregate, with respect to the Stage I Properties, (ii) more than $3,000,000, in the aggregate, with respect to the Stage II Properties or (iii) more than $1,000,000, in the aggregate, with respect to the Stage III Properties, to satisfy such judgments or liens (unless such lien is a mortgage executed by an Existing Owner, in which event, the monetary limitations set forth in (i), (ii) and (iii) above shall not apply and such mortgage shall be satisfied at the applicable Closing without regard for any such limitations). If after any applicable adjournment, the Contributors shall be unable to remove such Unpermitted Encumbrances or such other outstanding interest or question of title to the extent required as set forth above, the Partnership shall have the right to waive the defect in title without a reduction in the applicable Consideration or terminate this Agreement as to Properties for which a Closing shall not have been completed by written notice to the Contributors whereupon the Downpayment Amount or the Letter of Credit, as applicable, shall be immediately returned to the Partnership and the parties shall have no further rights or obligations hereunder.

                             SECTION 7: ADJUSTMENTS

         Section 7.01. A statement of prorations and adjustments shall be prepared by the applicable Contributors in conformity with the provisions of this Agreement and submitted to the Partnership for review and approval not less than three (3) Business Days prior to each respective Closing Date. For purposes of prorations, the Partnership shall be deemed the owner of the Properties as of 12:01 a.m. on each respective Closing Date. In addition to prorations and adjustments that may otherwise be provided for in this Agreement, the following items are to be prorated or adjusted (as the case requires) as of each respective Closing Date:

         (a) The full amount of the Security Deposits held by the Existing Owners shall be credited to the Partnership (except with respect to the Tenants listed on SCHEDULE 14, for which Joseph Morris and Robert Morris shall indemnify the Partnership pursuant to a Security Deposit Indemnity Agreement in the form of EXHIBIT T hereto);

         (b) To the extent such charges are not billed directly to the Tenants, water, electricity, sewer, gas and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, if final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility billing;

         (c) Amounts paid or payable under any Service Contracts shall be prorated based, to the extent practicable, on final invoices or, in the event final invoices are available, based on the most currently available billing information and reprorated upon issuance of final invoices;

         (d) All Real Estate Taxes shall be prorated on a per diem basis as of each respective Closing Date, except to the extent they are payable by the Tenants. If bills for Real Estate Taxes on any Real Property have not been issued as of the applicable Closing Date and the amount of Real Estate Taxes for the then current tax fiscal year is not then known, the apportionment of Real Estate Taxes shall be made at Closing on the basis of the prior fiscal year's Real Estate Taxes (post Closing adjustments shall be made, as appropriate, between the Partnership and the Contributors for the Real Estate Taxes as and when such sums can be precisely determined by the Partnership and the Contributors);

         (e) All assessments, general or special, shall be prorated as of the applicable Closing Date, except to the extent they are payable by the Tenants, on a "due date" basis such that the Contributors shall be responsible for any installments of assessments which are first due or payable prior to such Closing Date and the Partnership shall be responsible for any installments of assessments which are first due or payable on or after such Closing Date;

         (f) All Rents and other charges actually received, including, without limitation, all additional rent, shall be prorated at each Closing. At the time(s) of final calculation and collection from Tenants of additional rent for the year in which a Closing occurs, there shall be a re-proration between the Partnership and the Contributors as to additional rent adjustments, which re-proration shall be paid upon the Partnership's presentation of its final accounting to the Contributors, certified as to accuracy by the Partnership. The parties' respective obligations to reprorate additional rent shall survive each Closing and shall not merge into any instrument of conveyance delivered at such Closing. At the Closings, no Rent for the Closing Month shall be prorated unless such Rent has already been received. If the Partnership discovers at any time after a Closing that any Tenants prepaid Rent which was not credited to the Partnership at such Closing as required by this Section, the applicable Contributors shall pay to the Partnership within a reasonable time after notice from the Partnership such prepaid rent; provided, the amount so payable shall not exceed, for each applicable Tenant, prepaid rent for more than 30 days prior to the applicable Closing. Notwithstanding the foregoing, the Partnership shall use reasonable efforts after each Closing Date to collect any delinquent rents due to the Existing Owners from Tenants. Further, after the Closing Date, the Contributors shall have the right, and the Partnership hereby grants the applicable Contributors the right, enforceable at their sole expense, to pursue legal action against any Tenant (and any guarantors with respect to the applicable Lease) who has defaulted, prior to such Closing Date, under a Lease (including, without limitation, any right to pursue legal action against Supreme Warehouse with respect to its lease in the 55 Carter Property); provided, however, that the Contributors shall not have the right to terminate any Lease (or any right to dispossess any Tenant thereunder). All Rents and other charges received by the Partnership from any Tenant, after the applicable Closing Date, shall be applied, (i) first, to the month (the "CLOSING MONTH") in which the Closing occurs and such Rents shall be prorated between the parties as set forth above, (ii) second, to the payment to the Contributors of an amount equal to the sum of (x) delinquent Rents, if any, owed to, and for the benefit of, the Contributors for the one-month period prior to the Closing Month and (y) any items of base rent and additional rent (excluding any extraordinary items of Rent) which are not delinquent as of such Closing Date, but are allocable to the one (1) month period preceding such Closing (but in no event shall the aggregate amount of the items set forth in (y) above exceed $250,000), (iii) third, by the Partnership towards rental obligations accruing subsequent to the applicable Closing Month and (iv) fourth, to the payment of any other Rent owed to and for the benefit of, the Contributors accruing prior to the applicable Closing Month.

         (g) If a new lease (each, a "NEW LEASE") conforming to the Leasing Guidelines for any vacant space at the Properties (other than vacant space at the Properties in any Stage II Property which is vacant as of the date hereof) is executed prior to the applicable Closing with respect to such Property, then the applicable Contributors (to the extent that such Contributors own equity interests in the applicable Existing Owners) and the Partnership shall each bear a pro rata share of the tenant improvement costs and leasing commission attributable to such New Lease (the "NEW LEASE COSTS"). The Contributors' proportionate share of the New Lease Costs shall be based on that portion of the New Lease's initial term commencing on and after the date the Tenant commences paying rent that elapses prior to the applicable Closing Date, and the Partnership's proportionate share shall be based on that portion of the New Lease's initial term commencing on and after the date the Tenant commences paying rent that remains unexpired as of the applicable Closing Date. The Contributor shall pay all New Lease Costs and the Partnership shall reimburse the Contributor for its proportionate share of such New Lease Costs by way of an adjustment in the Consideration due with respect to such Closing. If this Agreement is terminated prior to an applicable Closing, then the Partnership shall have no liability or obligation with respect to any New Lease or any New Lease Cost relating to such Closing.

         (h) All interest payable on the Existing Mortgages.

         (i) All assessments and other sums paid by any Person and held by an Existing Owner or payable by an Existing Owner (which assessments and other sums are not reimbursable by any Person) pursuant to the terms of any declaration of protective covenants encumbering any of the Properties.

         (j) To the extent Vescom, Inc. shall have received less than $650,000 in reimbursements of tenant improvement costs pursuant to its Lease of space at the 5 Henderson Drive Property, the Partnership shall receive a credit, in an amount equal to such deficiency, at the Stage III Closing.

         (k) In the event one or more of the Stage II Properties shall not have achieved Stabilization prior to the applicable Stage II Closing Date, the Partnership shall receive a credit to the applicable Consideration, in an amount equal to the tenant improvement costs and leasing commissions related to space which is not leased on both the date hereof and the Stage II Closing Date, as more particularly set forth on SCHEDULE 30 hereto, together with any other unpaid tenant improvement costs and leasing commissions; provided, however, that the Partnership shall be entitled to such credit with respect to any space at 6 Joanna which is occupied on the Stage II Closing Date by Beaulieau of America.

         (l) Those amounts shown on SCHEDULE 33 with respect to brokerage commissions payable under Leases shall be credited by the applicable Contributors to the Partnership.

         Section 7.02. For purposes of calculating prorations, the Partnership shall be deemed to be in title to the Properties, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of such Closing Date. Any proration which must be estimated at the applicable Closing Date shall be reprorated and finally adjusted in accordance with the provisions of this
Section 7.

         Section 7.03. Any adjustments and prorations made at the Stage I Closing shall be made in cash, Units and/or Preferred Stock to the applicable Contributors, in such amount, and with respect to such Contributor, in such proportion and in such type of Consideration (i.e., cash, Units and Preferred Stock), as is set forth on SCHEDULE 17.1 hereto. Any adjustments and prorations with respect to the Stage I Properties which are finalized subsequent to the Stage I Closing shall be made on the earlier of (i) the initial Stage II Closing or (ii) May 30, 2000 and if such adjustments and prorations are finalized after the later of such dates, shall be made within ten (10) days after being so finalized. It is agreed that (x) all net credits to the Contributors arising from such adjustments and prorations shall be made by the Partnership's and/or the REIT's, as applicable, delivery of cash, Units and Preferred Stock to the applicable Contributors, in such amount and, with respect to each such Contributor, in such proportion and in such type of Consideration (i.e., cash, Units and Preferred Stock), as was delivered at the Stage I Closing and (y) all net credits to the Partnership arising from such adjustments and prorations shall be made in cash; it being expressly understood that as among the Contributors, the applicable Contributors' rights and obligations with respect to the same, shall be in proportion to the Consideration received by such Contributor in connection with the Stage I Closing.

         Section 7.04. Any adjustments and prorations made at any Stage II Closing shall be made in cash, Units and/or Preferred Stock to the applicable Contributors, in such amount, and with respect to such Contributor, in such proportion, and in such type of Consideration (i.e., cash, Units and Preferred Stock) as is set forth on SCHEDULE 17.2 hereto. Any adjustments and prorations with respect to the Stage II Properties which are finalized subsequent to the applicable Stage II Closing shall be made on the earlier of (i) the next Stage II Closing or, if not applicable, the Stage III Closing or (ii) May 30, 2000 and if such adjustments and prorations are finalized after the later of such dates, shall be made within ten (10) days after so finalized. It is agreed that (x) all net credits to the Contributors arising from such adjustments and prorations shall be made by the Partnership's and/or the REIT's, as applicable, delivery of cash, Units and Preferred Stock to the applicable Contributors, in such amount and, with respect to each such Contributor, in such proportion and in such type of Consideration (i.e., cash, Units and Preferred Stock), as was delivered at the applicable Stage II Closing and (y) all net credits to the Partnership arising from such adjustments and prorations shall be made in cash; it being expressly understood that as among the Contributors, the applicable Contributors' obligations with respect to the same, shall be in proportion to the Consideration received by such Contributor in connection with the Stage II Closing.

         Section 7.05. Any adjustments and prorations made at the Stage III Closing shall be made in cash, Units and/or Preferred Stock to ROP, in such amount and proportion as is set forth on Schedule 17.3 hereto. Any adjustments and prorations with respect to the Stage III Properties which are finalized subsequent to the Stage III Closing shall be made on or before August 30, 2000; and if such adjustments and prorations are finalized after such dates, shall be made within ten (10) days after so finalized. It is agreed that (x) all net credits to ROP arising from such adjustments and prorations shall be made by the Partnership's and/or the REIT's, as applicable, delivery of cash to ROP and (y) all net credits to the Partnership arising from such adjustments and prorations shall be made by ROP's delivery of cash to the Partnership.

         Section 7.06. The landlord under the C&I Lease is obligated to make certain rent payments (the "MIDDLESEX RENTAL PAYMENTS") with respect to certain premises (the "MIDDLESEX PREMISES") leased by C&I Promotions, Inc. at 2 Middlesex Avenue, Monroe, New Jersey, as more particularly set forth in the C&I Lease. The parties hereto agree that (i) ROP will retain the obligation to make the Middlesex Rental Payments which will be due and payable under the C&I Lease on or subsequent to the Stage III Closing, and, (ii) in consideration of ROP's retaining the obligation set forth in clause (i) above, the Partnership hereby grants to ROP the right to rent, use or otherwise deal with the Middlesex Premises, which right is more particularly set forth in the C&I Lease; provided, however, that in the event ROP, upon prior written notice to the Partnership, shall remit an amount (the "MIDDLESEX PREPAYMENT") equal to the then present value of the Middlesex Rental Payments (which present value shall be determined using a discount rate of 11.5%) to the Partnership on or subsequent to the Stage III Closing Date, then the Partnership, subsequent to its receipt of the Middlesex Prepayment, shall be obligated to pay the amounts set forth in clause
(i) above and shall receive the rights set forth in (ii) above. This Section
7.06 will survive Closing.

                               SECTION 8: CASUALTY

         Section 8.01. If, on or prior to the applicable Closing Date, any Property or part thereof shall be destroyed or damaged by fire or other casualty, the applicable Contributors shall promptly give written notice (a "CASUALTY NOTICE") thereof to the Partnership and the Partnership shall nevertheless acquire all of the partnership, membership or other ownership interests in the applicable Existing Owner, pursuant to all the terms and conditions of this Agreement, subject to the following: (i) the applicable Contributors shall not permit any Existing Owner, without the Partnership's prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned), to (a) adjust and settle any insurance claims in excess of $750,000 or (b) enter into any construction or other contract for the repair or restoration of such Property (unless such contract is for an amount equal to or less than $750,000 and the amount of insurance proceeds, plus any deductible received as a result of such casualty is equal to or more than such contract amount) and (ii) at the applicable Closing, the applicable Contributors shall
(1) pay over to the Partnership the amount of any insurance proceeds, to the extent collected by such Existing Owner in connection with such casualty, less the amount of the actual expenses incurred by such Existing Owner in connection with collecting such proceeds and making any repairs to the Property occasioned by such casualty pursuant to any contract and (2) assign to the Partnership all of the applicable Contributors' right, title and interest in and to any insurance proceeds that are uncollected at the time of such Closing and that may be paid in respect of such casualty, subject to the payment in full of the applicable Consideration by the Partnership to such Contributors. The Contributors shall reasonably cooperate with the Partnership in the collection of such proceeds, which obligation shall survive the respective Closing for a period of one (1) year. At the Closing with respect to such Property, the Partnership shall receive a credit against the Consideration in an amount equal to any deductible(s) applicable thereto. Notwithstanding anything contained herein to the contrary, in the event a Substantial Casualty shall have occurred and the Partnership and the REIT shall desire to terminate this Agreement, the Partnership and the REIT shall, within ten (10) days of their receipt of a Casualty Notice, so inform the applicable Contributors in writing (such writing shall be referred to herein as a "TERMINATION NOTICE"). Thereafter, in the event the applicable Contributors shall (x) obtain written waivers from one or more Tenants of such Tenants' rights to terminate their Leases, which waivers do not otherwise modify the terms of such Tenants' Leases (unless the applicable Contributors shall reimburse the Partnership for any amounts or credits that may have been given to such Tenants), such that a Substantial Casualty shall no longer exist and (y) forward the waivers referred to in (x) above to the Partnership within sixty (60) days of the applicable Contributors' receipt of such Termination Notice, the Partnership shall have no right to terminate this Agreement and the applicable Closing shall take place on the later to occur of
(a) the scheduled Closing Date or (b) such other date as the Partnership shall select, which date shall be no later than 30 days after the Partnership's receipt of the written waivers set forth in (x) above; it being expressly understood that in the event the applicable Contributors shall not have provided the Partnership and the REIT with the evidence referred to in (x) above within sixty (60) days of the applicable Contributors' receipt of a Termination Notice, this Agreement shall be deemed terminated with respect to any Properties for which Closings shall not yet have occurred, whereupon, subject to Section 26 hereof, the Downpayment Amount or the Letter of Credit, as applicable, shall be returned to the Partnership and the parties hereto shall be released of all obligations and liabilities in connection with this Agreement with respect to Properties for which Closings shall not yet have occurred.

                     SECTION 9: CONDEMNATION PENDING CLOSING

         Section 9.01. If, prior to the applicable Closing Date, condemnation or eminent domain proceedings shall be commenced by any competent public authority against any Real Property or any part thereof, the applicable Contributors shall promptly give the Partnership written notice (a "CONDEMNATION NOTICE") thereof. Thereafter, the Partnership shall acquire all of the partnership, or other ownership interests in the applicable Existing Owner pursuant to the terms of this Agreement, whereupon any award payable to such Existing Owner shall be paid to the Partnership, and the applicable Contributors shall deliver to the Partnership at the applicable Closing all assignments and other documents reasonably requested by the Partnership to vest such award in the Partnership. The applicable Contributors shall not permit any Existing Owner, without the Partnership's prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned) to (a) adjust and settle any condemnation claims in excess of $750,000 or (b) enter into any construction or other contract for the repair or restoration of such Property (unless such contract is for an amount equal to or less than $750,000 and the amount of condemnation proceeds received as a result of such condemnation is equal to or more than such contract amount). Notwithstanding anything contained herein to the contrary, in the event that, subsequent to the settlement of one or more condemnation or eminent domain proceedings, a Substantial Condemnation shall have occurred and the Partnership and the REIT shall desire to terminate this Agreement, the Partnership and the REIT shall, within ten (10) days of their receipt of a Condemnation Notice, deliver a Termination Notice to the applicable Contributors. Thereafter, in the event the applicable Contributors shall (x) obtain written waivers from one or more Tenants of such Tenants' rights to terminate their Leases, which waivers do not otherwise modify the terms of such Tenants' Leases (unless the applicable Contributors shall reimburse the Partnership for any amounts or credits that may have been given to such Tenants), such that a Substantial Condemnation shall no longer exist and (y) forward the waivers referred to in (x) above to the Partnership within sixty
(60) days of the applicable Contributors' receipt of such Termination Notice, the Partnership shall have no right to terminate this Agreement and the applicable Closing shall take place on the later to occur of (a) the scheduled Closing Date or (b) such other date as the Partnership shall select, which date shall be no later than 30 days after the Partnership's receipt of the written waivers set forth in (x) above; it being expressly understood that in the event the applicable Contributors shall not have provided the Partnership and the REIT with the evidence referred to in (x) above within sixty (60) days of the applicable Contributors' receipt of a Termination Notice, this Agreement shall be deemed terminated with respect to any Properties for which Closings shall not yet have occurred, whereupon, subject to Section 26 hereof, the Downpayment Amount or the Letter of Credit, as applicable, shall be returned to the Partnership and the parties hereto shall be released of all obligations and liabilities in connection with this Agreement with respect to Properties for which Closings shall not yet have occurred.

          SECTION 10: THE CONTRIBUTORS' REPRESENTATIONS AND WARRANTIES

         To induce the Partnership to enter into this Agreement and to accept the Contributors' interest in the Existing Owners from the Contributors, the applicable Contributors make the following representations and warranties, all of which the Contributors represent are true in all material respects as of the date hereof and shall be true in all material respects as of each Closing Date and shall be deemed remade as of that date:

         Section 10.01. (a) The RMOP Contributors jointly and severally represent that RMOP is the fee owner of the Stage I Properties, subject only to the items permitted by Section 5 hereof.

         (b) The RMOP Contributors (other than RMIIGP) jointly and severally represent that, at the Stage I Closing, the RMOP Subs will be the fee owners of the Stage II Properties, subject only to the items permitted by Section 5 hereof.

         (c) ROP represents that, at the Stage III Closing, a Subsidiary of ROP will be the fee owner of the Stage III Properties, subject only to the items permitted by Section 5 hereof and subject to Section 3.01(e).

         Section 10.02. (a) The Morris Contributors jointly and severally represent that, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under the Agreement do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the RMOP Contributors (other than RMIT), RMOP or any RMOP Sub (or any of such Persons' Subsidiaries) pursuant to, any contract, indenture, mortgage, note, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Persons are parties or by which such Persons may be bound, or to which any of such Persons properties or assets may be bound or subject, nor will such action result in any violation of the provisions of the Organizational Documents of the RMOP Contributors (other than RMIT), RMOP or any RMOP Sub or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the RMOP Contributors (other than RMIT), RMOP, or any RMOP Sub or any of such Person's properties or assets.

         (b) RMIT represents that, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under the Agreement do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of RMOP, RMIT, RMIIGP, any RMOP Sub (or any of such Persons' Subsidiaries) pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Persons are parties or by which such Persons may be bound, or to which any of such Persons properties or assets may be bound or subject, nor will such action result in any violation of the provisions of the organizational documents of RMOP, RMIT, RMIIGP, any RMOP Sub, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over RMOP, RMIT, RMIIGP or any RMOP Sub or any of such Person's properties or assets.

         (c) ROP represents that, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under the Agreement do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of ROP, any ROP Sub or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Person is a party or by which such Person may be bound, or to which such Person's properties or assets may be bound or subject, nor will such action result in any violation of the provisions of the organizational documents of ROP, any ROP Sub or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over ROP, any ROP Sub or such Person's properties or assets.

         (d) RMIIGP represents that, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under the Agreement do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of RMOP or RMIIGP pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Persons are parties or by which such Persons may be bound, or to which any of such Persons' properties or assets may be bound or subject, nor will such action result in any violation of the provisions of the organizational documents of RMOP or RMIIGP or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over RMOP or RMIIGP or any of such Persons' properties or assets.

         Section 10.03. (a) The RMOP Contributors jointly and severally represent that, except as set forth on SCHEDULE 6 attached, neither RMOP, any of the RMOP Subs, nor any RMOP Contributor has received written notice, and neither RMOP, any of the RMOP Subs, nor any RMOP Contributor has actual knowledge of (i) any violation of any applicable federal, state or local law (including, without limitation, any zoning laws or building codes) with respect to the Stage I Properties or the Stage II Properties or (ii) any pending or threatened appeals, revocations or suspensions of any permits, approvals or consents, relating to the current use or proposed use of the Stage I Properties or the Stage II Properties.

         (b) ROP represents that, except as set forth on SCHEDULE 6 attached, neither ROP nor any ROP Sub has received written notice, and neither ROP nor any ROP Sub has actual knowledge of (i) any violation of any applicable federal, state or local law (including, without limitation, any zoning laws or building codes) with respect to the Stage III Properties or (ii) any pending or threatened appeals, revocations or suspensions of any permits, approvals or consents, relating to the current use or proposed use of the Stage III Properties.

         Section 10.04. (a) Except as set forth on SCHEDULE 7 attached, the RMOP Contributors jointly and severally represent that there are no existing or pending claims, condemnations or sales in lieu thereof with respect to any aspect of any of the Stage I Properties or Stage II Properties nor any actions, suits, condemnations, proceedings or claims been threatened or asserted.

         (b) Except as set forth on SCHEDULE 7 attached, ROP represents that there are no existing or pending claims, condemnations or sales in lieu thereof with respect to any aspect of any of the Stage III Properties nor any actions, suits, condemnations, proceedings or claims been threatened or asserted.

         Section 10.05. (a) The RMOP Contributors jointly and severally represent that, except as set forth on SCHEDULE 26 hereto, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation or proceeding with respect to the Stage I Properties or the Stage II Properties, pending, or to the RMOP Contributors' knowledge, threatened against or affecting the RMOP Contributors, RMOP, the RMOP Subs or any portion of the Stage I Properties or the Stage II Properties relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         (b) ROP represents that, except as set forth on SCHEDULE 26 hereto, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation or proceeding with respect to the Stage III Properties, pending, or to ROP's knowledge, threatened, against or affecting the ROP Subs or any portion of the Stage III Properties relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         Section 10.06. (a) The RMOP Contributors jointly and severally represent that, except as set forth on SCHEDULE 27 hereto, neither RMOP, any RMOP Sub nor any RMOP Contributor has, and to RMOP's, the RMOP Subs' and the RMOP Contributors' knowledge, no other party has released, buried or dumped any hazardous substances, oils, pollutants or contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations or processes on, beneath or adjacent to any portion of the Stage I Properties or the Stage II Properties, except (i) in accordance with applicable laws and regulations or (ii) in a manner such that there has been no release of any such substance into the environment.

         (b) ROP represents that, except as set forth on SCHEDULE 27 hereto, no ROP Sub has and to ROP's and the ROP Subs' knowledge, no other party has released, buried or dumped any hazardous substances, oils, pollutants or contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations or processes on, beneath or adjacent to any portion of the Stage III Properties, except (i) in accordance with applicable laws and regulations or (ii) in a manner such that there has been no release of any such substance into the environment.

         Section 10.07. (a) The RMOP Contributors jointly and severally represent that (i) except as set forth on SCHEDULE 21 attached hereto, no Tenant in a Stage I Property or a Stage II Property is in default with respect to, or in arrears (for more than 30 days) in the payment of, any base rent or additional rent required of such Tenant under its Lease and, to the actual knowledge of the RMOP Contributors, there is no material non-monetary default under any Lease relating to a Stage I Property or a Stage II Property; (ii) no Tenant in a Stage I Property or a Stage II Property has informed RMOP of a landlord default under such Lease; (iii) no Tenant has prepaid rent in excess of one month in advance or, to the RMOP Contributor's knowledge, is the subject of bankruptcy proceedings (except MBI Merchandising); (iv) each of the Leases set forth on EXHIBIT B attached hereto is in full force and effect; (v) except as set forth in the Leases, following Closing, the Partnership will have no obligation to pay rent or satisfy any other obligation of any Tenant for space in any other building, or to purchase any Tenant's leasehold estate in any other building, or to contribute to any Tenant for unfinished tenant leasehold improvements; (vi) except as set forth in the Leases, no Tenant is entitled to any free rent, concession, rebate, refund or other unfilled landlord inducement;
(vii) SCHEDULE 10 is a true and correct list of all Security Deposits currently being held by RMOP and the RMOP Subs; and (viii) no Existing Owner, nor to the RMOP Contributors' knowledge, any other party is in default under the terms of such Service Contracts.

         (b) ROP represents that (i) except as set forth on SCHEDULE 21 attached hereto, no Tenant in a Stage III Property is in default with respect to, or is in arrears (for more than 30 days) in the payment of, any base rent or additional rent required of such Tenant under its Lease and, to ROP's actual knowledge, there is no material non-monetary default under any Lease relating to a Stage III Property; (ii) no Tenant in a Stage III Property has informed any ROP Sub of a landlord default under such Lease; (iii) no Tenant has prepaid rent in excess of one month in advance or, to the best of ROP's knowledge, is the subject of bankruptcy proceedings; (iv) each of the Leases set forth on EXHIBIT B attached hereto is in full force and effect; (v) except as set forth in the Leases, following Closing, the Partnership will have no obligation to pay rent or satisfy any other obligation of any Tenant for space in any other building, or to purchase any Tenant's leasehold estate in any other building, or to contribute to any Tenant for unfinished tenant leasehold improvements; (vi) except as set forth in the Leases, no Tenant is entitled to any free rent, concession, rebate, refund or other unfilled landlord inducement; (vii) SCHEDULE 10 is a true and correct list of all Security Deposits currently being held by the ROP Subs; and (viii) no ROP Sub, nor to ROP's knowledge, any other party is in default under the terms of such Service Contracts.

         Section 10.08. (a) Each Contributor represents that such Contributor is not a "foreign person" as defined in Section 1445 of the Code and the income tax regulations thereunder.

         (b) The RMOP Contributors jointly and severally represent and warrant that RMOP is not a "foreign person" as defined in Section 1445 of the Code and the income tax regulations thereunder.

         (c) The RMOP Contributors (other than RMIIGP) jointly and severally represent and warrant that no RMOP Sub is a "foreign person" as defined in
Section 1445 of the Code and the income tax regulations thereunder.

         (d) ROP represents and warrants that no ROP Sub is a "foreign person" as defined in Section 1445 of the Code and the income tax regulations thereunder.

         Section 10.09. (a) ROP and RMIT jointly and severally represent that
(i) RMIT has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the power and authority to own, lease and operate its properties, to conduct the business in which it is engaged, to enter into, execute and deliver this Agreement and the other documents to be delivered by it at the applicable Closings and to consummate the transactions contemplated under the Agreement and the other documents to be delivered by it at the applicable Closings and (ii) ROP has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties, to conduct the business in which it is engaged, to enter into, execute and deliver this Agreement and the other documents to be delivered by it at the applicable Closings and to consummate the transactions contemplated under the Agreement and the other documents to be delivered by it at the applicable Closings.

         (b) ROP and RMIT jointly and severally represent that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or Governmental or Regulatory Authority or agency or any other entity or person is necessary or required for the consummation by RMIT or ROP of the transactions contemplated under the Agreement and the other documents to be delivered by it at the applicable Closings, except such as have been already obtained and except as disclosed in Section 3.01(e) hereof.

         (c) ROP and RMIT jointly and severally represent that neither ROP nor RMIT is an "investment company" within the meaning of the Investment Company Act of 1940, as amended

         Section 10.10. (a) The Morris Contributors jointly and severally represent that (i) the Morris Trusts have been duly organized and are validly existing under the laws of the State of New Jersey and have the power and authority to own and manage their properties, to conduct the business in which they are engaged, to enter into, execute and deliver this Agreement and the other documents to be delivered by it at the applicable Closings and to consummate the transactions contemplated under the Agreement and the other documents to be delivered by it at the applicable Closings; (ii) the Morris Partnerships have been duly organized and are validly existing as a limited partnership in good standing under the laws of the State of New Jersey and have the power and authority to own, and manage their properties, to conduct the business in which they are engaged, to enter into, execute and deliver this Agreement and the other documents to be delivered by it at the applicable Closings and to consummate the transactions contemplated under the Agreement and the other documents to be delivered by it at the applicable Closings and (iii) the Morris Contributors (other than the Morris Partnerships and the Morris Trusts) have the power and authority to own and manage their properties, to conduct the businesses in which they are engaged, to enter into, execute and deliver this Agreement and the other documents to be delivered by such Persons at the applicable Closings and to consummate the transactions contemplated under this Agreement and the other documents to be delivered by it at the applicable Closings.

         (b) The Morris Contributors jointly and severally represent that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the consummation by the Morris Contributors of the transactions contemplated under the Agreement and the other documents to be delivered by such Persons at the applicable Closings, except such as have been already obtained.

         (c) The Morris Contributors jointly and severally represent that no Morris Contributor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 10.11. The RMOP Contributors jointly and severally represent and warrant the following:

         (a) RMOP is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged.

         (b) The financial information with respect to RMOP which has been furnished to the Partnership (including, without limitation, aged receivables and profit and loss statements) with respect to the period commencing on January 6, 1998, fairly presents the financial position of RMOP at the respective dates indicated and has been prepared on an accrual basis.

         (c) RMOP is not in violation of its (i) certificate of limited partnership or partnership agreement or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets may be bound or subject.

         (d) There is no action, suit, proceedings, inquiry or investigation before or by any court or Governmental or Regulatory Authority, now pending or, to the knowledge of RMOP, or any RMOP Contributor threatened against or affecting RMOP or any of its properties or assets.

         (e) RMOP is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (f) RMIIGP has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own and operate its properties, to conduct the business in which it is engaged, to enter into, execute and deliver this Agreement and the other documents to be delivered by it at the Stage I Closing and to consummate the transactions contemplated under the Agreement and the other documents to be delivered by it at the Stage I Closing.

         (g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the consummation by RMIIGP of the transactions contemplated under this Agreement and the other documents to be delivered by it at the Stage I Closing, except such as have been already obtained.

         (h) RMIIGP is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 10.12. (a) The RMOP Contributors jointly and severally represent that (i) RMOP has prepared and timely filed all tax returns required to be filed by it on or before the date hereof, including tax returns with respect to the Stage I Properties, which tax returns are true, correct and complete in all material respects; (ii) RMOP has paid or made provisions for the payment of all taxes that are due or claimed to be due from it on or before the date hereof by any governmental taxing authority; (iii) no federal, state, local or foreign taxing authority has asserted any tax, lien, interest, penalty or other assessment against the Stage I Properties or RMOP which has not been paid;
(iv) there is no pending audit or inquiry from any federal, state or local tax authority relating to the Stage I Properties or RMOP that may be expected to result in a tax deficiency, lien, interest, penalty or other assessment against the Stage I Properties or RMOP and (v) RMOP was organized and has at all times been classified as a partnership for federal income tax purposes and for applicable state income tax purposes and not as a corporation or an association taxable as a corporation.

         (b) The RMOP Contributors (other than RMIIGP) jointly and severally represent that (i) the RMOP Subs have prepared and timely filed all tax returns required to be filed by them on or before the date hereof including any tax returns with respect to the Stage II Properties, which tax returns are true, correct and complete in all material respects; (ii) the RMOP Subs have paid or made provisions for the payment of all taxes that are due or claimed to be due from them on or before the date hereof by any governmental taxing authority;
(iii) no federal, state, local or foreign taxing authority has asserted any tax, lien, interest, penalty or other assessment against the Stage II Properties or any RMOP Sub which has not been paid; (iv) there is no pending audit or inquiry from any federal state or local tax authority relating to the Stage II Property or any RMOP Sub that may be expected to result in a tax deficiency, lien, interest, penalty or other assessment against the Stage II Properties or any RMOP Subs and (v) each RMOP Sub was organized and at all times has been classified as either a partnership or a disregarded entity for federal income tax purposes and for applicable state income tax purposes and not as a corporation or an association taxable as a corporation.

         (c) ROP represents that (i) the ROP Subs have prepared and timely filed or have been included in all tax returns required to be filed by them or ROP on or before the date hereof, including any tax returns with respect to the Stage III Properties, which tax returns are true, correct and complete in all material respects; (ii) the ROP Subs or ROP has paid or made provisions for the payment of all taxes that are due or claimed to be due from them on or before the date hereof by any governmental taxing authority; (iii) no federal, state, local or foreign taxing authority has asserted any tax, lien, interest, penalty or other assessment against the Stage III Properties or the ROP Subs which has not been paid; (iv) there is no pending audit or inquiry from any federal, state or local tax authority relating to the Stage III Properties or the ROP Subs that may be expected to result in a tax deficiency, lien interest, penalty or other assessment against the Stage III Properties or the ROP Subs; (v) each ROP Sub was organized and has at all times been classified as a partnership or a disregarded entity for federal income tax purposes and for applicable state income tax purposes and not as a corporation or an association taxable as a corporation; and (vi) at least 95% of the gross income generated by the Stage III Properties is, based on current operations and without regard for future operations, from sources described in Section 856(c)(3) of the Code and at least 80% of the assets held by the ROP Subs are assets described in Section 856(c)(4)(A) of the Code.

         (d) The Morris Contributors jointly and severally represent that (i) at least 95% of the gross income generated by the Stage I Properties is, based on current operations and without regard for future operations, from sources described in Section 856(c)(3) of the Code and at least 80% of the assets held by RMOP are assets described in Section 856(c)(4)(A) of the Code and (ii) at least 95% of the gross income generated by the Stage II Properties are, based on current operations and without regard for future operations, from sources described in Section 856(c)(3) of the Code and at least 80% of the assets held by the RMOP Subs are assets described in Section 856(c)(4)(A) of the Code.

         Section 10.13. The Contributors jointly and severally represent that the schedule of insurance policies to be set forth on SCHEDULE 22 attached is true, complete and correct in all material respects, all such policies are in full force and effect and no Existing Owner is in default with respect to any material provisions contained in any such policy; neither any Existing Owner, nor, to the best of each Contributor's knowledge, any agent of any Existing Owner, has received from any insurer any notice with respect to any defects or inadequacies affecting all or any part of the Properties, any notice of cancellation or non-renewal of any such policy, or any notice that any insurance premiums will be materially increased in the future or that any insurance coverage under such policies will not be available in the future on substantially the same terms as now in effect.

         Section 10.14. (a)The RMOP Contributors jointly and severally represent that (i) the Contracts which relate to the Stage I Properties comprise every contract, agreement, relationship and commitment, oral or written (other than the Leases and the Permitted Encumbrances) that affect the Stage I Properties and to which RMOP is a party or by which it is bound, including, without limitation, all agreements relating to the management, construction, operation, maintenance or repair of any Stage I Property, the purchase of materials, supplies, equipment, machinery parts, products and services, and the lease of any equipment or personal property, (ii) the Contracts which relate to the Stage I Properties are in full force and effect and have not been modified, amended or altered, in writing or otherwise and (iii) neither RMOP, nor, to the knowledge of the RMOP Contributors, any other party is in default under the terms of any Contract which relates to any of the Stage I Properties. Except as otherwise noted on SCHEDULE 23 attached, each Service Contract relating to the Stage I Properties is cancelable by Existing Owner (or its assignees or successors) without payment of any penalty upon not more than thirty (30) days prior notice. Except as otherwise noted on SCHEDULE 23 attached, no Service Contract is with an affiliate of RMOP or an RMOP Contributor.

         (b) The RMOP Contributors (other than RMIIGP) jointly and severally represent that (i) the Contracts which relate to the Stage II Properties comprise every contract, agreement, relationship and commitment, oral or written (other than the Leases and the Permitted Encumbrances) that affect the Stage II Properties and to which any RMOP Sub is a party or by which such Person may be bound, including, without limitation, all agreements relating to the management, construction, operation, maintenance or repair of any Stage II Property, the purchase of materials, supplies, equipment, machinery parts, products and services, and the lease of any equipment or personal property, (ii) the Contracts which relate to the Stage II Properties are in full force and effect and have not been modified, amended or altered, in writing or otherwise and
(iii) no RMOP Sub, nor, to the knowledge of the RMOP Contributors (other than RMIIGP), any other party is in default under the terms of any Contract which relates to any of the Stage II Properties. Except as otherwise noted on SCHEDULE 23 attached, each Service Contract relating to the Stage II Properties is cancelable by the applicable RMOP Sub (or its assignees or successors) without payment of any penalty upon not more than thirty (30) days prior notice. Except as otherwise noted on SCHEDULE 23 attached, no Service Contract is with an affiliate of an RMOP Sub or an RMOP Contributor.

         (c) ROP represent that (i) the Contracts which relate to the Stage III Properties comprise every contract, agreement, relationship and commitment, oral or written (other than the Leases the Permitted Encumbrances) that affect the Stage III Properties and to which any ROP Sub is a party or by which it is bound, including, without limitation, all agreements relating to the management, construction, operation, maintenance or repair of any Stage III Property, the purchase of materials, supplies, equipment, machinery parts, products and services, and the lease of any equipment or personal property, (ii) the Contracts which relate to the Stage III Properties are in full force and effect and have not been modified, amended or altered, in writing or otherwise and
(iii) no ROP Sub, nor, to ROP's knowledge, any other party is in default under the terms of any Contract which relates to any of the Stage III Properties. Except as otherwise noted on SCHEDULE 23 attached, each Service Contract relating to the Stage III Properties is cancelable by the applicable ROP Sub (or its assignees or successors) without payment of any penalty upon not more than thirty (30) days prior notice. Except as otherwise noted on SCHEDULE 23 attached, no Service Contract is with an affiliate of ROP.

         Section 10.15. (a) The Contributors individually represent, with respect to themselves, that none of them have made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by any of their creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of any of their assets, suffered the attachment or other judicial seizure of all, or substantially all, of any of their assets, admitted in writing their inability to pay their debts as they come due or made an offer of settlement, extension or composition to their creditors generally.

         (b) The RMOP Contributors jointly and severally represent that RMOP has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by any of its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of any of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of any of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

         (c) The RMOP Contributors (other than RMIIGP) jointly and severally represent that no RMOP Sub has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by any of its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of any of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of any of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

         (d) ROP represents that no ROP Sub has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by any of its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of any of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of any of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

         Section 10.16. (a) The RMOP Contributors jointly and severally represent that the financial information regarding the Stage I Properties furnished by the RMOP Contributors and RMOP to the Partnership fairly presents the results of the operations of the Stage I Properties for the periods covered.

         (b) The RMOP Contributors (other than RMIIGP) jointly and severally represent that the financial information regarding the Stage II Properties furnished by the RMOP Contributors to the Partnership fairly presents the results of the operations of the Stage II Properties for the periods covered.

         (c) ROP represents that the financial information regarding the Stage III Properties furnished by ROP to the Partnership fairly presents the results of the operations of the Stage III Properties for the periods covered.

         Section 10.17. (a) The RMOP Contributors jointly and severally represent that (i) each mortgagor under the Existing Mortgages encumbering the Stage I Properties is current in the payment of (and, at all times prior to the Closing, shall pay, when and as due), all sums due under, and is not in default beyond any applicable notice and grace periods under, the Existing Mortgages encumbering the Stage I Properties, (ii) the Existing Mortgages encumbering the Stage I Properties are in full force and effect, and (iii) the principal amount outstanding under Existing Mortgages with respect to the Stage I Properties shall not exceed, in the aggregate, $16.4 million, on the Stage I Closing Date.

         (b) The RMOP Contributors (other than RMIIGP) jointly and severally represent that (i) each mortgagor under the Existing Mortgages encumbering the Stage II Properties is current in the payment of (and, at all times prior to the Closing, shall pay, when and as due), all sums due under the Existing Mortgages encumbering the Stage II Properties, (ii) the Existing Mortgages encumbering the Stage II Properties are in full force and effect, and no RMOP Sub or RMOP Contributor has received any notice of a default thereunder that remains outstanding and (iii) the principal amount outstanding under Existing Mortgages with respect to the Stage II Properties shall not exceed, in the aggregate, the cash and assumed indebtedness portions of the applicable Stage II Consideration.

         (c) ROP represents that there are no Existing Mortgages encumbering the Stage III Properties.

         Section 10.18. (a) The Contributors jointly and severally represent that, except as otherwise set forth herein, at the applicable Closing, (i) the only assets of the Existing Owners will be the Properties, (ii) the only loans to the Existing Owners will be the Existing Mortgages and (iii) there are no non-property related liabilities except those incurred in the ordinary course of business.

         (b) The RMOP Contributors jointly and severally represent that (i) EXHIBIT B attached contains a true and complete listing of all Leases with respect to the Stage I Properties and the Stage II Properties as of the date of this Agreement; (ii) SCHEDULE 16 attached contains a true and complete listing of all Service Contracts affecting the Stage I Properties and the Stage II Properties as of the date of this Agreement; (iii) except with respect to the Brokerage Agreements listed on SCHEDULE 24 hereto, no brokerage or leasing commissions or other compensation is or will be due or payable to any party (each, a "LEASE BROKER") with respect to, or on account of, the current term of any of the Leases with respect to the Stage I Properties and the Stage II Properties; and (iv) SCHEDULE 5 attached contains a complete listing of all Purchase Options and purchase agreements to which RMOP or any RMOP Sub is a party.

         (c) ROP represents that (i) EXHIBIT B attached contains a true and complete listing of all Leases with respect to the Stage III Properties as of the date of this Agreement; (ii) SCHEDULE 16 attached contains a true and complete listing of all Service Contracts affecting the Stage III Properties as of the date of this Agreement; and (iii) except with respect to the Brokerage Agreements listed on SCHEDULE 24 hereto, no brokerage or leasing commissions or other compensation is or will be due or payable to any Lease Broker with respect to, or on account of, the current term of any of the Leases with respect to the Stage III Properties.

         Section 10.19. The RMOP Contributors (other than RMIIGP) jointly and severally represent and warrant the following with respect to the RMOP Subs:

         (a) Each of the RMOP Subs is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged.

         (b) No RMOP Sub is in violation of its certificate of formation or operating agreement or is in default beyond any applicable notice and cure periods in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets may be bound or subject.

         (c) There is no action, suit, proceedings, inquiry or investigation before or by any court or Governmental or Regulatory Authority, domestic or foreign, now pending or, to the best of any such RMOP Contributor's knowledge, threatened against, or affecting, any of the RMOP Subs or any of their properties or assets.

         (d) No RMOP Sub is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 10.20. ROP represents and warrants the following with respect to the ROP Subs:

         (a) Each of the ROP Subs is duly organized and validly existing as a limited liability company in good standing under the laws of the state where it was formed, with all power and authority necessary to own, lease and operate its properties and to conduct the business in which it is engaged.

         (b) No ROP Sub is in violation of its certificate of formation or operating agreement or is in default beyond any applicable notice and cure periods in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets may be bound or subject.

         (c) There is no action, suit, proceedings, inquiry or investigation before or by any court or Governmental or Regulatory Authority, domestic or foreign, now pending or, to the best of ROP's Contributor's knowledge, threatened against, or affecting, any of the ROP Subs or any of their properties or assets.

         (d) No ROP Sub is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 10.21. (a) The RMOP Contributors represent and warrant that (i) except as set forth on SCHEDULE 31 hereof, neither RMOP nor any RMOP Sub has any Company Plans; (ii) each such Company Plan is, to the extent applicable, a Compliant Plan; (iii) no event has occurred and no condition exists, with respect to any such Plan, that has subjected or could reasonably be expected to subject RMOP or any RMOP Sub or any Company Plan or any successor thereto, to any tax, fine, penalty or other liability (other than, in the case of RMOP and/or any RMOP Sub and such Company Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Company Plan with respect to employees of such Persons); (iv) no event has occurred and no condition exists, with respect to any Plan, that could reasonably be expected to subject the Partnership or any of its Affiliates, or any Plan maintained by the Partnership or any Affiliate (other than an affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any tax, fine, penalty or other liability, that would not have been incurred by the Partnership or any of its affiliates, or any such Plan, but for the transactions contemplated hereby; (v) no Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of RMOP or any RMOP Sub (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein; and (vi) neither RMOP nor any RMOP Sub, nor any of their respective Affiliates, is a party to any Plan, program, arrangement or understanding that would result, separately or in the aggregate, result in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of, or current or former independent contractor to, such Person.

         (b) ROP represents and warrants that (i) except as set forth on
SCHEDULE 31 hereof, no ROP Sub has any Company Plans; (ii) each such Company Plan is, to the extent applicable, a Compliant Plan; (iii) no event has occurred and no condition exists, with respect to any such Plan, that has subjected or could reasonably be expected to subject any ROP Sub or any Company Plan or any successor thereto, to any tax, fine, penalty or other liability (other than, in the case of any ROP Sub and such Company Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Company Plan with respect to employees of such Persons); (iv) no event has occurred and no condition exists, with respect to any Plan, that could reasonably be expected to subject the Partnership or any of its Affiliates, or any Plan maintained by the Partnership or any Affiliate (other than an affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any tax, fine, penalty or other liability, that would not have been incurred by the Partnership or any of its affiliates, or any such Plan, but for the transactions contemplated hereby; (v) no Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of any ROP Sub (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein; and (vi) no ROP Sub, nor any of Affiliate of a ROP Sub, is a party to any Plan, program, arrangement or understanding that would result, separately or in the aggregate, result in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of, or current or former independent contractor to, such Person.

         Section 10.22 Each Contributor represents that no representation or warranty made by it in this Agreement and no exhibit or schedule referred to in this Section 10 or in Section 23 hereof and represented to by such Contributor, contains any untrue statement of a material fact.

         If, prior to any Closing Date, the Partnership shall discover that any of the representations contained in this Section 10 are likely to be false as of such Closing Date and, as a result of such falsity, a Material Adverse Effect is likely to occur, then the Partnership shall give the Contributors with respect to such Closing notice of such falsity and the Partnership's estimation of the amount of the potential Loss. Thereafter, the Contributors who made such false representations and/or any other Contributor shall have the right to correct any such falsity within twenty (20) Business Days of its receipt of such notice such that a Material Adverse Effect shall no longer exist; provided, however, that in the event that the Contributors who made such false representation and/or any other Contributor shall be unable or unwilling to cure any such falsity, the Contributors who made such false representations and/or any other Contributor may, upon written notice to the Partnership, elect to reduce the Consideration due to such Contributors such that a Material Adverse Effect shall no longer exist. If one or more Contributors do not elect to cure such falsity or reduce the Consideration as aforesaid, the Partnership shall have the right to terminate this Agreement with respect to Properties for which a Closing has not yet occurred. Notwithstanding the foregoing, it is expressly understood that (i) the Contributors shall not have the right to cure any inaccurate or untrue representations contained in this Agreement if the aggregate Loss resulting therefrom would exceed $25,000,000 and (ii) in the event the aggregate Loss resulting from any inaccurate or untrue representations set forth in Section 10 hereof (other than those representations set forth in Section 10.18 hereof) shall exceed $20,000,000 (but shall be less than $25,000,000, in the aggregate), then the Contributors with respect to such Closing may, at their option, elect to cure any such inaccurate or untrue representations, or reduce the applicable Consideration as aforesaid, such that the aggregate Loss likely to result therefrom shall not exceed $15,000,000.

         All representations, warranties and covenants of the Contributors contained in Sections 10.01, 10.02, 10.08, 10.09, 10.10, 10.11(a) and (f),
10.13, 10.17, 10.19, 10.20 and 10.22 (with respect to Schedule 22 only) shall survive the applicable Closing for six (6) months. All other representations, warranties and covenants of the Contributors contained in this Section 10 shall survive the applicable Closing for twelve (12) months.

              SECTION 11: THE CONTRIBUTORS' INSTRUMENTS AT CLOSING

         Section 11.01. The applicable Contributors shall execute, or where applicable, cause the following to be delivered to the Partnership on each Closing Date:

         (a) an Assignment and Assumption Agreement in the form of EXHIBIT J attached hereto with respect to the Contributors' interest in each Existing Owner;

         (b) an affidavit to the Title Insurer in the form of EXHIBIT V attached hereto;

         (c) a certificate from an executive officer, managing member or general partner (or comparable person), as the case may be, of each Contributor stating that (x) all representations and warranties made by such Contributor in this Agreement are true and correct at Closing, as if made on such date, except (i) to the extent such representations and warranties speak as of an earlier date, provided that such representations and warranties shall be true and correct as of such earlier date unless the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect or (ii) to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have a Material Adverse Effect;

         (d) the plans with respect to the buildings on the Property to the extent in such Contributor's possession;

         (e) the Investor Questionnaire in the form of EXHIBIT H attached hereto;

         (f)  a Registration Rights Agreement for each Contributor;

         (g) with respect to each Closing, the tenant estoppel certificates (or landlord estoppels) described in Section 32 hereof;

         (h) a payoff letter from the holder(s) of the Existing Mortgages, if such Existing Mortgages shall be repaid at such Closing and, in the event such Existing Mortgages shall not be repaid, a consent to the transaction contemplated hereby, if the same shall be required, pursuant to the loan documents executed in connection with the closing of the applicable Existing Mortgage loan;

         (i) an opinion of counsel, with respect to the items set forth on
SCHEDULE 4.2 hereto, in form and substance reasonably acceptable to the Partnership, from counsel(s) to the Existing Owners;

         (j) any non-disturbance obtained from any of the Tenants set forth in
SCHEDULE 11 attached hereto;

         (k) a Preferred Unit Recipient Agreement in the form of EXHIBIT W hereto and such other documents as may be required in connection with the admission of each Equity Holder who receives Units as an additional limited partner of the Partnership;

         (l)  quitclaims as to intangibles;

         (m) termination of all existing management contracts and evidence that all sums payable to the managers thereunder have been paid in full;

         (n) an Assignment, Assumption and Indemnity Agreement in the form of EXHIBIT Q hereto;

         (o)  a complete listing of all Leases;

         (p)  a list setting forth any Tenant delinquencies;

         (q) evidence that (i) all amounts due under (x) that certain Amended and Restated Credit Agreement, dated as of January 12, 1999, between RMOP, ROP, ING (U.S.) Capital LLC, the Chase Manhattan Bank and the institutions serving as lenders thereunder from time to time and (y) that certain Credit Agreement, dated as of July 23, 1998, between RMOP, ROP, the Chase Manhattan Bank, UBS, AG, New York Branch, PNC Bank, National Association and the institutions serving as lenders thereunder from time to time have been paid in full, and (ii) that RMOP has been released from any and all obligations with respect to the credit agreements described in (x) and (y) above;

         (r) Letters of resignation from Joseph Morris, Robert Morris, Mark M. Bava and Ronald Schram confirming that (i) such Persons are no longer employees of RMOP, (ii) such Persons' employment agreements with RMOP are no longer in effect and RMOP shall have no further liability thereunder and (iii) all the options issued by RMOP in connection with the formation of RMOP shall terminate and RMOP shall have no further liability with respect thereto; and

         (s) Written confirmation from Trenton Road Corporation that the Purchase Options to which it is a party remain in full force and effect as of the Stage I Closing Date and that it consents to the transaction by which the Partnership and/or the REIT, as applicable, acquire the outstanding equity interests in RMOP.

         Section 11.02. The Morris Contributors shall execute, or where applicable, cause the following to be delivered to the Partnership on the Stage I Closing Date.

         (a) an Industrial Property Investment and Exclusivity Agreement in the form of EXHIBIT F attached hereto;

         (b) a Property Management and Leasing Commission Agreement in the form of EXHIBIT G attached hereto;

         (c) a lease, with respect to space occupied by an affiliate of the Morris Contributors at the 535 Secaucus Road Property, in the form of EXHIBIT C attached hereto;

         (d) a Security Deposit Indemnity Agreement in the form of EXHIBIT T attached hereto;

         (e) Amended and Restated Purchase Option Agreements in the form of EXHIBIT P attached hereto, with respect to the Cranbury South River Road and Herrod Boulevard Properties; and

         (f) An Operating Agreement for the Development LLC organized to own the Kraft Property, in the event the Board of ARE approves the acquisition of such property;

         (g) the letters of resignation described in Section 11.01(r) above;

         (h)  the Mechanics Liens and Environmental Indemnity;

         (i) an indemnity agreement with respect to brokerage claims relating to the Coca Cola Lease at the Moonachie Property, in the form of EXHIBIT N hereto; and

         (j) an opinion from either Ballard Spahr Andrews & Ingersoll, LLP or Brown & Wood LLP in the form of SCHEDULE 34 attached addressed to the REIT and the Partnership and satisfactory to the REIT and the Partnership in their sole discretion provided, however, that if such opinion is not delivered as aforesaid, then, in lieu of the delivery of such opinion, the Morris Trusts shall transfer their Contributed Interests prior to the Stage I Closing Date such that all of the Contributors are accredited investors as defined in Regulation D under the Securities Act.

         Section 11.03.  Intentionally Deleted.

         Section 11.04. On or before the Stage II Closing Date, the Morris Contributors shall deliver the plans and specifications with respect to the construction work at the Nixon Park Property to the Partnership.

         Section 11.05. The RMOP Contributors shall use commercially reasonable efforts to deliver to the Partnership, with respect to the Tenants listed on
SCHEDULE 29 hereto, waivers (each, an "OFFER WAIVER") of any rights of first offer/refusal and/or options to purchase a Property held by such Tenants (which waivers may be present in tenant estoppels delivered by such Tenants) at the Stage I Closing. The delivery of the Offer Waivers to the Partnership shall not be a condition precedent to the Stage I Closing and in the event any Offer Waiver is not obtained (a) subject to the immediately succeeding sentence, the applicable Property shall be conveyed to the Partnership in accordance with the terms of this Agreement, (b) the RMOP Contributors shall pay 50% of the reasonable legal fees incurred by the Partnership with respect to any alleged violation of a right of first offer/refusal and/or options to purchase contained in the Leases to the Tenants described on SCHEDULE 29 hereto, and (c) the RMOP Contributors shall pay 75% of any damages awarded to the applicable Tenant as a result of a violation of the applicable right of first offer/refusal and/or options to purchase and 75% of any Transfer Taxes incurred in connection with a transfer of the applicable Property to such Tenant, in the event the REIT, the Partnership and/or the RMOP Contributors shall be obligated to pay the same; provided, however, that RMIT shall have control over any litigation which arises with such Tenant (but shall keep the Partnership informed with respect to such litigation); provided, further that RMIT shall have no liability for such attorneys fees or such damages if the Partnership obtains reimbursement for such fees or damages from the Title Insurer pursuant to any affirmative insurance from the Title Insurer with respect to such rights of first offer/refusal and/or options to purchase. In the event the RMOP Contributors shall be unable to obtain any Offer Waiver prior to the Stage I Closing Date, and the Tenant with respect to such Offer Waiver shall (i) inform RMOP or any RMOP Contributor in writing that it wants to purchase the applicable Property or (ii) seek to obtain an injunction enjoining the RMOP Contributors from proceeding with all, or any portion of the Stage I Closing (and such effort to obtain an injunction shall not be dismissed), then the RMOP Contributors shall, subject to Evidence of ISRA Compliance, cause RMOP to convey the applicable Property(s) to either (x) one or more newly formed limited liability companies (each, a "CONTINGENCY LLC") in which the RMOP Contributors (other than RMIIGP) will be members, owning percentage interests identical to such Persons' beneficial interest in Nixon (pursuant to operating agreements in form and substance substantially similar to the Nixon operating agreement) or (y) the applicable Tenant(s); whereupon the Partnership, the REIT and the RMOP Contributors shall proceed with the Stage I Closing, with an appropriate adjustment in the Stage I Consideration based on the allocated value of the applicable Property. Thereafter, in the event the RMOP Contributors shall obtain any previously undelivered Offer Waivers, the RMOP Contributors (other than RMIIGP) shall, upon thirty (30) days prior written notice to the Partnership, contribute and transfer to the Partnership and the REIT, as applicable, and in consideration of such contribution, the Partnership and the REIT, as applicable, shall accept from the RMOP Contributors (other than RMIIGP), subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, all of the membership interests the applicable Contingency LLC, and the Partnership and the REIT, as applicable, shall deliver or cause to be delivered to the RMOP Contributors the applicable portion of the Stage I Consideration based on the allocated value of the applicable Property.

               SECTION 12: PARTNERSHIP AND REIT'S REPRESENTATIONS
                                 AND WARRANTIES

         Section 12.01. To induce the Contributors to enter into this Agreement, each of the Partnership and the REIT, as applicable, make the following representations and warranties, all of which the Partnership and the REIT represent are true in all material respects as of the date hereof and shall be true in all material respects as of the applicable Closing Date and shall be deemed to be remade as of that date.

         (a) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own the Properties, to own, lease and operate its properties and assets as they are now owned, leased and operated and to carry on its business as now conducted and presently proposed to be conducted. The Partnership is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failure to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not materially adversely affect the assets, business, operations or condition (financial or otherwise) of the Partnership or the ability of the Partnership to perform its obligations under this Agreement (an "ACQUIROR MATERIAL ADVERSE EFFECT").

         (b) The Partnership has all partnership power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution, delivery and performance by the Partnership of this Agreement and the other documents to be delivered by the Partnership at any Closing, and the consummation by the Partnership of the transactions contemplated hereby and thereby are permitted under the Partnership Agreement and at each Closing will have been duly and validly authorized by all necessary partnership action on the part of the Partnership. This Agreement has been duly executed and delivered by the Partnership and is a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by either (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Partnership has obtained (or will, by the Closing, have obtained) all consents necessary (whether from a governmental authority or other third party) in order for it to consummate the transactions contemplated hereby, other than such consents the failure of which to obtain could, in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

         (c) The Partnership is not (a) in violation of the Partnership Agreement; (b) subject to obtaining the consents referred to in Section 12.01(b), in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, note, mortgage, deed of trust, loan or credit agreement, lease, contract or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected or (c) in violation or in conflict with any provision of any legal requirements applicable to the Partnership or its assets, except in the case of clauses (b) and (c) for such defaults, violations or conflicts that individually or in the aggregate would not reasonably be expected to have a Acquiror Material Adverse Effect.

         (d) The Partnership Agreement is in full force and effect and has not been amended or modified since December 23, 1998 (other than any amendment which solely amends EXHIBIT A thereto, any amendment which sets forth the designations and preferences of preferred units of limited partnership of the Partnership which are junior to, or on parity with, the Units and the amendment contemplated by EXHIBIT S hereto).

         (e) There is no existing, or to the knowledge of the Partnership, threatened, legal action or governmental proceedings of any kind involving the Partnership, or its assets or its subsidiaries or its subsidiaries' assets or the operation of any of the foregoing, which, if determined adversely to the Partnership, its subsidiaries or their respective assets, would have an Acquiror Material Adverse Effect.

         (f) As of July 21, 1999, all of the outstanding interests in the Partnership consist of 14,534,796 units of limited partnership interest, 7,501,747 of which are owned by the REIT, 800,000 Series A Convertible Preferred units of limited partnership interest, all of which are owned by the REIT, 300,000 Series B Convertible Preferred units of limited partnership interest, none of which are owned by the REIT and 450,700 Series D Convertible Preferred units of limited partnership interest, none of which are owned by the REIT. As of July 21, 1999, except for the Partnership's Series A, Series B and Series D Convertible Preferred Units, there are no outstanding securities convertible into or exchangeable for any interests in the Partnership and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for such interests. The Units to be issued to the Contributors have been duly authorized and, when issued by the Partnership, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The shares of REIT Common Stock and Preferred Stock which may be issued upon conversion or exchange of the Units have been duly authorized and reserved for issuance, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. Other than the Requisite Approvals, at or prior to each Closing, the REIT shall have given such consents and taken such actions as necessary to vest each Contributor which receives Units with the conversion rights set forth in Section 6 of the Certificate of Designation of the Series C Convertible Preferred Units.

         (g) The Partnership has furnished to each Contributor a true and complete copy of the Partnership Agreement and all amendments, modifications and supplements thereto.

         (h) The execution and delivery of this Agreement and the performance by the Partnership of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over the Partnership, including, without limitation, the United States of America, the States of New York or New Jersey or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which the Partnership is a party or by which the Partnership is bound or affected and no consent of any governmental agency is required.

         (i) The REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and assets as they are now owned, leased and operated and to carry on its business as now conducted and presently proposed to be conducted. The REIT is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not materially adversely affect the assets, business, operations or condition (financial or otherwise) of the REIT (a "REIT MATERIAL ADVERSE EFFECT"). The REIT is the sole general partner of the Partnership.

         (j) The REIT has all requisite power and authority to enter into, execute and deliver this Agreement on its own behalf and in its capacity as general partner of the Partnership and to perform fully its obligations hereunder on its own behalf and in its capacity as general partner of the Partnership. The execution, delivery and performance by the REIT of this Agreement and the other documents to be delivered by the REIT at any Closing on its own behalf and in its capacity as general partner of the Partnership (including, but not limited to, the Articles Supplementary with respect to the Preferred Stock), and the consummation by the REIT of the transactions contemplated hereby and thereby at any Closing will have been duly and validly authorized by all necessary action on the part of the REIT. The Board of ARE and the Board of Directors of Keystone Property Trust have duly adopted the resolutions set forth in Schedule 25 attached; and such resolutions of the Board of ARE and the Board of Directors of Keystone Property Trust shall remain in full force and effect and shall not be amended, altered or repealed, except as therein provided. This Agreement has been duly executed and delivered by the REIT and is a valid and binding obligation of the REIT, enforceable against the REIT in accordance with its terms, except as such enforceability may be limited by either (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Other than Requisite Approvals, the REIT has obtained (or will, by the applicable Closing, have obtained) all consents necessary (whether from a governmental authority or other third party) in order for it to consummate the transactions contemplated hereby, other than such consents, the failure of which to obtain could, in the aggregate, reasonably be expected to have a REIT Material Adverse Effect.

         (k) The REIT is not (a) in violation of its Charter or By-Laws, (b) subject to obtaining the consents referred to in Section 12.01(j), in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan or credit agreement, lease, contract or other material agreement or instrument to which is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or (c) in violation or in conflict with any provision of any legal requirements applicable to the REIT or its assets, except in the case of clauses (b) and (c) for such defaults, violations or conflicts that individually or in the aggregate would not reasonably be expected to have a REIT Material Adverse Effect.

         (l) There is no existing, or, to the knowledge of the REIT, threatened legal action or governmental proceedings of any kind involving the REIT, any of its assets or its subsidiaries or its subsidiaries' assets or the operation of any of the foregoing, which, if determined adversely to the REIT, its subsidiaries or their respective assets would have a REIT Material Adverse Effect.

         (m) The authorized capital stock of the REIT consists of 65,000,000 shares of capital stock, of which, as of July 21, 1999, 64,200,000 shares are designated as REIT Common Stock and 800,000 shares are designated as Series A Convertible Preferred Stock. All of such issued shares of REIT Common Stock and issued shares of Series A Convertible Preferred Stock are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). No shares of capital stock of the REIT are reserved for any purpose except in connection with (a) the REIT's Amended and Restated 1993 Omnibus Incentive Plan, (b) Amended and Restated 1994 Non-Employee Stock Incentive Plan,
(c) the possible issuance of Common REIT Stock upon the conversion of shares of Preferred Stock, (d) the possible issuance of 675,000 shares of REIT Stock upon the exercise of 675,000 warrants issued by the REIT, and (e) the possible issuance of Common REIT Stock upon the exchange of units of limited partnership interest in the Partnership. Except for the shares of the REIT's Series A Convertible Preferred Stock and except as set forth on SCHEDULE 19 hereto, as of the date of this Agreement, there are no outstanding securities convertible into or exchangeable for any capital stock of the REIT and no outstanding options, rights (preemptive or otherwise) or warrants to purchase, or to subscribe for such shares. The shares of REIT Common Stock and Preferred Stock to be issued to the Contributors have been duly authorized and, when issued by the REIT, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever and will not be subject to preemptive or other similar rights arising by operation of law, under the Charter and By-Laws of the REIT or under any agreement to which the REIT is a party or otherwise. The shares of REIT Common Stock to be issued upon conversion of the Preferred Stock have been duly authorized and reserved for issuance, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The Articles Supplementary will be in full force and effect on or prior to each applicable Closing and will comply with all applicable legal requirements.

         (n) Commencing with the REIT's taxable year ended December 31, 1993, and through its taxable year ended December 31, 1998, the REIT has qualified as a real estate investment trust under the Code, and the REIT is organized and operates in a manner that will enable it to continue to qualify as a real estate investment trust under the Code.

         (o) The REIT has furnished to each Contributor a true and complete copy of its Charter and By-Laws and all amendments, modifications and supplements thereto.

         (p) The execution and delivery of this Agreement and the performance by the REIT of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over the Partnership, including, without limitation, the United States of America, the States of New York or New Jersey or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which the REIT is a party or by which the REIT is bound or affected and no consent of any governmental agency is required.

         (q) The REIT has prepared or caused to be prepared and timely filed all tax returns required to be filed on or before the date hereof with respect to the Partnership and the REIT, the failure of which to file would have an Acquiror Material Adverse Effect or a REIT Material Adverse Effect, which tax returns are true, correct and complete in all material respects. The REIT has paid or made provision for the payment of all taxes that are due or claimed to be due from it on or before the date hereof by any governmental taxing authority, the failure of which to pay would have an Acquiror Material Adverse Effect or a REIT Material Adverse Effect. No federal, state, local or foreign taxing authority has asserted any tax deficiency, lien, interest or penalty or other assessment against the REIT or the Partnership which has not paid and there is no pending audit or inquiry from any federal, state, local or foreign tax authority relating to the REIT or Acquiror that may be expected to result in a tax deficiency, lien interest or other assessment against the REIT or the Partnership's assets, which in the aggregate would have an Acquiror Material Adverse Effect or a REIT Material Adverse Effect.

         (r) The REIT has filed all forms, reports, schedules, proxy materials, registration statements and related prospectuses and supplements and other documents required to be filed by the REIT with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, for the year ending December 31, 1998 and from December 31, 1998 up to the date hereof (collectively, the "SEC DOCUMENTS") and will cause to be delivered to the Contributors copies of such documents as may be filed with the SEC by the REIT between the date hereof and the Stage III Closing Date. The SEC Documents were, and those additional documents filed between the date hereof and the Stage III Closing will be, prepared and filed in all material respects in compliance with the rules and regulations promulgated by the SEC, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (s)  Intentionally Deleted.

         (t) The REIT represents that attached hereto as SCHEDULE 20 is a copy of a term sheet which provides for an investment of at least $40,000,000 in equity in the REIT and that the securities issued or to be issued in connection with such investment shall be equivalent or subordinate in priority with respect to distributions (including distributions upon liquidation) to the Preferred Stock.

         (u) The REIT and the Partnership represent and warrant that, as of the Stage I Closing Date and subject to the terms of this Agreement, the Contributors shall have the right to convert the Preferred Stock and Units (subject to the right of the Partnership to deliver cash rather than REIT Common Stock upon conversion of the Units) into approximately 1.4 million shares of REIT Common Stock (together with the REIT Common Stock to be issued at the Stage I Closing, representing 19.9% of the total number of shares of REIT Common Stock that are issued and outstanding as of the date hereof) and that the REIT shall not take any action (including through the repurchase of REIT Common Stock or otherwise) that would reduce the number of outstanding shares of REIT Common Stock prior to obtaining the Requisite Approvals.

         (v) On or prior to the Stage I Closing, (A) subject to the delivery by ROP of the Reckson Representation Letter, ROP's ownership of (i) any REIT Common Stock and any Preferred Stock to be issued to ROP pursuant to this Agreement,
(ii) any Preferred Stock or REIT Common Stock into which any Units to be issued to ROP pursuant to this Agreement are convertible or exchangeable, and (iii) any REIT Common Stock into which any Preferred Stock described in (i) or (ii) is convertible shall have been irrevocably excepted from the ownership limit provisions of Article VI of the Charter as provided in Section 6.2.7 thereof, ROP shall have received the Reckson Waiver of Ownership Limits Letter and an Excepted Holder Limit (as defined in the Charter) shall have been established for ROP and the Board of ARE shall have taken such other action as ROP shall have reasonably requested to irrevocably except such shares from the Ownership Limit (as defined in the Charter) and (B) the Ownership Limit with respect to the Preferred Stock shall have been increased to 15%. For purposes of this
Section 10.12(v), references to ROP shall also be deemed to be references to RA, RMIT, Reckson Construction and wholly-owned Affiliates of ROP, RA, RMIT and Reckson Construction.

         (w) The REIT represents and warrants that Keystone Property Trust is a "qualified REIT subsidiary" as such term is defined in Section 856(i) of the Code.

         All representations, warranties and covenants of the Partnership and/or the REIT contained in Sections 12.01 (a), (b), (c), (h), (i), (j), (o), (p),
(q), shall survive the applicable Closing for six (6) months. All other representations, warranties and covenants of the Partnership and/or the REIT contained in this Section 12 shall survive the applicable Closing for twelve
(12) months; provided, however, that to the extent that any claim for indemnification is made under this Agreement prior to the expiration of the survival period relating to such representation and warranty, such survival period will be extended as it relates to such related claims until the related claim for indemnification has been satisfied or otherwise resolved as provided in Section 35.

          SECTION 13: PARTNERSHIP'S AND REIT'S INSTRUMENTS AT CLOSING

         Section 13.01. On each Closing Date, the Partnership shall deliver the applicable Consideration to the Contributors. Additionally, on each Closing Date, the Partnership and the REIT, as applicable, shall execute and deliver the following, or cause the following to be executed and delivered, to the
Contributors:

         (a) a certificate of an officer of the REIT stating that all representations and warranties made by Partnership and the REIT in this Agreement are true and correct at Closing, as if made on such date, except (i) to the extent such representations and warranties speak of an earlier date, provided that such representations and warranties shall be true and correct as of such earlier date unless the failure of such representations and warranties to be true and correct would not have an Acquiror Material Adverse Effect or REIT Material Adverse Effect, (ii) to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have an Acquiror Material Adverse Effect or REIT Material Adverse Effect or (iii) any inaccuracy of any representation or warranty of the REIT contained herein which results solely as a result of the merger of the REIT with and into Keystone Property Trust with Keystone Property Trust being the surviving entity, except as such inaccuracy may have an Acquiror Material Adverse Effect or a REIT Material Adverse Effect;

         (b) opinions of counsel with respect to the matters set forth on
SCHEDULE 4.1 (a) and (b) hereto, in form and substance reasonably acceptable to the Contributors, from Rogers & Wells LLP and Piper & Marbury, L.L.P., respectively, counsel to the REIT and the Partnership;

         (c) an Assignment and Assumption Agreement in the form of EXHIBIT J attached hereto, with respect to the Contributors' interest in each Existing Owner;

         (d) one Registration Rights Agreement for the Morris Contributors and one Registration Rights Agreement for ROP and RMIT;

         (e) a certificate from the Partnership stating that the Contributors are the holders of the Units;

         (f) all necessary consents for the issuance of the Consideration and the Contributors' admission to the Partnership;

         (g) Articles Supplementary to the REIT's Articles of Incorporation in the form of EXHIBIT R attached hereto;

         (h) Amendment(s) to the Partnership Agreement creating the Units (including units relating to the Preferred Stock) in the form of EXHIBIT S attached hereto;

         (i) any amendments to existing credit facilities of the Partnership needed to enter into the transactions contemplated by this Agreement;

         (j) all of the documents and other matters referred to in Section 16.01(b)(iii) hereof;

         (k) such other documents, instruments, resolutions and other material necessary to effect the consummation of the transaction contemplated hereunder and reasonably requested by the Contributors; and

         (l) an Assignment, Assumption and Indemnity Agreement in the form of EXHIBIT Q hereto.

         Section 13.02. On the Stage I Closing Date, the Partnership shall deliver to the Morris Contributors, or cause the following to be delivered to the Morris Contributors:

         (a) an Industrial Property Investment and Exclusivity Agreement in the form of EXHIBIT F attached hereto;

         (b) a Property Management Agreement and Leasing Commission Agreement in the forms attached as EXHIBIT G attached hereto;

         (c) a lease, with respect to space occupied by an affiliate of the Morris Contributors at the 535 Secaucus Road Property, in the form of EXHIBIT C attached hereto; and

         (d) Amended and Restated Purchase Option Agreements in the form of EXHIBIT P attached hereto, with respect to the Cranbury South River Road and Herrod Boulevard Properties.

         Section 13.03. In the event the Letter of Credit shall have been delivered on the date hereof, then the REIT, at the Stage I Closing, shall deliver an amendment to the Letter of Credit providing that the Letter of Credit shall be in favor of ROP.

                          SECTION 14: CONTRACT PERIOD

         Section 14.01. Throughout the Contract Period, the Contributors shall cause the Existing Owners to continue operating the Properties in the same manner as they are currently being operated by the Existing Owners or the Contributors, as applicable. The Contributors shall cause the Existing Owners to maintain replacement cost casualty insurance throughout the Contract Period. During the Contract Period, the Existing Owners may enter into new lease agreements or amendments (or renewals) to any existing Lease without the written consent of the Partnership provided such Leases or amendments or renewals are consistent with the Leasing Guidelines. No termination of a Lease may be implemented without the Partnership's prior written consent, unless the applicable Tenant is in default of a material lease term or has failed to make monthly rent payments for more than ninety (90) days.

         Section 14.02. During the Contract Period, the Existing Owners shall not, without the written consent of the Partnership, enter into any Contracts (other than brokerage agreements which provide for customary market commissions, which in no event shall be more than 5% of base rent) or amendments thereof unless such Contracts (other than such brokerage agreements) shall be fully cancelable or terminable (without charge to the Partnership) prior to the applicable Closing Date.

         Section 14.03. During the Contract Period, RMOP shall transfer all of its right, title and interest in Reckson Morris Development, Inc. and Reckson Morris Management, Inc. to a third party. The Partnership hereby consents to the provisions of the previous sentence; it being understood that the Partnership shall not acquire the assets or the liabilities of Reckson Morris Development, Inc. or Reckson Morris Management, Inc. in consummating the transactions contemplated hereunder.

         Section 14.04. During the Contract Period, the Contributors shall permit the REIT and its agents, representatives and employees, upon reasonable prior notice to the applicable Contributors, the right to inspect the Properties and the books and records of the Existing Owners, provided that any such inspection does not interfere with the use and operation of the applicable Properties, violate any Lease, or violate any applicable law. The REIT shall indemnify and hold the applicable Contributor and Existing Owner harmless from any damages caused by the REIT or any agent, representative and employee of the REIT during any such inspection.

         Section 14.05. During the Contract Period, the Contributors shall deliver to the REIT copies of any escalation roster, aged receivables and profit and loss statements for the Properties requested by the REIT.

         Section 14.06. During the Contract Period, the Contributors shall not permit the Existing Owners to (i) borrow or agree to borrow any funds or mortgage or pledge any of its assets, tangible or intangible, in connection with any loan which shall not be repaid prior to the applicable Closing, (ii) incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability, which shall not be repaid prior to the applicable Closing, or (iii) sell, transfer or encumber, agree to sell, transfer or encumber, or grant or agree to grant any preferential rights to acquire, any of it assets, property or rights; provided, however, that an Existing Owner may assign all or a portion of its interest hereunder to an Affiliate in which one or more Contributors own at least 80% of the beneficial interest thereof at the applicable Closing, provided all the beneficial owners of such Affiliate assume all of the applicable Contributors' obligations hereunder.

         Section 14.07. During the Contract Period, the Contributors shall not sell, assign, grant any security interest in, pledge, encumber, dispose of, or otherwise transfer all or any part of any of the interests in the Existing Owners, except to the extent that the same shall be discharged prior to the applicable Closing Date; provided, however, that a Contributor may sell, assign, dispose of, or otherwise transfer all or a portion of its interest in an Existing Owner to (i) an Affiliate in which such Contributor owns at least 80% of the beneficial interest thereof at the applicable Closing or Reckson Construction, provided such Affiliate or Reckson Construction, as applicable, assumes all of the applicable Contributor's rights and obligations hereunder or
(ii) any other Contributor and in either event, such transferee shall thereafter be deemed a Contributor for purposes of this Agreement; provided, further, that no Contributor shall be relieved of any of its obligations hereunder by reason of such transfer.

         Section 14.08. During the Contract Period, the Existing Owners may create or suffer any easement, covenant, condition, restriction or other similar agreement with respect to any of the Properties in the ordinary course of the Existing Owners' operation of its Properties, unless such matter would have a material adverse effect on the applicable Property.

         Section 14.09. During the Contract Period, the applicable Contributors shall pay down the Existing Mortgages such that (i) the Existing Mortgages with respect to the Stage I Properties shall not exceed $16,500,000, in the aggregate on the Stage I Closing Date and (ii) the Existing Mortgages with respect to the Stage II Properties shall not, in the aggregate, exceed the cash and assumed indebtedness portions of the applicable Stage II Consideration, on the applicable Stage II Closing Date.

         Section 14.10. Upon the occurrence of a default beyond any applicable notice and grace period under any Lease during the Contract Period, the applicable Contributors may cause the Existing Owners to terminate such Lease, provided the applicable Contributors shall have first obtained the Partnership's prior consent to such termination, which consent shall not be unreasonably withheld, delayed or conditioned.

         Section 14.11. At or prior to each applicable Closing, the applicable Contributor shall discharge any Liens encumbering such Contributor's interests in the Existing Owners, if any.

         Section 14.12. During the Contract Period, ROP shall use commercially reasonable efforts not to allow any of the previously issued permits and approvals for the overall planned development/subdivision of the Vacant Cabot Drive Land or the vested rights created by such permits and approvals to expire or otherwise be adversely impacted in any material respect. In furtherance of ROP's efforts, ROP and the Partnership shall work cooperatively with respect to the Vacant Cabot Drive Land to seek and obtain extensions (or the reissuance) of the (1) the approvals (i.e. subdivision and variances) granted by the Hamilton Township Planning Board on June 28, 1990, (2) the Developer's Agreement with such Township executed on December 3, 1996, (3) the Letter of Interpretation issued by the NJDEP on August 27, 1991 and (4) any other related permits and approvals. Any extension or reissuance fees shall be paid by the Partnership.

         Section 14.13. Between the date hereof and the Stage I Closing Date, no equity securities, warrants or options shall be issued by the REIT; provided, however, that the REIT may consummate (i) the transactions set forth on EXHIBIT O attached hereto and (ii) those transactions proposed by the REIT which are reasonably acceptable to ROP and either Joseph D. Morris or Robert Morris; provided, further, that if the Contributors shall extend the Stage I Closing Date for sixty (60) days or more, then the REIT shall have the right to issue any equity securities, except as would be prohibited if the Contributors then held Units; provided, however, that if prior to the Stage I Closing Date the REIT or the Partnership shall declare and pay any special dividend to its security holders, the Contributors shall be entitled to receive such special dividend at the Stage I Closing with respect to the shares of Preferred Stock and Units issued to such Contributors at the Stage I Closing, as if they held such Equity that they receive on the Stage I Closing Date at the time of payment of such special dividend.

                              SECTION 15: BROKERAGE

         Section 15.01. The Partnership and the Contributors represent and warrant to each other that no broker or person was in any way instrumental or had any part in bringing about this transaction. The Partnership agrees that, should any claim be made for commissions by any broker or person arising by, through or on account of any act of the Partnership or the Partnership's representatives, the Partnership shall indemnify and hold the Contributors harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The Contributors agree that should any claim be made for commissions by any broker or person arising by, through or on account of any act of any Contributor or such Contributor's representatives, such Contributor shall indemnify and hold the Partnership and/or the REIT harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive the Closings contemplated hereunder, but the provisions hereof shall not be deemed or construed as a covenant for the benefit of any third party.

                   SECTION 16: CONDITIONS PRECEDENT TO CLOSING

         Section 16.01. (a) The Partnership's and the REIT's obligations to acquire the applicable Contributor's interest in the applicable Existing Owner in accordance with this Agreement on each Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on or prior to such Closing Date:

                     (i) all of the Contributors' representations and warranties made in this Agreement shall be true and correct at Closing, as if made on such date, except (x) to the extent such representations and warranties speak as of an earlier date, provided that such representations and warranties shall be true and correct as of such earlier date unless the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect or (y) to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have a Material Adverse Effect;

                     (ii)the Partnership shall have received all the tenant estoppels (and landlord estoppels) described in Section 32 hereof with respect to such stage, each of which shall be substantially in the form attached hereto as EXHIBIT M (all estoppel certificates shall contain information reasonably satisfactory to the Partnership);

                     (iii) the Contributors shall have performed all material obligations and agreements which they have undertaken to be performed pursuant to this Agreement at or prior to such Closing Date including the delivery of all instruments required to be delivered pursuant to
         Section 11 hereof;

                     (iv) the Partnership shall have received from the holder of each Existing Mortgage any consent to the acquisition by the Partnership of the applicable Property required pursuant to the terms of the loan documents executed in connection with such Existing Mortgage, which consent shall impose no terms which are not reasonably acceptable to the Partnership or the REIT, and such holder's confirmation that the holder of such Existing Mortgage is not in default beyond any applicable notice and grace periods that exist under the applicable Existing Mortgage; and

                     (v) the Partnership shall have received a payoff letter from the holder(s) of the Existing Mortgages, if such Existing Mortgages are scheduled to be repaid on the applicable Closing Date and, in the event such Existing Mortgages shall not be repaid on the applicable Closing Date, a consent to the transaction contemplated hereby, to the extent required.

         (b) The Contributors' obligations to transfer the applicable Contributors' interest in the applicable Existing Owner in accordance with this Agreement on each Closing Date shall be subject to the satisfaction or waiver of the following conditions precedent on such Closing Date:

                     (i) all of the Partnership's and the REIT's representations and warranties made in this Agreement shall be true and correct at Closing, as if made on such date, except (i) to the extent such representations and warranties speak of an earlier date, provided that such representations and warranties shall be true and correct as of such earlier date unless the failure of such representations and warranties to be true and correct would not have an Acquiror Material Adverse Effect or REIT Material Adverse Effect; (ii) to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have an Acquiror Material Adverse Effect or REIT Material Adverse Effect or (iii) any inaccuracy of any representation or warranty of the REIT contained herein which results solely as a result of the merger of the REIT with and into Keystone Property Trust with Keystone Property Trust being the surviving entity, except as such inaccuracy may have an Acquiror Material Adverse Effect or a REIT Material Adverse Effect;

                     (ii)intentionally omitted;

                     (iii) the Partnership shall have provided the Contributors with evidence, in form and substance reasonably satisfactory to RMIT, Joseph D. Morris and Robert Morris, that one or more investors have invested or entered into a binding and irrevocable agreement to invest at least $40,000,000 in equity in the REIT, in the aggregate, in accordance with the provisions of the term sheet attached as SCHEDULE 20 hereto;

                     (iv)the Partnership and the REIT shall have performed all material obligations and agreements undertaken by such Persons herein to be performed at or prior to such Closing Date; and

                     (v) the REIT shall have delivered Stockholder Voting Agreements in the form of EXHIBIT I attached hereto to the Contributors from various shareholders who, collectively, represent the votes of shareholders owning in excess of 45% of the shares of the REIT Common Stock (including any REIT Common Stock issued in connection with the transaction contemplated by SCHEDULE 20 hereto), as of the Stage I Closing Date (without taking into account the REIT Common Stock which will be issued at the Stage I Closing).

                               SECTION 17: CLOSING

         Section 17.01. The Closings shall take place at the office of Brown & Wood LLP, One World Trade Center, New York, New York, on the dates set forth in
Section 3 and, if applicable, Section 29 hereof.

                              SECTION 18: GIVAUDAN

         (a) RMOP shall use commercially reasonable efforts to cause that certain Agreement of Sale between Givaudan Roure Corporation ("Givaudan") and RMOP dated as of March 8, 1999 (the "Givaudan Agreement") to be assigned to the Morris Contributors or any Affiliate of any of the Morris Contributors (a "Morris Entity") effective as of the Stage I Closing Date by way of an assignment and assumption agreement reasonably acceptable to the Morris Contributors and RMOP (the "Givaudan Assignment"). If, after using commercially reasonable efforts, RMOP is unsuccessful in obtaining the Givaudan Assignment by the Stage I Closing Date, RMOP shall continue to use commercially reasonable efforts to obtain the Givaudan Assignment during the period commencing with the Stage I Closing Date and ending on the date of the last closing under the Givaudan Agreement (the "Morris Period"). RMOP shall not be obligated to incur any costs in its efforts to obtain the Givaudan Assignment. During the Morris Period, the Morris Contributors shall have all of the rights and privileges of RMOP under the Givaudan Agreement and applicable law to develop the Givaudan Property at their sole cost and expense.

         (b) In addition to the foregoing, during the Morris Period, (i) RMOP:
(A) shall not interfere or take any action or fail to take action that would adversely affect or hinder the Morris Contributors' development activities regarding the Givaudan Property, (B) shall cooperate with and assist the Morris Contributors' development of the Givaudan Property (including, without limitation, executing the development related applications and submittals and providing access to the Givaudan Property for engineering, planning and other development purposes), at the Morris Contributors' expense, and (C) shall take whatever actions, at the Morris Contributors' expense, as may be reasonably desired by the Morris Contributors in connection with fulfilling RMOP's obligations and enforcing RMOP's rights under the Givaudan Agreement; (ii) RMOP agrees not to take any action under the Givaudan Agreement without first notifying the Morris Contributors and obtaining the Morris Contributors' prior written consent; (iii) RMOP shall send to the Morris Contributors any and all notices it receives from Givaudan Roure Corporation or in any way relating to the Givaudan Property or the Givaudan Agreement as promptly as possible but in no event more than three (3) business days after RMOP's receipt thereof; (iv) the Morris Contributors shall have the right to cure any and all defaults by RMOP under the Givaudan Agreement and, if such default is due to the acts or omissions of RMOP, and not the Morris Contributors, RMOP shall promptly reimburse the Morris Contributors for any reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with such cure;
(v) RMOP shall not sell, assign, pledge, hypothecate or otherwise transfer any right, title or interest it may have in the Givaudan Agreement or the Givaudan Property without the prior written consent of the Morris Contributors; (vi) RMOP, at the request of the Morris Contributors, shall communicate with Givaudan Roure Corporation as Seller under the Givaudan Agreement which communications may include letters requesting information, negotiation of amendments or clarifications of the Givaudan Agreement, or default notices; (vii) RMOP shall not terminate or amend the Givaudan Agreement in any way without the prior written consent of the Morris Contributors; (viii) if requested to do so by the Morris Contributors, RMOP shall enter into such amendment to the Givaudan Agreement in a manner requested by the Morris Contributors; and (ix) RMOP covenants and agrees that at any closing under the Givaudan Agreement it shall request that Givaudan deliver title to the Givaudan Property and all other assets and rights conveyed by Givaudan (the "Other Property") to the Morris Entity; provided (A) if such delivery is refused by Givaudan, simultaneously with RMOP accepting title to the Givaudan Property and Other Property at any closing pursuant to the Givaudan Agreement, RMOP shall simultaneously convey to the Morris Entity (with the realty transfer fee paid by the Morris Entity) the Givaudan Property and Other Property conveyed by Givaudan to RMOP pursuant to the Givaudan Agreement, and (B) at any such closing, RMOP shall request from Givaudan an assignment of Givaudan's obligations pursuant to paragraphs 17 and 18 of the Givaudan Agreement as provided for in paragraph 24 of the Givaudan Agreement and shall cooperate with the Morris Contributors in enforcing any obligations Givaudan may have to deliver such assignment.

         (c) The Morris Contributors hereby agree to indemnify, defend and hold harmless RMOP from any loss, claim or expense including reasonable attorneys' fees incurred by RMOP arising from (i) the actions of the Morris Contributors or any other Morris Entity relating to the Property and the Givaudan Agreement,
(ii) the Givaudan Property, and (iii) RMOP's interest in the Givaudan Property; provided, such indemnification obligation shall not apply to the extent such loss, claim or expense is due to the actions of RMOP occurring after the Stage I Closing Date.

         (d) At the Stage I Closing, RMOP shall assign all of its right, title and interest in (i) the Agreement of Sale dated July 27, 1999 between RMOP, as Seller, and Abrachem Properties, L.L.C., as Buyer, and (ii) the Agreement of Sale dated _________, 1999 between RMOP, as Seller, and Reckson Operating Partnership, L.P., as Buyer, to the Morris Contributors or to a Morris Entity designated by the Morris Contributors.

         (e) All costs of complying with the Buyer's obligations under the Givaudan Agreement and of enforcing the Givaudan Agreement shall be borne by the Morris Contributors.

                               SECTION 19: NOTICES

         Section 19.01. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal delivery (including, without limitation, overnight delivery, courier or messenger services); (b) telecopying, or (c) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Notice by a party's counsel shall be deemed to be notice by such party. All notices to the Contributors shall be sent to the address set forth below. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent (x) pursuant to subsection (a) shall be deemed received upon such personal delivery, (y) pursuant to subsection (b) shall be deemed received on the day it is dispatched by telecopier and (z) pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.


         If to ROP, RMIT or the GP:  c/o Reckson Associates
                                     225 Broadhollow Road
                                     Melville, NY 11747-0983
                                     Attention: General Counsel
                                     Telecopy: (516) 694-6788

         With copies to:             Brown & Wood LLP
                                     One World Trade Center
                                     New York, NY 10048-0557
                                     Attention: Jeff Feigelson, Esq.
                                     Telecopy: (212) 839-5599

         If to Morris:               c/o Reckson Morris Operating Partnership
                                     535 Secaucus Road
                                     Secaucus, New Jersey
                                     Attention: Mr. Mark M. Bava,
                                                Chief Financial Officer
                                     Telecopy: (201) 863-2247

         With copies to:             Ballard Spahr Andrews & Ingersoll, LLP
                                     1735 Market Street, 51st Floor
                                     Philadelphia, Pennsylvania 19103
                                     Attention: Bart I. Mellits, Esq.
                                     Telecopy: (215) 864-8999

         If to the Partnership
            or the REIT:             c/o American Real Estate Investment
                                     Corporation
                                     620 West Germantown Pike
                                     Suite 200
                                     Plymouth Meeting, PA 19462
                                     Attention:  President
                                     Telecopy: (610) 834-9560

         With copies to:             Rogers & Wells LLP
                                     Two Hundred Park Avenue
                                     New York, NY 10166-0153
                                     Attention:  Robert E. King, Jr., Esq.
                                                 and Bonnie A. Barsamian, Esq.
                                     Telecopy: (212) 878-8375

                  and                Wolf, Block, Schorr and Solis-Cohen LLP
                                     1650 Arch Street
                                     22nd Floor
                                     Philadelphia, Pennsylvania 19103-2097
                                     Attn: Henry F. Miller, Esq.
                                     Telecopy: (215) 977-2334


                               SECTION 20: DEFAULT

         Section 20.01. Partnership's Default. If the Partnership or the REIT shall be in default for more than ten (10) Business Days after receipt of written notice of any material obligations imposed upon the Partnership or the REIT by this Agreement, and the Contributors have performed or have offered to perform their obligations hereunder or if the Partnership and the REIT are unable to deliver the certificate set forth in Section 13.01(a) hereof at the applicable Closing and the same shall not be cured within ten (10) days, then the Contributors shall have the right to treat this Agreement as having been breached by the Partnership and/or the REIT and the Contributors' sole remedy on account of such breach shall be the right to terminate this Agreement as to any Properties for which Closing has not yet occurred by written notice to the REIT, the Partnership, and as applicable, the other Contributors from (i) RMIT, with respect to the Stage I Closing and the Stage II Closing, (ii) Joseph D. Morris or Robert Morris, with respect to any default which would have a material adverse effect on the Morris Contributors, or (iii) ROP, with respect to the Stage III Closing; provided, however, that such right to terminate this Agreement shall apply only to Closing(s) which shall not yet have occurred. Upon such termination (a) the Partnership shall forfeit all rights and claims pursuant to this Agreement with respect to the applicable Existing Owners and the Properties for which a Closing shall not yet have been completed, (b) the Escrow Agent shall either remit the Downpayment Amount to the Contributors in proportion to the value of their respective beneficial interests in the Properties for which a Closing shall not yet have occurred or deliver the Letter of Credit deposited with Escrow Agent to the beneficiary thereunder and such beneficiary may draw on the Letter of Credit and remit the proceeds thereof to the Contributors in proportion to the value of their respective beneficial interests in the Properties for which a Closing shall not yet have occurred and
(c) the Contributors shall be entitled to receive cash from the REIT with respect to any Preferred Stock or Units that may not be converted (as a result of the failure to obtain Shareholder's Approval) in an amount equal to the REIT Common Stock that such securities are convertible into, provided, however, that in no event shall such cash amount be less than the liquidation preference of the Preferred Stock or Units being converted. The Contributors, the Partnership and the REIT hereby agree that payment of the Downpayment Amount to the Contributors or the Contributors' drawing on the Letter of Credit, as applicable, shall be deemed to be fair and adequate, but not excessive, liquidated damages based upon the following considerations which the Contributors and the Partnership agree would constitute damages to the Contributors for any default by the Partnership or the REIT but which are impossible to quantify, to wit: (i) the removal of the Properties and the ownership interests in the Existing Owners from the real estate market together with the uncertainty of obtaining a new purchaser at the same or greater purchase price; (ii) the expenses incurred by the Contributors, including (but not by way of limitation) attorneys' fees, taxes, mortgage interest, and other items incidental to the maintenance of the Properties until they are eventually sold; and (iii) all other expenses incurred by the Contributors as a result of the Partnership's default.

         In the event of such termination, the Partnership and the REIT shall immediately return all due diligence material, reports and studies delivered to the Partnership by the Contributors and/or the Existing Owners (without the Partnership retaining copies thereof).

         Section 20.02. The Contributors' Default. In the event any Contributor is in default by reason of (i) the Contributors' inability to deliver the certificate set forth in Section 11.01(c) hereof and the same cannot be cured in accordance with the penultimate paragraph of Section 10 hereof and Section 23.08 hereof, as applicable, (ii) the misrepresentation or inaccuracy in, or breach of, one or more representations and warranties contained in the certificate set forth in Section 11.01(c) hereof, the failure of which to be true and correct in all respects, individually or in the aggregate, causes a Material Adverse Effect, which is not cured within the time frames set forth in the penultimate paragraph of Section 10 hereof or Section 23.08 hereof, as applicable, or (iii) such Contributor's failure or refusal to comply with any material term of this Agreement for more than ten (10) calendar days after receipt of written notice thereof has been given to such Contributor, the Partnership's remedies shall include the right to (a)(i) immediate return of the Downpayment Amount or the Letter of Credit, as applicable, and the cancellation of this Agreement as to all Properties for which a Closing shall not yet have occurred, or (ii) bring an action to specifically enforce this Agreement to compel such Contributor to perform the terms and conditions of this Agreement; and (b) take any other action permitted by law.

                             SECTION 21: ASSIGNMENT

         Section 21.01. This Agreement and the REIT's and the Partnership's rights hereunder may not be assigned by the Partnership without the prior written consent of the Contributors except that (i) the REIT may transfer its rights and obligations by operation of law to Keystone Property Trust, a wholly-owned subsidiary of the REIT in connection with the merger of the REIT with and into Keystone Property Trust, with Keystone Property Trust as the surviving entity having a Declaration of Trust substantially in the form set forth as Appendix A to the Proxy Statement of the REIT filed with the SEC on April 30, 1999, it being understood that, upon the consummation of such merger, all references herein and in the documents contemplated hereby to the REIT shall mean Keystone Property Trust, as successor to the REIT, with appropriate revision hereto to reflect the reorganization of the REIT from a Maryland corporation to a Maryland real estate investment trust and (ii) the Partnership may assign its rights and obligations to an Affiliate of the Partnership or the REIT which qualifies as a partnership (or as a disregarded entity that is owned by an entity that qualified as a partnership) for federal income tax purposes, provided that upon any such assignment (x) the Partnership remains, together with such Affiliate, fully liable and obligated hereunder, (y) the Partnership and the REIT continue to be the issuers of the Equity and (z) such assignment does not and will not adversely impact or effect any of the rights of the Contributors hereunder or the bargain agreed to by the parties hereto and embodied hereby or by the transactions contemplated hereby, in any material respect. Except as otherwise set forth in Section 14.06, during the Contract Period, the Contributors may not assign any or all of their rights hereunder without the consent of the Partnership.

                      SECTION 22: 309 AND 409 KENNEDY DRIVE

         Section 22.01. A portion of the indebtedness which shall be assumed by the Partnership at the Stage I Closing, relates to the Existing Mortgage encumbering the 309 and 409 Kennedy Drive Properties. The Partnership hereby agrees that (i) the RMOP Contributors shall pay up to $100,000 of any assumption fee, prepayment fee or similar fee incurred in connection with the assumption of such Existing Mortgages (it being expressly understood that the Partnership shall pay any other costs and expenses relating to such assumption, including, without limitation, the lender's attorneys fee and title premiums) and (ii) in connection with the assumption of such Existing Mortgage, the Partnership shall cause the Morris Contributors' existing guaranty of said indebtedness (the "GUARANTY") to remain in place, pursuant to documentation reasonably acceptable to the Morris Contributors.

         Section 22.02. The Partnership covenants and agrees that it shall keep the 309 and 409 Kennedy Drive Properties encumbered by either the Existing Mortgage currently encumbering such Properties or, upon the maturity or repayment (other than pursuant to required principal amortization, if any) of such Existing Mortgage, by substitute indebtedness, which shall remain in place until the earlier to occur of (i) the eighth (8th) anniversary of the Stage I Closing Date and (ii) the date the Morris Contributors shall have disposed of 75% or more of the Units the Morris Contributors shall have received as part of the Stage I Consideration. In the event the Partnership shall refinance the Existing Mortgage with respect to the 309 and 409 Kennedy Drive Properties prior to the earlier to occur of (i) and (ii) above, the Partnership shall offer the Morris Contributors the opportunity to guaranty a portion of such replacement indebtedness pursuant to a guaranty in form and substance substantially similar to the Guaranty. If the Partnership satisfies the Existing Mortgages (and any replacement mortgage), then the Partnership shall offer the Morris Contributors the opportunity to execute a "bottom guaranty," in form, amount and substance substantially similar to the Guaranty, with respect to third-party indebtedness of the Partnership.

                     SECTION 23: NON-BASKET REPRESENTATIONS

         Section 23.01. The RMOP Contributors jointly and severally represent and warrant that, as of the Stage I Closing Date, RMOP shall not be a party to, or have any liability in respect of, (i) any derivative contract, (ii) any employment contract, (iii) any loan (including any loan or other obligation to an Affiliate), other than the applicable Existing Mortgages or (iv) any employment litigation matter brought against RMOP, as a defendant.

         Section 23.02. The RMOP Contributors jointly and severally represent and warrant that, as of each Stage II Closing Date, no RMOP Sub shall be a party to, or have any liability in respect of, (i) any derivative contract, (ii) any employment contract, (iii) any loan (including any loan or other obligation to an Affiliate), other than the applicable Existing Mortgages or (iv) any employment litigation matter, brought against such RMOP Sub, as a defendant.

         Section 23.03. ROP represents and warrants that, as of the Stage III Closing Date, no ROP Sub shall be a party to, or have any liability in respect of, (i) any derivative contract, (ii) any employment contract, (iii) any loan (including any loan or other obligation to an Affiliate), or (iv) any employment litigation matter, brought against any ROP Sub, as a defendant.

         Section 23.04. (a) Upon the issuance of Units to the Equity Holders, the Equity Holders shall become subject to, and shall be bound by, the terms and provisions of the Partnership Agreement, including the terms of any power of attorney contained therein, as the Partnership Agreement may be amended from time to time in accordance with its terms.

         (b) Each Equity Holder understands the risks of, and other considerations relating to, the acquisition of the Equity. Each Equity Holder, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Equity, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in the Partnership or the REIT and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment.

         (c) Each Equity Holder understands, as of the date hereof, that an investment in the Partnership or the REIT involves substantial risks. Each Equity Holder has been given the opportunity to make a thorough investigation of the proposed activities of the Partnership and has been furnished with materials relating to the Partnership and the REIT and their proposed activities (including, but not limited to, the Form 10-K of the REIT for the year ended December 31, 1998, the Form 10-Q of the REIT for the quarter ending March 31, 1999 and all reports subsequently filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Act of 1934). Each Equity Holder has been afforded the opportunity to obtain any additional information deemed necessary by such Equity Holder to verify the accuracy of any representations made or information conveyed to such Equity Holder. The Equity Holders confirm that all documents, records, and books pertaining to their investment in the Partnership and the REIT and requested by each Equity Holder have been made available or delivered to such Equity Holder. Each Equity Holder has had an opportunity to ask questions of and receive answers from the Partnership and the REIT, or from a person or persons acting on the Partnership's or the REIT's behalf, concerning the terms and conditions of this investment.

         (d) The Equity to be issued to the Equity Holders will be acquired by the Equity Holders for their own accounts for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Equity Holders' right (subject to the other terms of this Agreement) at all times to sell or otherwise dispose of all or any part of its Equity under an exemption from such registration available under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. No Equity Holder was formed for the specific purpose of acquiring an interest in the Partnership or the REIT.

         (e) The Equity Holders acknowledge that (i) the Equity to be issued to the Equity Holders have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if the Equity is represented by certificates, such certificates may bear a legend to such effect, (ii) the REIT's and the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Equity Holders contained herein, (iii) the Equity, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for the Equity, and (v) the Partnership has no obligation or intention to register the Equity for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Equity Holders hereby acknowledge that because of the restrictions on transfer or assignment of the Equity to be issued hereunder which are set forth herein, the Equity Holders may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Equity acquired hereby for an indefinite period of time.

         (f) Each Equity Holder (other than the Morris Trusts) is an accredited investor as defined in Regulation D under the Securities Act.

         (g) Each Equity Holder acknowledges that the offer and sale of the REIT Common Stock, Preferred Stock or Units, as applicable, to it has not been accomplished by any form of general solicitation or general advertising, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (h) In addition to the legend required by Section 6.2.9 of the REIT's Amended and Restated Articles of Incorporation, dated as of December 12, 1997 (the "CHARTER") and the statements required by Section 7.1 of the REIT's By-Laws, as amended on December 12, 1997, to the extent applicable, any certificate or other document issued in respect of any Equity shall be endorsed with the legends set forth below, and the undersigned covenants that, except to the extent such restrictions are waived by the REIT, the undersigned shall not transfer any Equity without complying with the restrictions on transfer described in such legends:

         (i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED (1) ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, (2) ABSENT AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH STATES OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT OR SUCH STATES OR, (3) EXCEPT IN A TRANSACTION IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.

         (j) Each Equity Holder acknowledges, agrees and is aware that: (i) no federal or state agency has passed upon the Units, the REIT Common Stock and the Preferred Stock or made any finding or determination as to the fairness of this investment nor any recommendation or endorsement of the investment; (ii) there are substantial risks of loss of investment incidental to the purchase of the Units, the REIT Common Stock and the Preferred Stock; and (iii) neither the REIT, the Partnership nor their subsidiaries nor any of their Affiliates or representatives has provided any Equity Holder with any investment, legal, regulatory or accounting advice with respect to the investment in or ownership of the Units, the REIT Common Stock and the Preferred Stock; provided, however, that the REIT and the Partnership confirm the representations, warranties, covenants and other agreements of the REIT and the Partnership.

         (k) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by each Equity Holder directly with the REIT and the Partnership without the intervention of any person on behalf of Equity Holder in such manner as to give rise to any valid claim by any person against the REIT and the Partnership for a finder's fee, brokerage commission or similar payment.

         Section 23.05. (a) The RMOP Contributors jointly and severally represent that (i) each of RMIIGP and RMIT is a general partner of RMOP and owns the related partnership interests in RMOP set forth on EXHIBIT A, (ii) RMIIGP's interest in RMOP is not subject to preemptive rights and is owned free and clear of any Lien, (iii) the RMOP Limited Partnership Agreement is in full force and effect and has not been amended or modified since October 27, 1998, (iv) there are no outstanding options, warrants or other rights to subscribe for, or purchase any interests in RMOP, (v) all the issued and outstanding partnership interests in RMOP have been duly authorized for issuance by RMOP and are validly issued and fully paid and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws), (vi) the interests set forth on EXHIBIT A collectively represent 100% of the issued and outstanding partnership interests in RMOP, and
(vii) Schedule 32.1 is a true and correct list of all the employees of RMOP who are employed by RMOP pursuant to written or oral employment agreements.

         (b) RMIT represents that (i) its interest in RMOP is not subject to preemptive rights, and (ii) RMIT has legal and beneficial title to one hundred percent (100%) of its interest in RMOP, free and clear of all Liens.

         (c) The Morris Contributors jointly and severally represent that (i) each Morris Contributors is a partner in RMOP and owns the percentage interest in RMOP set forth in EXHIBIT A attached hereto, (ii) no Morris Contributor's interest in RMOP is subject to any preemptive rights, and (iii) each Morris Contributor has legal and beneficial title to one hundred percent (100%) of its respective interest in RMOP, which will be free and clear of all Liens at the Stage I Closing.

         Section 23.06. (a) The RMOP Contributors jointly and severally represent that (i) the operating agreements with respect to each of the RMOP Subs are in full force and effect and have never been amended or modified, (ii) the interests of the RMOP Contributors (other than RMIIGP) in the RMOP Subs are not subject to preemptive rights, (iii) the interests set forth on EXHIBIT A collectively represent 100% of the issued and outstanding partnership interests in each of the RMOP Subs, (iv) there are no outstanding options, warrants or other rights to subscribe for or purchase any interests in any of the RMOP Subs,
(v) all the issued and outstanding membership interests in each of the RMOP Subs have been duly authorized for issuance by each of the RMOP Subs and are validly issued and fully paid and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws), (vi) the interests set forth on EXHIBIT A collectively represent 100% of the issued and outstanding partnership interests in each of the RMOP Subs and (vii) Schedule 32.2 is a true and correct list of all the employees of the RMOP Subs who are employed by the RMOP Subs pursuant to written or oral employment agreements.

         (b) RMIT represents that (i) it owns the percentage interests in each of the RMOP Subs set forth on EXHIBIT A hereto, (ii) RMIT's interest in each of the RMOP Subs is not subject to preemptive rights, and (iii) RMIT will have, legal and beneficial title to one hundred percent (100%) of its interest in each of the RMOP Subs, free and clear of all Liens.

         (c) The Morris Contributors jointly and severally represent that (i) each Morris Contributor owns the percentage interest in each of the RMOP Subs set forth on Exhibit A hereto, (ii) no Morris Contributor's interest in any of the RMOP Subs is subject to preemptive rights, and (iii) each Morris Contributor has, legal and beneficial title to one hundred percent (100%) of its interest in each of the RMOP Subs, which will be free and clear of all Liens at the Stage II Closing.

         Section 23.07. (a) ROP represents that, subject to Section 3.01(e) hereof, (i) the operating agreements with respect to each of the ROP Subs are in full force and effect and have not been amended or modified, (ii) there are no outstanding options, warrants or other rights to subscribe for or purchase any interests in the ROP Subs, (iii) all the issued and outstanding membership interests in each of the ROP Subs have been duly authorized for issuance by such ROP Sub and are validly issued and fully paid and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws), (iv) ROP is the managing member of each of the ROP Subs, (v) ROP's interest in each of the ROP Subs will not be subject to any preemptive rights at the Stage III Closing, (vi) ROP will have, legal and beneficial title to one hundred percent (100%) of its interest in each of the ROP Subs, free and clear of all Liens on the Stage III Closing Date, and (vii)
Schedule 32.3 is a true and correct list of all the employees of the ROP Subs who are employed by the ROP Subs pursuant to written or oral employment agreements.

         Section 23.08. If, prior to any Closing Date, the Partnership shall discover that any of the representations contained in this Section 23 are likely to be false as of such Closing Date and, as a result of such falsity, the Partnership shall believe that it will likely suffer a Loss in the event that it proceeds with such Closing, the Partnership shall give the Contributors with respect to such Closing notice of such falsity and the Partnership's estimation of the amount of the potential Loss. Thereafter, the Contributors who made such false representations and/or any other Contributor shall have the right to correct such falsity within twenty (20) Business Days of its receipt of such notice or, at its option, indemnify the Partnership for any loss, cost, or expense incurred in connection with such falsity; provided, however, that in the event the Contributor who made such false representation and/or any other Contributor shall be unable or unwilling to cure such falsity or provide such indemnification, the Contributor who made such false representations and/or any other Contributor may, upon written notice to the Partnership, elect to reduce the Consideration due to such Contributors with respect to such Closing by an amount equal to potential Loss, as reasonably determined by both the Partnership and such Contributor. If one or more Contributors do not elect to reduce the Consideration or provide such indemnification as aforesaid, the Partnership shall have the right to terminate this Agreement with respect to all Properties for which a Closing shall not yet have occurred.

         The representations set forth in Section 23.01, Section 23.02 and
Section 23.03 shall survive the applicable Closing for twelve (12) months and the balance of the representations set forth in this Section 23 shall survive the applicable Closing until the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive); provided, however, that to the extent that any claim for indemnification is made under this Agreement prior to the expiration of the survival period relating to such representation and warranty, such survival period will be extended as it relates to such related claims until the related claim for indemnification has been satisfied or otherwise resolved as provided in Section 35.

                         SECTION 24: FURTHER ASSURANCES

         Section 24.01. The Partnership, the REIT and the Contributors each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This paragraph shall survive the Closing Date.

                            SECTION 25: MISCELLANEOUS

         Section 25.01. In connection with the transfer of the equity interests in the Existing Owners to the Partnership pursuant to this Agreement, the Partnership agrees to pay the fees and disbursements of the title company for searches, surveys, title reports and title insurance and recording fees.

         Section 25.02. Subject to Section 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Contributors, the Partnership and the REIT and their respective successors and assigns.

         Section 25.03. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         Section 25.04. The headings of the several Sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

         Section 25.05. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision of this Agreement.

         Section 25.06. This Agreement contains the entire agreement between the Contributors, the REIT and the Partnership, and any and all prior understandings and dealings heretofore had are merged herein and any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement hereafter made is in writing and signed by each of the Contributors, the REIT and the Partnership.

         Section 25.07. Neither the Partnership nor the REIT shall have the right to record this Agreement or a memorandum hereof. If the Partnership or the REIT shall so record this Agreement or a memorandum, the Partnership and the REIT shall be in default of the terms and conditions of this Agreement.

         Section 25.08. This Agreement may be executed in counterparts. The signatures of the parties who sign different counterparts of this Agreement or any of the instruments executed to effectuate the purposes of this Agreement shall have the same effect as if those parties had signed the same counterparts of this Agreement or of any such instrument.

         Section 25.09. The Contributors shall use good faith efforts to obtain non-disturbance agreements from the Tenants set forth on SCHEDULE 11 attached hereto, provided, however that the receipt of such non-disturbance agreements shall not be a condition precedent to any Closing.

         Section 25.10. The terms and provisions of this Agreement shall survive the respective Closing Dates, unless otherwise noted herein.

         Section 25.11. For purposes of this Agreement, to the best of any RMOP Contributor's or ROP's knowledge shall be deemed to include the knowledge of the applicable Existing Owners.

                            SECTION 26: ESCROW AGENT

         Section 26.01. The Contributors and the Partnership hereby designate the Escrow Agent as the Person to receive and hold the Downpayment Amount or the Letter of Credit, as applicable, delivered herewith by the Partnership in accordance with Section 3 hereof, and Escrow Agent agrees to act as such Escrow Agent subject to the provisions of this Section 26.

         Section 26.02. Any Downpayment Amount remitted to Escrow Agent shall be deposited in an interest bearing money market account at any federally insured banking institution. All interest on the Downpayment Amount or the remaining portion thereof shall constitute part of the Downpayment Amount.

         Section 26.03. On receipt by Escrow Agent of a statement executed by the Contributors and the Partnership that the Stage III Closing has occurred, the Escrow Agent shall promptly deliver any Letter of Credit or the Downpayment Amount plus any interest earned thereon, as applicable, to the Partnership.

         Section 26.04. On receipt by Escrow Agent of a statement executed by the Partnership prior to, on or after the Stage III Closing Date stating that the Closing of the transfer of the Contributors' interests in each of the Existing Owners has not occurred because of a default by any Contributor under this Agreement or because of any Contributor's inability to convey its interest in an Existing Owner in accordance with the provisions of this Agreement or because any contingency contained in this Agreement has not been satisfied or waived, Escrow Agent shall, within ten (10) Business Days, deliver a copy of said statement to the Contributors and return such Downpayment Amount plus any interest earned thereon or Letter of Credit, as applicable, to the Partnership on the tenth (10th) Business Day after receipt by the Contributors of said statement unless Escrow Agent, prior to such return, receives from the Contributors a statement contesting the accuracy of the Partnership's statement and demanding retention of said Downpayment Amount or Letter of Credit, as applicable, by Escrow Agent.

         Section 26.05. On receipt by Escrow Agent of a statement executed by the Contributors prior to, on or after the Stage III Closing Date that the Closing of the transfer of the Contributors' interests in each of the Existing Owners has not occurred because of a default by the Partnership under this Agreement, Escrow Agent shall within ten (10) Business Days deliver said statement to the Partnership and deliver any Downpayment Amount plus any interest earned thereon or Letter of Credit, as applicable, to the Contributors on the tenth (10th) Business Day after receipt by the Partnership of such statement, unless Escrow Agent, prior to such delivery, receives from the Partnership a statement contesting the accuracy of the Contributors' statement and demanding retention of said Downpayment Amount or Letter of Credit by Escrow Agent.

         Section 26.06. On receipt by Escrow Agent of a statement from the Contributors or the Partnership, as the case may be, under subparagraph 26.04 or
26.05 above, Escrow Agent shall retain the Downpayment Amount plus any interest earned thereon or Letter of Credit, as applicable, and thereafter deliver the same to either the Contributors or the Partnership as the Contributors or the Partnership may direct by a statement executed by them both, provided if there is any dispute with respect to the Downpayment Amount or Letter of Credit, as applicable, Escrow Agent may immediately and with notice to the Contributing Party and the Partnership, surrender said Downpayment Amount or Letter of Credit, as applicable, to a court of competent jurisdiction for such disposition as may be directed by such court.

         Section 26.07. Upon delivery of the Downpayment Amount or Letter of Credit, as applicable to either the Partnership, the Contributors or a court of competent jurisdiction under and pursuant to the provisions of this Section, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Downpayment Amount or Letter of Credit, as applicable, and any and all of its obligations arising therefrom.

         Section 26.08. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for anything which it may in good faith do or refrain from doing in connection herewith or for any negligence other than its bad faith, willful misconduct or gross negligence, nor shall the Escrow Agent be answerable for the default or misconduct of its agents, attorneys or employees if they be selected with reasonable care. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper party or parties and will incur no liability in so acting.

         Section 26.09. The Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

         Section 26.10. Notwithstanding anything contained herein to the contrary, in the event (i) the Stage III Closing shall not have occurred and the Partnership shall not provide a replacement Letter of Credit prior to the date which is thirty (30) days prior to the expiration date of the existing Letter of Credit or (ii) the Escrow Agent shall receive a statement from one or more of the Contributors or the Partnership, as the case may be, under Subparagraph
26.04 or 26.05 above and a replacement Letter of Credit is not provided to the Contributor prior to the date which is thirty (30) days prior to the expiration date of the existing Letter of Credit, the Escrow Agent shall draw on the Letter of Credit and hold all funds received in the manner set forth with respect to Downpayment Amount.

                             SECTION 27: ACCOUNTANTS

         Section 27.01. For the period continuing through the first anniversary of the applicable Closing Date, the applicable Contributors shall, from time to time, upon reasonable advance written notice from the Partnership, provide to the Partnership and its representatives, access to all financial and other information pertaining to the period of Contributor's direct or indirect ownership of the applicable Properties, which information is relevant and reasonably necessary, in the opinion of the Partnership's outside, third party accountants (the "ACCOUNTANTS") to enable the Partnership and the Accountants to prepare financial statements in compliance with any and all of (a) Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, as applicable to the Partnership; (b) any other rule issued by the Securities and Exchange Commission and applicable to the Partnership; and (c) any registration statement, report or disclosure statement filed with the Securities and Exchange Commission by, or on behalf of the Partnership; and (ii) a representation letter, in form specified by, or otherwise satisfactory to, the Accountants, signed by the individuals responsible for such Contributor's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning the Contributor's financial statements.

                     SECTION 28: CONFIDENTIALITY/PUBLICATION

         Section 28.01. Except as may be required by law or as may be necessary to effectuate the contemplated transaction or except as set forth below, each of the Contributors, the REIT and the Partnership, individually and on behalf of their representatives, agree that they and their respective representatives shall hold both the terms and conditions of this Agreement and its existence as confidential information and will not disclose such terms, conditions or existence or the fact that the negotiations are taking place, to any third party without the other's consent; provided, however, that the parties hereto may share such information with their advisors and prospective lenders or investors (it being understood that any such party shall send an advance copy of any announcement to the other parties) and that ROP may share any such information with Matrix. This Section shall constitute a binding and enforceable agreement under applicable law.

                                SECTION 29: ISRA

         Section 29.01. The Contributors shall be responsible, with respect to the Property located in the State of New Jersey, for compliance with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq. ("ISRA"). The Contributors shall use commercially reasonable efforts to obtain, as appropriate, from the New Jersey Department of Environmental Protection ("NJDEP"): (i) a Letter of Nonapplicability ("LNA"); (ii) an approval of a Negative Declaration ("NEGATIVE DECLARATION APPROVAL"); (iii) a no further action letter; (iv) an approval of a de minimus quantity exemption application;
(v) an approval of a remediation agreement; or (vi) a Remediation in Progress Waiver ("REMEDIATION IN PROGRESS WAIVER," and together with LNA, Negative Declaration Approval and the items set forth in (iii), (iv) and (v), "EVIDENCE OF ISRA COMPLIANCE"), in all cases, dated not earlier than ninety (90) days before the date of the applicable Closing. The Contributors shall provide the Partnership copies of all filings and submissions made pursuant to ISRA, concurrently with the delivery of such filings or submissions to NJDEP and shall also provide the Partnership with copies of all correspondence and responses received from NJDEP promptly after receipt thereof.

         Section 29.02. In the event the RMOP Contributors shall be unable to obtain Evidence of ISRA Compliance with respect to any Stage I Property (such failure being referred to herein as a "STAGE I ISRA DEFECT"), then the Stage I Closing Date shall be postponed (for a period not to exceed ninety (90) days) until such time as a Stage I ISRA Defect no longer exists. Thereafter, in the event the RMOP Contributors shall obtain Evidence of ISRA Compliance with respect to each of the Stage I Properties, such that a Stage I ISRA Defect shall no longer exist, prior to the termination of such ninety (90) day period, the Partnership, the REIT, and the RMOP Contributors shall proceed with the Stage I Closing. In the event the RMOP Contributors shall be unable to obtain Evidence of ISRA Compliance with respect to each of the Stage I Properties such that a Stage I ISRA Defect shall no longer exist, prior to the termination of such ninety (90) day period, the Partnership and the RMOP Contributors shall have the right to terminate this Agreement, whereupon, no party shall have any further obligations hereunder.

         Section 29.03. In the event the RMOP Contributors (other than RMIIGP) or ROP, as applicable, shall be unable to obtain Evidence of ISRA Compliance with respect to one or more of the Stage II or Stage III Properties prior to April 30, 2000, then the applicable Contributors for those Properties for which Evidence of ISRA Compliance shall have been obtained shall proceed with the applicable Closing without a transfer of the membership interest in the applicable Existing Owner for whose Property Evidence of ISRA Compliance shall not have been obtained, with an appropriate adjustment in the applicable Consideration. Thereafter, in the event Evidence of ISRA Compliance with respect to any such Property is obtained within ninety (90) days after the occurrence of the final Stage II Closing or the Stage III Closing, as applicable, the applicable Contributors shall contribute and transfer to the Partnership, and in consideration of such contribution, the Partnership shall accept from such Contributors, subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, all of the membership interests in the applicable Existing Owner, and the Partnership shall deliver or cause the applicable portion of the Consideration to be delivered to such Contributors. In the event the applicable Contributors shall be unable to obtain Evidence of ISRA Compliance within ninety (90) days after the occurrence of the applicable Closing, each of the Partnership and the applicable Contributors shall have the right to terminate this Agreement with respect to such Property for which Evidence of ISRA Compliance shall not have been obtained, whereupon, neither such party shall have any further rights hereunder with respect to such Property only.

         Section 29.04. (a) At each Closing, for each Property which is the subject of such Closing and for which a Remediation in Progress Waiver has been obtained or a remediation agreement with NJDEP has been entered into, the applicable Contributors shall use commercially reasonable efforts to deliver to the Partnership:

                     (i) true, correct and complete copies of all documents, reports and correspondence in the possession of such Contributors relating to (x) indemnification obligations by or in favor of any Contributor with respect to the environmental condition of such Property and (y) remediation activities conducted at such Properties, including, without limitation, copies of all submittals delivered to NJDEP; and

                     (ii)from each Person obligated to provide indemnification or perform remediation activities in favor of any Contributor or Existing Owner with respect to the environmental condition of such Property, such Person's acknowledgment and certification that the agreements by which such Person provides indemnification or performs remediation activities shall remain in full force and effect and shall run in favor of and be enforceable by the Partnership following its acquisition of the applicable Contributed Interests.

         (b) The Partnership and the REIT acknowledge that the receipt of the materials set forth in sub-section (a) above, shall not be a condition precedent to any Closing.

         Section 29.05. The parties acknowledge that the 22 Madison Property is subject to a remediation agreement (the "22 MADISON REMEDIATION AGREEMENT") between RMOP and NJDEP. During the Contract Period, the Partnership and the REIT agree to execute (i) an application for an amendment to the 22 Madison Remediation Agreement providing for (x) the Partnership's assumption of the responsibility of conducting and/or continuing the environmental investigation and, if necessary, the cleanup of the 22 Madison Property and (y) the release of RMOP from its obligations under the 22 Madison Remediation Agreement and (ii) any other documents as may be required by NJDEP with respect to the Madison Property. In the event NJDEP shall permit the amendment set forth in clause (i) above, then at the Stage I Closing, the Partnership shall (1) execute an amendment to the 22 Madison Remediation Agreement with respect to the same and
(2) post a remediation funding source in an amount required by NJDEP at the Stage I Closing.

                          SECTION 30: SALE OF PROPERTY

         Section 30.01. (a) Without the prior written consent of each of ROP and the Morris Contributors, the Partnership shall not sell (voluntarily or involuntarily), exchange or otherwise dispose of all or any portion of any Property set forth in SCHEDULE 12.1 hereto until the earlier to occur of (i) the date the Contributors with respect to such Property shall have disposed of or converted in excess of 75% of the Units they shall have received as part of the Consideration with respect to such Property and (ii) the five (5) year anniversary of the Stage I Closing Date (with respect to Nixon Park, the Stage II Closing Date), in a transaction which results in the recognition of taxable gain to the Partnership and the allocation of any portion of such taxable gain in excess of the corresponding amount of "book" gain under Section 704(c) of the Code (the "SECTION 704(C) GAIN") to one or more of such Contributors.

         (b) Without the prior written consent of ROP, the Partnership shall not sell (voluntarily or involuntarily), exchange or otherwise dispose of all or any portion of any Property set forth in SCHEDULE 12.2 hereto until the earlier to occur of (i) the date ROP shall have disposed of or converted in excess of 75% of the Units it shall have received as part of the Consideration with respect to such Property and (ii) the five (5) year anniversary of the Stage III Closing Date, in a transaction which results in the recognition of taxable gain to the Partnership and the allocation of Section 704(c) Gain to ROP.

         (c) (i) Without the prior written consent of the Morris Contributors, the Partnership shall not sell (voluntarily or involuntarily), exchange or otherwise dispose of all or any portion of any Property set forth in SCHEDULE 13 hereto until the earlier to occur of (x) the date the Morris Contributors shall have disposed of or converted in excess of 75% of the Units they shall have received as part of the Consideration with respect to such Property and (y) the eight (8) year anniversary of the Stage I Closing Date, in a transaction which results in the recognition of taxable gain to the Partnership and the allocation of Section 704(c) Gain to one or more of the Morris Contributors.

         (ii) The Partnership hereby agrees that if, at any time during the three (3) year period immediately following the eight (8) year period described in clause (i) above, the Partnership desires to sell any of the Properties described in SCHEDULE 13 attached hereto, the Partnership shall use commercially reasonable efforts in cooperation with the Morris Contributors to do so by way of a tax-free exchange (including, without limitation, an exchange pursuant to Section 1031 of the Code) or other manner that defers or reduces the recognition of Section 704(c) Gain; provided, however, that the Partnership shall not be obligated to use such commercially reasonable efforts in connection with (x) a sale of all or substantially all of its portfolio of industrial properties located within the State of New Jersey as a unit or (y) sales resulting from a decision by the REIT to dispose of the Partnership's assets to raise capital.

         (iii) Within thirty (30) Business Days after the sale, exchange or other disposition of any Property in violation of the restrictions set forth in
Section 30.01, the Partnership shall notify each Morris Contributor in writing of such disposition and of the approximate sales price or other amount realized by the Partnership for federal income tax purposes in connection therewith. Within thirty (30) Business Days after its receipt of such notice, each Morris Contributor shall notify the Partnership in writing if it elects to receive the Indemnity Remedy and Loan Remedy or, alternatively, the Modified Loan Remedy under Section 30.02 with respect to such disposition. Failure by a Morris Contributor to make such an election shall be deemed to be an election by such Morris Contributor to receive the Indemnity Remedy and Loan Remedy with respect to such disposition.

         Section 30.02. Nothing contained in Section 30.01 shall prohibit the Partnership from selling, exchanging (including, without limitation, an exchange pursuant to Section 1031 or 1033 of the Code) or otherwise disposing of any Property in violation of the restrictions set forth therein, in which case the Partnership shall deliver to each Contributor, by April 1 of the year following the year in which such violation occurs, either (A) its respective Indemnity Remedy and Loan Remedy or (B) in the case of each Morris Contributor which has elected under Section 30.01(c)(iii) to receive the Modified Loan Remedy with respect to such disposition, its respective Modified Loan Remedy. The "INDEMNITY REMEDY" shall mean, for any Contributor with respect to a Property disposed of, a payment of (i)(x) an amount equal to the Indemnity Percentage multiplied by any federal and state income tax liability suffered by it with respect to any
Section 704(c) Gain allocated to it with respect to such disposition (the "TAX LIABILITY") plus (y) an additional amount such that after payment by the affected Contributor of all taxes on amounts received under the Indemnity Remedy, the affected Contributor retains an amount equal to the Indemnity Percentage multiplied by the Tax Liability or (ii) if less, in the case of ROP, the Maximum ROP Payment. The "INDEMNITY PERCENTAGE" shall be 100% for dispositions that occur prior to the one (1) year anniversary of the Closing Date with respect to such Property and shall decline in equal annual increments for dispositions that occur after each successive anniversary of such Closing Date. Such increments shall be twenty (20) percentage points with respect to any Property set forth in Schedule 12.1 or Schedule 12.2 hereto and shall be twelve-and-one-half (12.5) percentage points with respect to any Property set forth in Schedule 13 hereto. The "LOAN REMEDY" shall be an interest-free loan in the amount by which the Tax Liability exceeds the amount described in clause
(i)(x) of the definition of the Indemnity Remedy. The "MODIFIED LOAN REMEDY" shall be, for any Morris Contributor with respect to a Property disposed of, an interest-free loan in the amount equal to the federal and state income tax liability suffered by such Morris Contributor with respect to any Section 704(c) Gain allocated to it with respect to such disposition. Any loan made pursuant to the Loan Remedy or the Modified Loan Remedy shall be repayable in full by the relevant Contributor on April 15 of the year following the year in which the five (5) year or eight (8) year anniversary of the Closing Date applicable under
Section 30.01 with respect to the Property disposed of occurs. If the amount of
Section 704(c) Gain actually allocated to the Contributor shall differ from the amount projected on April 1 of the year following the year in which the violation of the restriction set forth in Section 30.01 occurs, the amount paid under the Indemnity Remedy and the amount loaned under the Loan Remedy or Modified Loan Remedy shall thereupon be correspondingly adjusted by means of an additional payment and loan or a partial refund and repayment of loan, as the case may be. The "MAXIMUM ROP PAYMENT" shall mean the amount that can be paid to ROP without causing RA to fail to meet the requirements of Sections 856(c)(2) or
(3) of the Code determined as if such amount would constitute income not described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code, as determined by independent accountants of RA.

         For purposes of the foregoing:

         (a) Except as provided in paragraph (d) below, the federal income tax liability suffered by ROP with respect to any Section 704(c) Gain allocated to it shall be the sum of the RA Tax Liability and the LP Tax Liability. The "RA TAX LIABILITY" shall be the amount of such Section 704(c) Gain allocable by ROP to RA (the "RA SHARE") multiplied by the highest marginal rate of tax applicable to corporations for federal income tax purposes, with respect to the character of such Section 704(c) Gain, for the taxable year in which such Section 704(c) Gain is recognized (the "GAIN YEAR"). The "LP TAX LIABILITY" shall be (i) the excess of the amount of such Section 704(c) Gain allocated to ROP over the RA Share multiplied by (ii) the highest marginal rate of tax applicable to individuals for federal income tax purposes, with respect to the character of such Section 704(c) Gain, for the Gain Year. The foregoing principles shall also apply in determining the federal income tax liability suffered by ROP with respect to any amount paid under the Indemnity Remedy (an "INDEMNITY PAYMENT").

         (b) The federal income tax liability suffered by a Morris Contributor with respect to any Section 704(c) Gain allocated to it shall be the amount of such Section 704(c) Gain multiplied by the highest marginal rate of tax applicable to individuals for federal income tax purposes, with respect to the character of such Section 704(c) Gain, for the Gain Year. The foregoing principles shall also apply in determining the federal income tax liability suffered by a Morris Contributor with respect to any Indemnity Payment paid to it.

         (c) The state income tax liability suffered by ROP or by a Morris Contributor with respect to any Section 704(c) Gain allocated to it or any Indemnity Payment paid to it shall be calculated based on the principles applicable to the calculation of federal income tax liability set forth in paragraphs (a) and (b) above, as applicable, provided that (i) the highest marginal rate of tax applicable to corporations for New Jersey corporation business tax purposes (for New York corporation franchise tax purposes in the case of the Mt. Ebo Property) shall be used in calculating the RA Tax Liability,
(ii) the highest marginal rate of tax applicable to individuals for New Jersey gross income tax purposes shall be used in calculating the LP Tax Liability (for New York personal income tax purposes in the case of the Mt. Ebo Property) and in calculating the income tax liability suffered by the Morris Contributors and
(iii) so as to take into account the deductibility of state income taxes for federal income tax purposes, the rates described in clauses (i) and (ii) above, as applicable, shall be multiplied by the excess of one over the rate applicable under paragraph (a) or (b) for federal income tax purposes.

         (d) Notwithstanding the provisions of paragraph (a) above, to the extent that federal income tax is imposed on the RA Share as a result of the disposition in violation of the restrictions set forth in Section 30.01 of a Property under significant construction on the Stage I Closing Date on the basis that such Property was property described in Section 1221(1) of the Code, the Partnership shall, in lieu of providing to ROP the Indemnity Remedy and the Loan Remedy with respect to the RA Share, pay to ROP (i)(x) an amount equal to the RA Share plus (y) an additional amount such that after payment by RA of all taxes on amounts received under this paragraph (d) (such taxes calculated on the basis that the federal income tax rate applicable to amounts received under this paragraph (d) shall be the highest marginal rate of tax applicable to corporations for federal income tax purposes for the taxable year in which such amounts are received and on the basis that all amounts paid to ROP under this paragraph (d) will be distributable to RA and cause corresponding allocations to
RA), RA retains an amount equal to the RA Share or (ii) if less, the Maximum ROP Payment.

         (e) In the event that a loan shall be made to any Morris Contributor as a Modified Loan Remedy with respect to the disposition of a Property, if such Morris Contributor shall die prior to the five (5) year or eight (8) year anniversary date applicable with respect to such Property under paragraph (a) or
(c) above, such loan shall thereupon be discharged without any payment and the Partnership shall pay to the estate of such Morris Contributor on April 1 of the year following the year in which such death occurs (i) the amount of any federal and state income taxes suffered by such Morris Contributor or estate with respect to such discharge of the loan plus (ii) an additional amount such that after payment by such estate of all taxes on amounts received under this paragraph (e) such estate retains an amount equal to the amount received under clause (i) hereof. The federal and state tax liability suffered by a Morris Contributor or estate with respect to discharge of a loan or amounts paid under this paragraph (e) shall be determined in accordance with the principles of paragraphs (b) and (c) above.

         (f) In the event that ROP is not able to receive the full amount of any Indemnity Remedy payment or any amount otherwise payable to ROP under paragraph
(d) above in any taxable year as a consequence of the Maximum ROP Payment limitation, the Partnership shall immediately place the unpaid amount in escrow by wire transfer and shall release any portion thereof to ROP upon and only upon the Partnership's receipt of a letter from independent accountants of RA indicating the maximum amount that can be paid at that time to ROP without causing RA to fail to meet the requirements of Sections 856(c)(2) or (3) of the Code. The obligation of the Partnership to pay any unpaid portion of an Indemnity Remedy payment or amount otherwise payable to ROP under paragraph (d) above shall terminate five (5) years from the date of this Agreement and any amounts remaining in escrow at such time shall be released to the Partnership.

         Section 30.03. For all purposes of this Section 30, if the tax basis of any property (the "substitute property") received by the Partnership in exchange for any Property set forth on SCHEDULE 12.1, SCHEDULE 12.2 or SCHEDULE 13 shall be determined, in whole or in part, by reference to the tax basis of the Partnership in such Property, the substitute property shall be treated as such Property.

                        SECTION 31: BOARD REPRESENTATION

         Section 31.01. The REIT shall appoint Joseph D. Morris and the President of RA (the "ROP DESIGNEE" and together with Joseph D. Morris, the "BOARD DESIGNEES") to the Board of Directors of the REIT (the "BOARD OF ARE") on the Stage I Closing Date, to serve until the next annual meeting of the REIT's stockholders. At such annual meeting, the REIT hereby agrees that it shall nominate Joseph D. Morris to serve as a Class I director of the REIT (i.e., with an initial term of 1 year) and the ROP Designee to serve as a Class II director of the REIT (i.e., with an initial term of 2 years); provided, however, that in no event shall Joseph D. Morris' term as a Class I Director expire prior to the REIT's 2001 Annual Meeting of Shareholders and in no event shall the ROP Designee's term as a Class II director expire prior to the REIT's 2002 Annual Meeting of Shareholders.

                              SECTION 32: ESTOPPELS

         Section 32.01. On or before the Stage I Closing, the RMOP Contributors shall use good faith efforts to cause RMOP to obtain and deliver to the Partnership, tenant estoppels (x) from each Major Tenant related to such stage and (y) with respect to Leases aggregating 75% or more of the leased square footage of the Properties owned by RMOP (including such Major Tenants); provided, however, that in the event RMOP shall be unable to obtain the tenant estoppels set forth in (x) and (y) above, the RMOP Contributors may, at their option, provide one or more landlord estoppels consistent with the form of EXHIBIT M hereto (each a "LANDLORD ESTOPPEL") such that the requirements set forth above are satisfied for up to 20% of the related square footage under either of (x) or (y) above; it being expressly understood that the tenant estoppel relating to the 200 Industrial Avenue Property may come only from the Tenant currently located therein.

         Section 32.02. On or before each Stage II Closing, the RMOP Contributors (other than RMIIGP) shall use good faith efforts to cause the RMOP Subs to obtain and deliver to the Partnership, tenant estoppels (x) from each Major Tenant related to such stage and (y) which, together with any tenant estoppels obtained in connection with the Stage I Closing, relate to 75% of leased square footage of all of the Properties owned by both RMOP and the RMOP Subs (including any Major Tenants in Properties sold/contributed in Stage I and Stage II); provided, however, that in the event the RMOP Subs shall be unable to obtain the tenant estoppels set forth in (x) and (y) above, the RMOP Contributors may, at their option, provide one or more Landlord Estoppels such that the requirements set forth above are satisfied for up to 40% of the related square footage under either of (x) or (y) above.

         Section 32.03. In the event the Partnership shall, after a respective Closing, receive a tenant estoppel in form reasonably satisfactory to the Partnership relating to any Lease in a Stage I Property or a Stage II Property with respect to which the Partnership shall have previously received a Landlord Estoppel, such Landlord Estoppel shall be null and void and of no further effect to the extent such tenant estoppel confirms the information contained in the applicable Landlord Estoppel in all material respects. In the event the Partnership shall receive one or more tenant estoppels in form reasonably satisfactory to the Partnership relating to Leases in Stage I Properties or Stage II Properties with respect to which the Partnership shall have not previously received a Landlord Estoppels, the Partnership shall return one or more Landlord Estoppels (designated by the RMOP Contributors) to the RMOP Contributors relating to one or more Leases with a square footage which, in the aggregate, shall not exceed that of the Lease(s) to which such Landlord Estoppel(s) relate.

         Section 32.04. On or before the Stage III Closing, ROP shall use good faith efforts to cause the ROP Subs to obtain and deliver to the Partnership tenant estoppels from each Major Tenant related to such stage; provided, however, that in the event the ROP Subs shall be unable to obtain such tenant estoppels, ROP may, at its option, provide one or more Landlord Estoppels such that the requirements set forth above are satisfied for up to 60% of the related square footage. In the event the Partnership shall receive a tenant estoppel in form reasonably satisfactory to the Partnership relating to any Lease in a Stage III Property with respect to which the Partnership shall have previously received a Landlord Estoppel, such Landlord Estoppel shall be null and void and of no further effect to the extent such tenant estoppel confirms the information contained in the applicable Landlord Estoppel in all material respects.

         Section 32.05. The parties agree that the form of tenant estoppel shall be consistent with the form set forth in EXHIBIT M attached hereto. All tenant estoppels and non-disturbance agreements shall be delivered to the Partnership promptly following receipt thereof by any Contributor or Existing Owner.

         Section 32.06. It is expressly understood that the Contributors' liability with respect to any Landlord Estoppel delivered pursuant to this Section shall be limited to Losses incurred by the Partnership as a result of any inaccuracy contained in such Landlord Estoppel, which, together with any Losses suffered as a result of inaccuracies contained in other Landlord Estoppels, exceeds $3,000,000, in the aggregate.

      SECTION 33: RIGHT TO RECEIVE CASH IN ABSENCE OF SHAREHOLDER APPROVAL

         Section 33.01. It is understood that the Preferred Stock and Units may not be converted into REIT Common Stock that in the aggregate, together with any shares of REIT Common Stock issued at any Closing, represents more than 19.9% of the total number of shares of REIT Common Stock that are issued and outstanding on the Stage I Closing Date until and unless the requisite approval from the REIT's shareholders (the "19.9% SHAREHOLDER APPROVAL") is obtained prior to such conversion. The REIT agrees that it will use its commercially reasonable efforts
(i) to obtain such 19.9% Shareholder Approval, (ii) to obtain, subject to the delivery and continued accuracy of the Morris Representation Letter, such approvals of the Board of ARE, the Board of Trustees of Keystone Property Trust and the shareholders of the REIT as may be necessary to provide the exception to the Morris Excepted Holders from the ownership limits set forth in the Charter, as set forth in the Morris Waiver of Ownership Limits Letter, which shall be delivered by the REIT to the Morris Excepted Holders after such approvals as set forth in this clause (ii) have been obtained (such necessary approvals referred to herein as the "Morris Excepted Holder Approval," and together with the 19.9% Shareholder Approval, the "Requisite Approvals"),and (iii) to present the matters requiring the 19.9% Shareholder Approval and the matters requiring the Morris Excepted Holder Approval, if necessary, with management's endorsement, to the REIT's stockholders at the next annual or special meeting of stockholders following the date hereof, and to present such matters at each subsequent meeting for at least three (3) years from the Stage I Closing Date, if the necessary 19.9% Shareholder Approval or Morris Excepted Holder Approval is not obtained.

         Section 33.02. If the Requisite Approvals referred to in Section 33.01 hereof are not obtained within two (2) years of the applicable Closing Date with respect to any Units issued pursuant to this Agreement (it being expressly understood that if ROP or RMIT receives Units at the Stage II Closing or the Stage III Closing and redeems any Preferred Stock pursuant to the rights granted in Section 3.01(g) hereof, such two (2) year period shall be reduced by the period of time ROP or RMIT, as the case may be, held such Preferred Stock but in no event less than one (1) year from the date of issuance of the Preferred Stock), each holder of such Units shall be entitled, at its election, to receive cash, in lieu of REIT Common Stock, within ten (10) days of such election in respect of any Units that may not be converted by reason of the REIT's failure to obtain the Requisite Approvals, in an amount equal to the value of the REIT Common Stock that such securities are convertible into (based upon the closing price of the REIT Common Stock on the primary market on which it is traded on the date prior to such election), provided, however, that in no event shall such cash amount be less than the liquidation preference, plus any accumulated and unpaid dividends, of the Units being converted and provided further that, in addition to such cash payment, each holder of such Unit so electing shall be entitled to all rights of a holder of Units, notwithstanding such election, including the right to receive dividends in an amount equal to the amount of distributions accruing on Units between the date of such election and the date on which the cash payment is paid in full.

         Section 33.03. If the Requisite Approvals referred to in Section 33.01 hereof are not obtained within one (1) year of the applicable Closing Date with respect to any Preferred Stock issued pursuant to this Agreement, each holder of such Preferred Stock shall be entitled, at its election, to receive cash, in lieu of REIT Common Stock, within 10 days of such Person's election, in respect of any Preferred Stock that may not be converted, in an amount equal to the value of the REIT Common Stock that such securities are convertible into (based upon the closing price of the REIT Common Stock on the primary market on which it is traded on the date prior to such election), provided, however, that in no event shall such cash amount be less than the liquidation preference, plus any accumulated and unpaid dividends, of the Preferred Stock being converted and provided further that, in addition to such cash payment, each holder of such Preferred Stock so electing shall be entitled to all rights of a holder of Preferred Stock, notwithstanding such election, including the right to receive dividends in an amount equal to the amount of distributions accruing on Preferred Stock between the date of such election and the date on which the cash payment is paid in full.

         Section 33.04. The REIT and the Partnership agree that if the REIT fails to (i) file a proxy statement with the SEC within three (3) months of the Stage I Closing Date with respect to a meeting of stockholders seeking the Requisite Approvals (an "APPROVAL PROXY") and (ii) hold such meeting within two hundred twenty five (225) days of the Stage I Closing Date, the dividend rate with respect to Preferred Stock and Units shall be increased by 125 basis points on an annual basis until such meeting is held. The REIT and the Partnership further agree that if the REIT fails to (i) file an Approval Proxy with the SEC within six months of the Stage I Closing Date and (ii) hold such meeting within one (1) year of the Stage I Closing Date, each holder of Units and Preferred Stock shall be entitled, at its election, to redeem any Units and/or Preferred Stock issued pursuant to the terms of this Agreement in excess of 19.9% of the total number of shares of REIT Common Stock that are issued and outstanding on the Stage I Closing Date for cash in an amount equal to the value of the REIT Common Stock that such securities are convertible into (based upon the closing market price of the REIT Common Stock on the primary market on which it is traded on the date prior to their redemption), provided, however, that in no event shall such cash amount be less than the liquidation preference, plus any accumulated and unpaid distributions and/or dividends, of the Units and/or Preferred Stock being redeemed and provided further that, in addition to such cash payment, each holder of such Units and/or Preferred Stock so electing shall be entitled to all rights of a holder of Units and/or Preferred Stock, notwithstanding such election, including the right to receive distributions and/or dividends in an amount equal to the amount of distributions and/or dividends accruing on Units and/or Preferred Stock between the date of such election and the date on which the cash payment is paid in full.

         Section 33.05. The provisions of Sections 33.02, 33.03 and 33.04 hereof shall only be effective until Requisite Approvals are obtained. Upon the receipt of the Requisite Approvals holders of Units shall have the conversion rights set forth in the Partnership Unit Designation for the Units.

                                SECTION 34: KRAFT

         Section 34.01. A portion of the Stage I Properties consist of the property commonly known as the "Kraft Property" (the "KRAFT PROPERTY" and the "DEVELOPMENT PROPERTY"). Notwithstanding anything herein to the contrary but subject to the provisions of this Section, the Development Properties will be contributed at the Stage I Closing to a newly-formed limited liability company (the "DEVELOPMENT LLC") in which the Partnership and one or more of the Morris Contributors (collectively, the "MORRIS ENTITY") will be members pursuant to an operating agreement which will be in the same basic form as the operating agreement attached as Exhibit G to the Industrial Property Investment and Exclusivity Agreement (the "FORM OF OPERATING AGREEMENT") except that such operating agreement shall be revised to provide as follows: (i) cash flow from the Development Properties shall be distributed during each calendar year (no less frequently than quarterly) in the following order of priority (to the extent available during such calendar year): (A) all capital contributions (as defined in the Form of Operating Agreement) will be repaid to the members who made such capital contributions, (B) all members who have made capital contributions will be paid a return at the rate of 10% per annum for such calendar year (calculated and compounded annually, to the extent of any deficiency from any prior calendar year) on the amount (such amount being herein called the "INVESTED PRINCIPAL CAPITAL") of their unreturned capital contributions plus the outstanding principal amount of any secured or unsecured indebtedness of the Development LLC to the extent the proceeds relating therefrom are used to pay costs associated with the Development Property or to reimburse the Members for costs associated with the Development Property); (C) in equal shares to the Partnership and to the Morris Entity until such time as the members who have made Capital Contributions shall have received a return at the rate of 11% per annum for such calendar year (calculated and compounded annually, to the extent of any deficiency from any prior calendar year) on the Invested Principal Capital; and (D) and thereafter cash flow for such calendar year shall be distributed 75% to the Morris Entity and 25% to the Partnership. For the purpose of applying the preceding sentence to distributions of cash proceeds from a sale or refinancing of the Development Property, "capital contributions" shall include the Morris Contributors' right to receive an amount equal to five percent (5%) of the Total Hard Costs (as defined in the Form of Operating Agreement). The Partnership and the Morris Contributors agree to use commercially reasonable efforts to agree upon the form of the Operating Agreement for the Development LLC prior to the Stage I Closing. The Morris Contributors shall have the right to elect to contribute up to 50% of Capital to the Development LLC. The Partnership will use best efforts (provided such financing is on customary market terms for similar credit and type of loans) to cause the Development LLC to finance the Kraft Property at a 70% loan to value ratio. During the Contract Period, the Board of ARE will consider whether it shall approve the acquisition of the Development Property. In the event the Board of ARE votes to approve the acquisition of the Development Property, the Development Property shall be contributed to the Development LLC as aforesaid. In the event the Board of ARE does not approve the proposal with respect to the Development Property by the Stage I Closing Date, then (i) the Development Property shall not be part of the Stage I Closing and the Stage I Consideration shall be decreased by the allocated value of the Development Property (it being acknowledged that RMIT shall have the right to determine which component(s) of the Stage I Consideration shall be decreased) and (ii) the Morris Contributors shall purchase such Development Property from RMOP immediately prior to the Stage I Closing Date at a purchase price equal to the allocated value of such Development Property (subject to the adjustments and prorations sections set forth above).

         Section 34.02. During the Contract Period, ROP shall have the right to have the office building located on the Givaudan property distributed to it pursuant to the agreement set forth on EXHIBIT X hereto.

                           SECTION 35: INDEMNIFICATION

         Section 35.01. Contributors jointly and severally agree to indemnify the REIT and the Partnership (collectively, "ARE") from and against (i) any Losses in excess of $20 million suffered, incurred or sustained by ARE resulting from, arising out of or relating to any breach of or inaccuracy in any representation or warranty set forth in Section 10 hereof, (ii) any Losses in excess of $3.5 million suffered, incurred or sustained by ARE resulting from, arising out of or relating to any breach of or inaccuracy of the warranty set forth in Section 10.18 (a) hereof, (iii) any Losses in excess of $2 million suffered, incurred or sustained by ARE resulting from, arising out of or relating to any breach of or inaccuracy of the warranty set forth in Section
10.18 (b) or (c) hereof and (iv) any Losses suffered, incurred or sustained by ARE resulting from, arising out of or relating to any breach of or inaccuracy in any representation or warranty set forth in Section 23 hereof.

         Section 35.02. The REIT and the Partnership jointly and severally agree to indemnify the Contributors from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of or inaccuracy in any representation or warranty contained in Section 12 of this Agreement.

         Section 35.03. If any Indemnified Party should have a claim under this
Section 35 against any Indemnifying Party, the Indemnified Party shall deliver an Indemnity Notice to the Indemnifying Party within ten (10) Business Days after it is discovered by the Indemnified Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this
Section 35 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Dispute Period, the Indemnified Party may pursue such claim in court.

         Section 35.04. Notwithstanding any provision in this Agreement to the contrary (including, without limitation, Section 4.02 hereof) ARE and the Contributors agree as follows:

                     (i) A Contributor's liability under the indemnification provisions set forth above shall be joint and several with all other Contributors making the same representation or warranty for which indemnification has been claimed; provided, however, that in no event shall a Contributor be liable for any representation or warranty not made by such Contributor.

                     (ii)No claims may be made under the indemnification provisions set forth above unless the Closing to which the misrepresentations have been made has already occurred.

                     (iii) If an Indemnified Party is aware of a breach or inaccuracy of the Indemnifying Party's representation or warranty at Closing, then the Indemnified Party may not thereafter bring a claim under this Section 35 against the Indemnifying Party with respect to such representation or warranty; provided, however, that if ARE is aware at Closing of a breach or inaccuracy of a representation or warranty of one or more Contributors, then the Losses relating to such breach or inaccuracy shall be credited to the $20 million (or $3.5 million or $2 million) threshold referred to in Section 35.01 hereof. For purposes of this Section 35.04(iii), ARE shall be deemed to be aware of a breach or inaccuracy of a representation or warranty only if such breach or inaccuracy is actually known by Jeffrey Kelter, Stephen Butte or Timothy Peterson.

                     (iv) No claim shall be made with respect to the representations and warranties after the expiration of the survival period applicable to such representations and warranties (which survival periods are set forth in Section 10, 12 and 23 of this Agreement); provided, however, that the foregoing limitation shall not apply to the extent any claim for indemnification is made under this Agreement prior to the expiration of the survival period relating to such representation and warranty in which case such survival period will be extended as it relates to such related claims until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Section 35.

         Section 35.05. No claim for damages relating from a breach or inaccuracy of a representation or warranty may be made except pursuant to the terms of this Section 35.

                              SECTION 36: COVENANTS

         Section 36.01. So long as ROP directly and through Affiliates shall own, in the aggregate, at least a Substantial ARE Position, the REIT covenants that it shall deliver to RA and RA's counsel, within ten (10) Business Days after the receipt by the REIT of any request by RA, a representation letter as to the REIT's status as a real estate investment trust under the Code substantially in the form of paragraph (i) of SCHEDULE 4.1 hereof (substituting for "1998" the most recently completed year), which representation letter shall provide that it relies, in part, upon an opinion as to the REIT's status as a real estate investment trust under the Code issued to the REIT, on or after its receipt of the request by RA, by Rogers & Wells LLP, or such other counsel of national reputation as shall be reasonably acceptable to RA's counsel, substantially in the form of paragraph (i) of SCHEDULE 4.1 (substituting for "1998" the most recently completed year), which opinion shall be attached to the representation letter, and which representation letter by its terms shall permit RA's counsel to rely on such representation letter for purposes of its issuing an opinion with respect to RA's status as a real estate investment trust under the Code. A "SUBSTANTIAL ARE POSITION" shall mean 8% or more of the outstanding voting securities of the REIT, provided that if the restriction on the ownership by a real estate investment trust of more than 10% of the voting securities of an issuer currently contained in Section 856(c)(4)(B) of the Code is changed to include a restriction on the ownership of a percentage of the value of an issuer, then a "SUBSTANTIAL ARE POSITION" shall mean 80% or more of such percentage of the value of the outstanding stock of the REIT, provided further that the only securities of the REIT which shall be taken into account for the purpose of determining a Substantial ARE Position shall be those securities issued to ROP or its Affiliates by the REIT at a Closing or those securities issued to ROP or its Affiliates by the REIT in connection with the conversion of Units or shares of Preferred Stock issued to ROP or its Affiliates by the REIT or the Partnership at a Closing . For this purpose, in the case of any stock of the REIT that is not publicly traded, value shall be as reasonably determined by RA, but shall in no event be greater than the greatest of (i) the value of the REIT Common Stock, if any, into which such stock is convertible, (ii) the liquidation preference, if any, of such stock, and (iii) the value of such stock as determined by an independent third party selected by RA and reasonably acceptable to the REIT. In addition, ROP directly or through Affiliates shall be considered to own a Substantial ARE Position if it actually owned a Substantial ARE Position (without regard to this sentence) at any time after the last time a representation letter was issued pursuant to this Section 36.01 (or, if no representation letter was ever issued pursuant to this Section 36.01, at any time after the Stage I Closing). If the REIT fails to deliver the representation letter required by this paragraph on the terms set forth herein, then ROP and its Affiliates shall have the right to redeem, for cash, the amount of REIT Common Stock and Preferred Stock held by ROP and its Affiliates necessary to decrease the holdings of ROP directly and through Affiliates to less than a Substantial ARE Position. Any such redemption with respect to REIT Common Stock shall be at a price equal to the average closing price on the AMEX (or such other exchange as the REIT Common Stock may then be traded upon, or if not then traded on an exchange, the average of the closing bid and ask prices in any over-the counter or similar market) during the 30-day period immediately preceding the day which is three (3) Business Days prior to the date such shares are presented for redemption. Any such redemption with respect to Preferred Stock shall be at a price equal to the greater of the value of the REIT Common Stock that such securities are convertible into and the liquidation preference, plus any accumulated and unpaid dividends of the securities being redeemed, with the value of REIT Common Stock being based upon the calculation set forth in the preceding sentence. The proceeds from any Equity redeemed pursuant to the terms hereof shall be payable within ten (10) Business Days from the date securities are presented for redemption.

         Section 36.02. The Partnership and the REIT covenant that the Partnership and the REIT shall use commercially reasonable efforts to be Year 2000 Compliant on or prior to December 1, 1999. On or before the Stage I Closing Date, the Partnership and the REIT will cause an officer of the REIT to submit a certificate to the Contributors that apprises the Contributors of the Partnership's and the REIT's efforts to satisfy this covenant and become Year 2000 Compliant.

         Section 36.03. The Partnership covenants that the Partnership shall use the "traditional method" of allocation, as described in section 1.704-3(b)(1) of the Treasury Regulations, with respect to the Properties.

         Section 36.04. The Partnership and the REIT shall cause Rogers & Wells LLP, or such other counsel of national reputation as shall be reasonably acceptable to RA, to deliver to RA within the first ten Business Days of any year immediately following a year in which ROP and its Affiliates owned at any time, in the aggregate, at least a Substantial ARE Position, an opinion as to the REIT's status as a real estate investment trust under the Code substantially in the form of paragraph (i) of SCHEDULE 4.1 (substituting for "1998" the most recently completed year). Such opinion shall be addressed to the REIT and shall provide that it is for the benefit of the REIT's shareholders. If such opinion shall not be delivered on the terms set forth herein, then ROP and its Affiliates shall have the right to redeem, for cash, at the prices described in
Section 36.01 hereof, the amount of REIT Common Stock and Preferred Stock held by ROP and its Affiliates necessary to decrease the holdings of ROP directly and through Affiliates to less than a Substantial ARE Position.

         Section 36.05. If the REIT shall revoke its election to qualify as a real estate investment trust under the Code or if the Board of ARE shall determine that the REIT shall revoke such election or that such election shall otherwise terminate, ROP and its Affiliates shall have the right to redeem, for cash, at the prices described in Section 36.01 hereof, all REIT Common Stock, Preferred Stock and Units held by them.

         Section 36.06. The REIT and the Partnership covenant that the Contributors shall receive the benefit of any change or supplement to the terms of the investment contemplated by Section 12(t) hereof (as set forth in Schedule 20 hereto) which is beneficial to the acquirer of such securities, with such terms to be reflected in the Articles Supplementary creating the Preferred Stock or in the Amendment to the Partnership Agreement creating the Units.

         Section 36.07. The REIT covenants that, other than any Excepted Holder Limit (as defined in the Charter) currently granted or to be granted pursuant to the transactions contemplated by this Agreement, and any changes in the ownership limit with respect to the Preferred Stock currently effective or to be adopted pursuant to the transactions contemplated by this Agreement, the REIT will not grant any future Excepted Holder Limit under the Charter or otherwise amend or adjust the ownership limit applicable to the REIT stockholders generally if, by reason of the grant of such Excepted Holder Limit or such amendment or adjustment and taking into account all other Excepted Holder Limits granted by the REIT, five (5) or fewer individuals (as defined in Code Section 542(a)(2), as modified by Code Section 856(h)) could actually and/or constructively hold more than 49.5% of the value of the outstanding REIT capital stock on a fully diluted basis.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  CONTRIBUTORS
                                  ------------

                                  RECKSON OPERATING PARTNERSHIP, L.P.

                                  By:  Reckson Associates Realty Corp.,
                                       its general partner



                                  By:  __________________________________
                                       Name:
                                       Title:

                                  RECKSON MORRIS INDUSTRIAL TRUST



                                  By:  __________________________________
                                       Name:
                                       Title:



                                  RECKSON MORRIS INDUSTRIAL INTERIM GP LLC



                                  By:  __________________________________
                                       Name:
                                       Title:



                                  ---------------------------------
                                           Joseph D. Morris


                                  --------------------------------
                                            Robert Morris

                                  --------------------------------
                                            Mark M. Bava


                                  _________________________________
                                            Ronald Schram


                                  THE DREW MORRIS TRUST


                                  By:  ____________________________
                                       Name:
                                       Title:

                                  THE JUSTIN MORRIS TRUST



                                  By:  ____________________________
                                       Name:
                                       Title:

                                  THE KEITH MORRIS TRUST



                                  By:  ____________________________
                                       Name:
                                       Title:



                                 JOSEPH D. MORRIS FAMILY LIMITED PARTNERSHIP



                                 By: ______________________________
                                     Name:
                                     Title:

                                 ROBERT MORRIS FAMILY LIMITED PARTNERSHIP



                                 By:  _____________________________
                                      Name:
                                      Title:




                                 PARTNERSHIP:
                                 -----------

                                 AMERICAN REAL ESTATE INVESTMENT, L.P.

                                 By:  American Real Estate Investment
                                      Corporation, its general partner


                                      By:  _________________________
                                           Name:
                                           Title:

                                 REIT
                                 ----


                                 AMERICAN REAL ESTATE INVESTMENT CORPORATION



                                 By:  ______________________________
                                      Name:
                                      Title



                                 ESCROW AGENT
                                 ------------


                                 COMMONWEALTH LAND TITLE INSURANCE COMPANY



                                 By:  _____________________________
                                      Name:
                                      Title: